PROSPECTUS SUPPLEMENT

(To Base Prospectus dated December 18, 2006)

$601,281,000
(Approximate)

SACO I Trust 2006-12
Issuing Entity
Mortgage-Backed Notes, Series 2006-12

EMC Mortgage Corporation
Sponsor
LaSalle Bank National Association
Master Servicer and Securities Administrator
Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of notes pursuant to this prospectus supplement and the base prospectus:

Consider carefully the risk factors beginning on page S-14 in this prospectus supplement and on page 6 in the base prospectus.

The notes represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, LaSalle Bank National Association, Citibank, N.A., Wilmington Trust Company, CIFG Assurance North America, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the base prospectus.

Class	Original Note Principal Balance	Note Interest Rate	Class	Original Note Principal Balance (6)	Note Interest Rate
Class I-A	$141,257,000	(1)(2)(3)	Class I-M-3	$8,663,000	(1)(2)(3)
Class I-A-IO	$76,775,000(5)	(2)(5)	Class I-M-4	$2,829,000	(1)(2)(3)
Class I-M-1	$13,436,000	(1)(2)(3)	Class II-A	$424,489,000	(1)(2)(4)
Class I-M-2	$10,607,000	(1)(2)(3)	Class II-A-IO	$187,911,000(5)	(2)(5)

(1)	The note interest rates on these classes of notes are adjustable or variable rates as described under “Summary—Description of the Notes—Note Interest Rates” in this prospectus supplement.
(2)	Subject to a cap as described in this prospectus supplement.
(3)	Subject to a step-up if the group I optional termination right is not exercised.
(4)	Subject to a step-up if the group II optional termination right is not exercised.
(5)
The Class I-A-IO Notes and Class II-A-IO Notes are interest only notes, are not entitled to payments of principal and do not have an original note principal balance. The Class I-A-IO Notes and Class II-A-IO Notes will accrue interest on their notional amounts.

The notes represent obligations of a trust, the assets of which consist of adjustable-rate, first and second-lien home equity lines of credit.
Credit enhancement will be provided by:
•	excess spread generated from the related HELOC group;
•	overcollateralization with respect to the related HELOC group;
•
with respect to the Class I-A Notes and Class I-A-IO Notes, subordination of the Class I-M Notes, and with respect to the Class I-M Notes, subordination of the Class I-M Notes with a higher numerical designation.

•	a financial guaranty insurance policy issued by CIFG Assurance North America, Inc. for the benefit of the Class II-A Notes only.
The group I notes and group II notes will not be cross-collateralized. The group I certificates and group II certificates will not be cross-collateralized.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the notes listed above at varying prices to be determined at the time of sale. The underwriter will deliver to purchasers of the notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about December 19, 2006.

Bear, Stearns & Co. Inc.
The date of the prospectus supplement is December 19, 2006

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
GROUP I INTEREST COVERAGE ACCOUNT
GROUP II INTEREST COVERAGE ACCOUNT
MASTER SERVICING AND SERVICING OF HELOCS
DESCRIPTION OF THE NOTES
INDENTURE
THE POLICY
THE NOTE INSURER
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
EXPERTS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS
THE AGREEMENTS
MATERIAL LEGAL ASPECTS OF THE LOANS
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Prospectus supplement And The Base Prospectus

We describe the notes in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your notes and (b) this prospectus supplement, which describes the specific terms of your notes. The description of your notes in this prospectus supplement is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this prospectus supplement as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this prospectus supplement as if fully set forth in this prospectus supplement.

Cross-references are included in this prospectus supplement and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-3 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this prospectus supplement or under the caption “Glossary of Terms” in the base prospectus.

  SUMMARY

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this prospectus supplement and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Trust

The depositor will establish a trust with respect to the Mortgage-Backed Notes, Series 2006-12, pursuant to a trust agreement, dated as of December 15, between the depositor and the owner trustee, as amended by the trust agreement to be dated as of December 19, 2006, among the depositor, the owner trustee and the securities administrator. On the closing date, pursuant to an indenture, among the issuing entity, the indenture trustee and the securities administrator, SACO I Trust 2006-12 will issue eight classes of notes, all of which are being offered by this prospectus supplement and the base prospectus. The assets of the issuing entity that will support the notes will consist of a pool of adjustable-rate, first and second-lien home equity lines of credit, or HELOCs.

The Class II-A Notes will have the benefit of a financial guaranty insurance policy provided by CIFG Assurance North America, Inc., which will guarantee certain payments on the Class II-A Notes as described in this prospectus supplement.

Originators

The principal originators of the HELOCs in group I are: Just Mortgage Inc., with respect to approximately 15.84% of the HELOCs in group I; SouthStar Funding, LLC, with respect to approximately 17.07% of the HELOCs in group I; American Home Mortgage Corp., with respect to approximately 16.30% of the HELOCs in group I; MidAmerica Bank, fsb, with respect to 15.14% of the HELOCs in group I and Plaza Home Mortgage Inc. with respect to 11.23% of the HELOCs in group I. The remainder of the HELOCs in group I were originated by various originators, none of which has originated more than 10% of the HELOCs in group I.

The originator of all of the HELOCs in group II is Greenpoint Mortgage Funding, Inc.

Servicers

GMAC Mortgage, LLC, with respect to approximately 82.72% of the HELOCs in group I, and EMC Mortgage Corporation, with respect to approximately 17.28% of the HELOCs in group I.

The servicer of all of the HELOCs in group II is Greenpoint Mortgage Funding, Inc.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Seller

EMC Mortgage Corporation, in its capacity as HELOC seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the HELOCs to the depositor.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Indenture Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement.

Issuing Entity

SACO I Trust 2006-12, a Delaware statutory trust.

Indenture

The indenture among the issuing entity, the indenture trustee and the securities administrator, under which the trust will issue the notes.

Note Insurer

With respect to the Class II-A Notes, CIFG Assurance North America, Inc., or CIFG.

Cut-off Date

The close of business on November 30, 2006, with respect to the HELOCs in group I. The close of business on November 14, 2006, with respect to the HELOCs in group II. All statistical information regarding the HELOCs in this prospectus supplement is based on the aggregate principal balance of the HELOCs as of the related cut-off date, unless otherwise specified in this prospectus supplement.

Closing Date

On or about December 19, 2006.

HELOCs

The HELOCs in group I will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured by first and second-lien mortgages on residential properties with initial draw periods of five, ten or fifteen years limited to interest only payments, followed by a five, ten, fifteen or twenty-year amortized repayment period or a balloon payment. The HELOCs in group II will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured by second-lien mortgages on residential properties with initial draw periods of five or fifteen years limited to interest only payments, followed by a five or ten-year amortized repayment period or a balloon payment.

Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its related cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to in this prospectus supplement as the group I interest coverage account, an amount which will be applied by the securities administrator to cover interest shortfalls and basis risk shortfalls with respect to the first and second payment dates in the amount of interest generated by the HELOCs in group I. Any amounts remaining in the interest coverage account after the second payment date will be payable to the depositor or its designee.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to in this prospectus supplement as the group II interest coverage account, an amount which will be applied by the securities administrator to cover interest shortfalls and basis risk shortfalls with respect to the first and second payment dates in the amount of interest generated by the HELOCs in group II. Any amounts remaining in the interest coverage account after the second payment date will be payable to the depositor or its designee.

HELOC Group I

The following table summarizes the approximate characteristics of all of the HELOCs in group I as of the related cut-off date:

Number of HELOCs:	2,853
Aggregate principal balance:	176,792,728
Average drawn balance:	$61,967
Average credit limit:	$69,715
Weighted average credit limit utilization rate:(1)	88.89%
Current weighted average coupon:	10.700%
Weighted average margin:	2.875%
Weighted average seasoning (months):	6
Weighted average remaining term to stated maturity (months):	269
Weighted average remaining draw term to stated maturity (months):	119
Weighted average combined loan-to-value ratio:	91.70%
Weighted average credit score:	713
Lien position (%first/% junior):	2.51%/97.49%

(1) Weighted by credit limit amount.

HELOC Group II

The following table summarizes the approximate characteristics of all of the HELOCs in group II as of the related cut-off date:

Number of HELOCs:	6,235
Aggregate principal balance:	$432,710,771
Average drawn balance:	$69,400
Average credit limit:	$76,475
Weighted average credit limit utilization rate:(1)	90.75%
Current weighted average coupon:	10.192%
Weighted average margin:	1.958%
Weighted average seasoning (months):	4
Weighted average remaining term to stated maturity (months):	188
Weighted average remaining draw term to stated maturity (months):	68
Weighted average combined loan-to-value ratio:	89.77%
Weighted average credit score:	702
Lien position (% junior):	100.00%

(1) Weighted by credit limit amount.

Description of the Notes

The trust will issue the notes in two note groups. No collections or recoveries from the HELOCs in group I will be used to support the group II notes. No collections or recoveries from the HELOCs in group II will be used to support the group I notes.

General

Description of the Group I Notes

The Group I Notes

With respect to the HELOCs in group I, the trust will issue six classes of notes which are being offered by this prospectus supplement and the base prospectus. The Class I-A, Class I-A-IO, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes are the only classes of such notes.

We sometimes refer to the Class I-A Notes and Class I-A-IO Notes together in this prospectus supplement as the group I senior notes.

We sometimes refer to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes collectively in this prospectus supplement as the Class I-M Notes or the group I subordinated notes. We sometimes refer to the group I senior notes and the group I subordinated notes collectively in this prospectus supplement as the group I notes.

The last scheduled payment date for the Class I-A Notes and Class I-M Notes is the payment date in September 2036. The last scheduled payment date for the Class I-A-IO Notes is the payment date in November 2008.

Group I Certificates

With respect to the HELOCs in group I, in addition to the group I notes, the trust will also issue (i) the Class I-S Certificates, (ii) the Class I-E Certificates, (iiii) the Class I-X Certificates, (iv) the Class I-R-1 Certificates, (v) the Class I-R-2 Certificates and (vi) the Class I-RX Certificates. None of the certificates are being offered by this prospectus supplement.

Description of the Group II Notes

The Group II Notes

With respect to the HELOCs in group II, the trust will issue two classes of notes which are being offered by this prospectus supplement and the base prospectus. The Class II-A Notes and Class II-A-IO Notes are the only classes of notes in group II.

The last scheduled payment date for the Class II-A Notes is the payment date in March 2032. The last scheduled payment date for the Class II-A-IO Notes is the payment date in November 2008.

We sometimes refer to the Class II-A Notes and Class II-A-IO Notes together in this prospectus supplement as the group II notes.

The Group II Certificates

With respect to the HELOCs in group II, in addition to the group II notes, the trust will also issue (i) the Class II-S Certificates, (ii) the Class II-E Certificates, (iii) the Class II-X Certificates and (iv) the Class II-RX Certificates. None of the certificates are being offered by this prospectus supplement.

Description of the Notes and Certificates

We sometimes refer to the Class I-A Notes, Class I-A-IO and the group II notes in this prospectus supplement collectively as the senior notes. We sometimes refer to the Class I-A Notes and Class II-A Notes in this prospectus supplement together as the Class A Notes. We sometimes refer to the Class I-A-IO Notes and Class II-A-IO Notes together in this prospectus supplement as the Class A-IO Notes. We sometimes refer to the Class A, Class A-IO and Class I-M Notes collectively in this prospectus supplement as the notes. We sometimes refer to the Class I-S Certificates and Class II-S Certificates together in this prospectus supplement together as the Class S Certificates. We sometimes refer to the Class I-E Certificates and Class II-E Certificates together in this prospectus supplement as the Class E Certificates. We sometimes refer to the Class I-X Certificates and Class II-X Certificates together in this prospectus supplement as the Class X Certificates. We sometimes refer to the Class S, Class I-R-1, Class I-R-2 , I-RX and Class II-RX collectively in this prospectus supplement as the residual certificates.

Record Date

For each class of notes (other than the Class A-IO Notes), the business day preceding the applicable payment date so long as such class of notes is in book-entry form; and otherwise the record date shall be the close of business on the last business day of the month immediately preceding the month of the applicable payment date. For the Class A-IO Notes, the close of business on the last business day of the month immediately preceding the month of the applicable payment date.

Denominations

For each class of notes, $100,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Notes

The trust will issue the notes initially in book-entry form. Persons acquiring interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to“Description of the Notes — Book-Entry Registration” and“Annex I— Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement.

Note Interest Rates

The note interest rate for each class of Class A Notes and Class I-M Notes may change from payment date to payment date. The note interest rate of the Class A Notes and Class I-M Notes will therefore be adjusted on a monthly basis. Investors will be notified of a note interest rate adjustment through the monthly payment reports. On any payment date, the note interest rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class I-A Notes: 0.140% per annum.

•	Class I-M-1 Notes: 0.310% per annum.

•	Class I-M-2 Notes: 0.470% per annum.

•	Class I-M-3 Notes: 1.500% per annum

•	Class I-M-4 Notes: 2.500% per annum.

•	Class II-A Notes: 0.140% per annum.

One-Month LIBOR for the first accrual period will be 5.350% per annum, and for all subsequent accrual periods shall be determined as described under “Description of the Notes — Calculation of One-Month LIBOR” in this prospectus supplement.

On any payment date, the note interest rate for the Class A Notes and Class I-M Notes will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the note interest rate for the Class I-A Notes, as described above, to 0.280% per annum, the margin applicable to the note interest rate for the Class I-M-1 Notes, as described above, to 0.465% per annum, the margin applicable to the note interest rate for the Class I-M-2 Notes, as described above, to 0.705% per annum, the margin applicable to the note interest rate for the Class I-M-3 Notes, as described above, to 2.250% per annum and the margin applicable to the note interest rate for the Class I-M-4 Notes, as described above, to 3.750% per annum. Each such increased rate will remain subject to the related interest rate cap.

After the first possible optional termination date, we will increase the margin applicable to the note interest rate for the Class II-A Notes, as described above, to 0.280% per annum. Such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class I-A Notes and Class I-M Notes is equal to (i) the weighted average of the net mortgage rates of all of the HELOCs in group I adjusted to reflect the related accrual period, less (ii) the current interest payable to the Class I-A-IO Notes divided by the invested amount in group I.

The note interest rate for the Class I-A-IO Notes is equal to, for each payment date from and including December 2006 to and including the payment date in November 2008, 5.50% per annum. On any such payment date, the note interest rate for the Class I-A-IO Notes will be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the HELOCs in group I. The Class I-A-IO Notes will not be entitled to receive any payments after the payment date in December 2008.

The interest rate cap for the Class II-A Notes is equal to (i) the weighted average of the net mortgage rates of all of the HELOCs in group II adjusted to reflect the related accrual period, less (ii) the premium rate payable to CIFG for providing the financial guaranty insurance policy with respect to the Class II-A Notes, less (iii) the current interest payable to the Class II-A-IO Notes divided by the invested amount in group II.

The note interest rate for the Class II-A-IO Notes is equal to, for each payment date from and including December 2007 to and including the payment date in November 2008, 5.50% per annum. On any such payment date, the note interest rate for the Class II-A-IO Notes will be subject to an interest rate cap equal to the weighted average of the net mortgage rates of all of the HELOCs in group II. The Class II-A-IO Notes will not be entitled to receive any payments after the payment date in December 2008.

If on any payment date, the note interest rates for the group I notes are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the group I notes on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are related available funds remaining after certain other payments on the related notes and the payment of certain fees and expenses of the trust with respect to group I.

If on any payment date, the note interest rates for the group II notes are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the group II notes on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are related available funds remaining after certain other payments on the related notes and the payment of certain fees and expenses of the trust with respect to group II. Any such interest shortfalls with respect to the Class II-A Notes will not be covered by the financial guaranty insurance policy.

We refer you to“Description of the Notes—Payments on the Notes” in this prospectus supplement.

Payment Dates

The securities administrator will make payments on the notes on the 25th day of each calendar month beginning in December 2006 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make payments on the following business day.

Interest Payments

On each payment date, holders of the notes will be entitled to receive:

•	the interest that has accrued on the note principal balance or the notional amount, as applicable, of such note at the related note interest rate during the related accrual period, and

•	any interest due on any prior payment date that was not paid with interest thereon, less

•	interest shortfalls allocated to such notes.

The accrual period for the Class A Notes and Class I-M Notes will be the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date. The accrual period for the Class I-A-IO Notes and Class II-A-IO Notes will be the calendar month preceding the related payment date. Calculations of interest on the Class A Notes and Class I-M Notes will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Calculations of interest on the Class I-A-IO Notes and Class II-A-IO Notes will be based on a 360-day year consisting of twelve 30-day months. Investors will be notified of a note interest rate adjustment through the monthly distribution reports.

The notional amount of the Class I-A-IO Notes, for purposes of calculating current interest, is equal to the lesser of (a) the invested amount as of the first day of the related collection period and (b) (i) for each payment date from and including December 2006 to and including the payment date in February 2007, $76,775,000, (ii) for each payment date from and including March 2007 to and including the payment date in May 2007, $68,000,000 (iii) for each payment date from and including June 2007 to and including the payment date in August 2007, $61,000,000, (iv) for each payment date from and including September 2007 to and including the payment date in November 2007, $53,000,000, (v) for each payment date from and including December 2007 to and including the payment date in February 2008, $43,000,000, (vi) for each payment date from and including March 2008 to and including the payment date in May 2008, $31,000,000, (vii) for each payment date from and including June 2008 to and including the payment date in August 2008, $12,275,000, (viii) for each payment date from and including September 2008 to and including the payment date in November 2008, $6,150,000 and (ix) for each payment date thereafter, $0.

The notional amount of the Class II-A-IO Notes, for purposes of calculating current interest, is equal to the lesser of (a) the invested amount as of the first day of the related collection period and (b) (i) for each payment date from and including December 2006 to and including the payment date in May 2007, $187,911,000, (ii) for each payment date from and including June 2007 to and including the payment date in November 2007, $150,329,000 (iii) for each payment date from and including December 2007 to and including the payment date in February 2008, $105,230,000, (iv) for each payment date from and including March 2008 to and including the payment date in May 2008, $75,165,000, (v) for each payment date from and including June 2008 to and including the payment date in August 2008, $30,066,000, (vi) for each payment date from and including September 2008 to and including the payment date in November 2008, $15,033,000 and (vii) for each payment date thereafter, $0.

Principal Payments

On each payment date, holders of the Class A Notes and Class I-M Notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal from related available funds. Monthly principal payments will generally include:

•	principal payments on the HELOCs in the related group and

•	until a specified overcollateralization level has been reached, interest payments on the HELOCs in the related group not needed to pay interest on the related notes and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Notes — Payments on the Notes” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified notes against shortfalls in payments received on the related HELOCs. This transaction employs the following forms of credit enhancement.

Subordination. By issuing group I senior notes and group I subordinated notes, the trust has increased the likelihood that group I senior noteholders will receive regular payments of interest and principal.

The group I senior notes will have a payment priority over the group I subordinated notes. Among the classes of I-M Notes,

•	the Class I-M-1 Notes will have payment priority over the Class I-M-2, Class I-M-3 and Class I-M-4 Notes,

•	the Class I-M-2 Notes will have payment priority over the Class I-M 3 Notes and Class I-M-4 Notes, and

•	the Class I-M-3 Notes will have payment priority over the Class I-M-4 Notes.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a related HELOC exceeds the amount of proceeds recovered upon the liquidation of that HELOC or if a charge-off occurs with respect to a related HELOC.

In general, we accomplish this loss protection with respect to HELOCs by allocating any charge-off amounts on the related HELOCs, first to reduce the amount of excess cashflow for the related group of HELOCs, second to reduce the related overcollateralization amount, and third, among the related notes and certificates, as described in this prospectus supplement.

Excess Spread and Overcollateralization. We expect the HELOCs in each loan group to generate more interest than is needed to pay interest on the related notes and certain trust expenses, because we expect the weighted average net mortgage rate of the related HELOCs to be higher than the weighted average note interest rate on the related notes and, as overcollateralization increases, such higher interest rate is paid on a principal balance of related HELOCs that is larger than the principal balance of the related notes. Interest payments received in respect of the related HELOCs in excess of the amount that is needed to pay interest on the related notes and related trust expenses will be used to reduce the total principal balance of such notes until a required level of overcollateralization has been achieved.

We refer you to“Description of the Notes — Payments on the Notes” in this prospectus supplement.

Financial Guaranty Insurance Policy. The Class II-A Notes only will have the benefit of a financial guaranty insurance policy pursuant to which CIFG will unconditionally and irrevocably guarantee certain interest shortfalls and charge-off amounts on the Class II-A Notes on each payment date and the principal balance of the Class II-A Notes to the extent unpaid on the payment date in March 2032.

Master Servicing and Servicing Fee

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the sale and servicing agreement equal to 1/12 of the master servicing fee rate multiplied by the stated principal balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.020% per annum. The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the related servicing agreement or the sale and servicing agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the stated principal balance of each HELOC serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.500% per annum.

In addition to the primary compensation described above, the servicers will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The master servicer and each servicer will pay all related expenses incurred in connection with its master servicing or servicing responsibilities, as applicable, subject to limited reimbursement as described in this prospectus supplement.

Optional Termination

Group I Notes

At its option, the majority holder of the Class I-E Certificates may purchase all of the remaining assets in the trust fund relating to group I when the sum of the principal balances of the related notes has declined to or below 10% of the sum of the original principal balances of the related notes. Such a purchase will result in the early retirement of all the group I notes.

Group II Notes

At its option, and with the consent of the note insurer if such action would result in a draw on the financial guaranty insurance policy or if the note insurer would fail to receive all amounts owing to it under the insurance agreement, the majority holder of the Class II-E Certificates may purchase all of the remaining assets in the trust fund relating to group II when the sum of the principal balances of the Class II-A notes has declined to or below 10% of the sum of the original principal balances of the Class II-A notes. Such a purchase will result in the early retirement of all the group II notes.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the trust (other than the reserve funds and the interest coverage accounts, each as described in the indenture) as a real estate mortgage investment conduit for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this prospectus supplement and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to“Legal Investment” in this prospectus supplement and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

The Class A Notes and Class I-M Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. The Class A-IO Notes may not be purchased by plans. Plans should consult with their legal advisors before investing in the Class A Notes and Class I-M Notes.

We refer you to“ERISA Considerations” in this prospectus supplement and in the base prospectus.

Ratings

The classes of notes listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” and Moody’s Investors Service, Inc., which we refer to as “Moody’s.”

Class	Standard & Poor’s Rating	Moody’s Rating
I-A	AAA	Aaa
I-A-IO	AAA	Aaa
I-M-1	AA+	Aa2
I-M-2	A+	A2
I-M-3	BBB+	Baa2
I-M-4	BBB-	Ba1
II-A	AAA	Aaa
II-A-IO	AAA	Aaa

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

The ratings assigned to the Class II-A Notes will depend primarily upon the creditworthiness of the note insurer. Any reduction in a rating assigned to the financial strength of the note insurer below the ratings initially assigned to the Class II-A Notes may result in a reduction of one or more of the ratings assigned to the Class II-A Notes. Any downward revision or withdrawal of any of the ratings assigned to the Class II-A Notes may have an adverse effect on the market price of the Class II-A Notes. The note insurer does not guaranty the market price of the Class II-A Notes nor does it guaranty that the ratings on the Class II-A Notes will not be revised or withdrawn.

  TRANSACTION STRUCTURE

Mortgagors
originate HELOCs
amount financed
HELOC payments
Servicers
Originators
LaSalle Bank National Association
Master Servicer
Aggregates collections
purchase HELOCs
HELOC purchase
monthly distributions
EMC
Sponsor
Purchases HELOCs
Forms pool
Bear, Stearns & Co. Inc.
Underwriter
Sells notes to investors
net offering proceeds
asset pool
net offering proceeds
Bear Stearns Asset Backed Securities I LLC
Depositor
Creates issuing entity
notes
CIFG Assurance North America, Inc.
Note Insurer
Provides financial guaranty insurance policy for Class II-A Notes asset pool
notes and certificates
Citibank, N.A.
Indenture Trustee
Represents investors' interests
Policy for Class II-A Notes
Premiums
SACO I Trust 2006-12
Issuing entity
Holds pool
Issues notes and certificates
LaSalle Bank National Association
Securities Administrator
Represents investors' interests
Calculates cashflows
Remits to investors
Wilmington Trust Company
Owner Trustee
Monthly distributions/certain proceeds payable under the Policy notes
Investors

  RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a note.

The group I subordinated notes have a greater risk of loss than the group I senior notes
When certain classes of notes provide credit enhancement for other classes of notes, it is sometimes referred to as “subordination”. For purposes of this prospectus supplement, “subordinated classes” means:

• with respect to the group I senior notes: the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes;

• with respect to the Class I-M-1 Notes: the Class I-M-2, Class I-M-3 and Class I-M-4 Notes;

• with respect to the Class I-M-2 Notes: the Class I-M-3 Notes and Class I-M-4 Notes; and

• with respect to the Class I-M-3 Notes: the Class I-M-4 Notes.

The subordinated classes will provide credit enhancement for the group I senior notes, first, by the right of the holders of the group I senior notes to receive certain payments of interest and principal prior to the related subordinated classes and, second, by the allocation of related charge-off loss amounts to the related subordinated classes. This form of credit enhancement uses collections on the HELOCs in group I otherwise payable to the holders of the related subordinated classes to pay amounts due on the more related senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Charge-off loss amounts allocable to the group I notes will be applied, first, to any related available interest collection amount through an increase in the related overcollateralization amount, second, to reduce the related overcollateralization amount, third, to the Class I-M Notes, beginning with the Class I-M-4 Notes, and then to the classes of Class I-M Notes with the next lowest payment priority, in each case until the note principal balance of that class has been reduced to zero, and fourth, to the Class I-A Notes, until the note principal balance of that class has been reduced to zero. Accordingly, if the aggregate note principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the related HELOCs would reduce the amount of funds available for payments to holders of the remaining related subordinated class or classes and, if the aggregate note principal balance of all the related subordinated classes were to be reduced to zero, delinquencies and defaults on the related HELOCs would reduce the amount of funds available for monthly payments to holders of the more related senior notes.

You are encouraged to fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of charge-off loss amounts.

See “Description of the Notes” in this prospectus supplement.

Additional risks associated with the notes
The weighted average lives of, and the yields to maturity on, the Class I-M Notes will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing charge-offs on the HELOCs in group I. If the actual rate and severity of charge-offs on the related HELOCs are higher than those assumed by an investor in the related notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of charge-offs on the related HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related HELOCs are consistent with an investor’s expectations. In general, the earlier a charge-off occurs, the greater the effect on an investor’s yield to maturity. Charge-offs on the HELOCs in group I, to the extent they exceed the amount of related excess cashflow for the related payment date and the related overcollateralization amount following payments of principal on the related payment date, will reduce the note principal balance of each of the Class I-M-4, Class I-M-3, Class I-M-2, Class I-M-1 and Class I-A Notes, in that order. As a result of such reductions, less interest will accrue on such class of group I subordinated notes than would otherwise be the case. Once a charged-off loss amount is allocated to a group I subordinated note, no interest will be distributable with respect to such written down amount.

It is not expected that the group I subordinated notes will be entitled to any principal payments until at least July 2009 (unless the Class I-A Notes are retired) or during any period in which delinquencies or charge-offs on the HELOCs in group I exceed certain levels. As a result, the weighted average lives of the group I subordinated notes will be longer than would otherwise be the case if payments of principal were allocated among all of the group I notes at the same time. As a result of the longer weighted average lives of the group I subordinated notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency or loss levels occur, it is possible for such notes to receive no principal payments even if no charge-offs on the HELOCs in group I have occurred. Charge-offs on the HELOCs in group II, to the extent they exceed the amount of related excess cashflow for the related payment date and the related overcollateralization amount following payments of principal on the related payment date, will reduce the note principal balance of the Class II-A Notes, provided that any charge-off amounts allocated to the Class II-A Notes will be covered by the financial guaranty insurance policy to the extent described in this prospectus supplement.

In addition, the multiple class structure of the group I subordinated notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs in group I. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the HELOCs in group I experienced both before and after the commencement of principal payments to such classes. The yield to maturity on such classes of notes will also be extremely sensitive to charge-offs due to defaults on the HELOCs in group I and the timing thereof, to the extent such charge-offs are not covered by related overcollateralization, related excess cashflow, or a class of group I subordinated notes with a lower payment priority. Furthermore, the timing of receipt of principal and interest (if applicable) by the group I subordinated notes may be adversely affected by related charge-offs even if such classes of notes do not ultimately bear such loss.

Excess Interest May Be Inadequate to Cover Losses and/or to Build Overcollateralization
HELOCs in each loan group are expected to generate more interest than is needed to pay interest on the related notes and certain related trust fund expenses because we expect the weighted average mortgage rate on the related HELOCs to be higher than the weighted average note interest rate on the related notes. If the HELOCs in a loan group generate more interest than is needed to pay interest on the related notes and related trust fund expenses, we will use such excess cashflow to make additional principal payments on the related notes, which will reduce the total note principal balance of those related notes below the aggregate principal balance of the related HELOCs , until the required level of overcollateralization is met. Overcollateralization is intended to provide limited protection to related noteholders by absorbing the note’s share of charge-offs from related charged-off HELOCs. However, we cannot assure you that the amount of related excess cashflow generated on the related HELOCs will be sufficient to build and maintain the required level of overcollateralization from any group of notes.

The excess cashflow for the related group of HELOCs available on any payment date will be affected by the actual amount of interest received or recovered in respect of the HELOCs in such group during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the related HELOCs.

The Class II-A Notes are insured by a financial guaranty insurance policy issued by the note insurer. None of the other classes of notes are insured under such policy or entitled to the benefits thereof.

If the protection afforded by overcollateralization for the related HELOCs is insufficient, then you could experience a loss on your investment.
The Related Interest Rate Cap May Reduce the Yields on the Notes
The note interest rates on the notes are each subject to a related interest rate cap as described in this prospectus supplement. If on any payment date the note interest rate for a class of Class A, Class A-IO and Class I-M Notes is limited to the related interest rate cap, the holders of the related Class A, Class A-IO and Class I-M Notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the related interest rate cap. If the note interest rates on the related Class A, Class A-IO and Class I-M Notes are limited for any payment date, the resulting related interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are related available funds remaining after certain other payments with respect to the related notes and the payment of certain related fees and expenses of the trust.

Any such interest shortfalls allocated to the Class II-A Notes will not be covered by the financial guaranty insurance policy issued by the note insurer.

See “Description of the Notes—Payments on the Notes” in this prospectus supplement.

The Yield on the Class II-A Notes May Be Affected By Various Rights of the Note Insurer
The yield to investors on the Class II-A Notes may be adversely affected to the extent the note insurer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the note insurer pursuant to the financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the related HELOCs such as certain expenses of the note insurer, to the extent not previously paid or reimbursed. In addition, the holders of the Class II-A Notes may be adversely affected by the ability of the note insurer to exercise the rights of the Class II-A Notes under the indenture and any additional rights which they hold in connection with any default by the related servicer or otherwise as provided in this prospectus supplement.

The Class A Notes and Class I-M Notes May Not Always Receive Interest Based on One- Month LIBOR Plus the Related Margin
The Class A Notes and Class I-M Notes may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the related interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the Class A Notes and Class I-M Notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of the HELOCs in group I with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the related Class A Notes and Class I-M Notes during the related interest accrual period, the value of such class of notes may be temporarily or permanently reduced.

The Class I-A-IO Notes May Not Always Receive Interest Based on a Fixed Rate
The Class I-A-IO Notes may not always receive interest at a rate equal to, on any payment date prior to and including the payment date in November 2008, 5.50% per annum. If, during that period, the related interest rate cap is less than 5.50% per annum, the interest rate on the Class I-A-IO Notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive to the adverse effects of the application of the related interest rate cap. The prepayment or default of the HELOCs in group I with relatively higher net mortgage rates may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest payment lower than 5.50% per annum on the Class I-A-IO Notes during the related interest accrual period on any payment date prior to and including the payment date in November 2008, the value of such class of notes may be temporarily or permanently reduced.

To the extent interest on the Class I-A-IO Notes during the applicable period is limited to the related interest rate cap, the difference between such interest rate cap and 5.50% per annum will create a shortfall. Such shortfalls may remain unpaid on the final payment date, including the related optional termination date.

The Class II-A-IO Notes May Not Always Receive Interest Based on a Fixed Rate
The Class II-A-IO Notes may not always receive interest at a rate equal to, on any payment date prior to and including the payment date in November 2008, 5.50% per annum. If, during that period, the related interest rate cap is less than 5.50% per annum, the interest rate on the Class II-A-IO Notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive to the adverse effects of the application of the related interest rate cap. The prepayment or default of the HELOCs in group II with relatively higher net mortgage rates may result in the related interest rate cap being lower than otherwise would be the case. If on any payment date the application of the related interest rate cap results in an interest payment lower than 5.50% per annum on the Class II-A-IO Notes during the related interest accrual period on any payment date prior to and including the payment date in November 2008, the value of such class of notes may be temporarily or permanently reduced.

To the extent interest on the Class II-A-IO Notes during the applicable period is limited to the related interest rate cap, the difference between such interest rate cap and 5.50% per annum will create a shortfall. Such shortfalls may remain unpaid on the final payment date, including the related optional termination date.

Defaults Could Cause Payment Delays and Losses
There could be substantial delays in the liquidation of defaulted HELOCs and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicers to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the HELOCs and, in turn, reduce the proceeds payable to related noteholders.

In the event that: • the mortgaged properties fail to provide adequate security for the related HELOCs, and

• the protection provided by the subordination of certain related classes and the availability of related excess cashflow and related overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your notes.

Your Yield Could Be Adversely Affected By the Unpredictability of Prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the HELOCs contain due-on-sale provisions, and the servicers are obligated to enforce those provisions unless doing so is not permitted by applicable law or the servicers, in a manner consistent with reasonable commercial practice, permit the purchaser of the mortgaged property in question to assume the related HELOC.

The weighted average lives of the notes will be sensitive to the rate and timing of principal payments, including prepayments, on the related HELOCs, which may fluctuate significantly from time to time.

You are encouraged to note that:

• if you purchase any Class A Notes and Class I-M Notes at a discount and principal is repaid on the related HELOCs slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your notes at a premium and principal is repaid on the related HELOCs faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a note bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

• since repurchases of HELOCs as a result of breaches of representations and warranties and liquidations of HELOCs following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations with respect to HELOCs in the related group is higher than you expect;

• the overcollateralization provisions, whenever overcollateralization for the related HELOCs is at a level below the required level, are intended to result in an accelerated rate of principal payments to the related noteholders then entitled to payments of principal. An earlier return of principal to the related noteholders as a result of the related overcollateralization provisions will influence the yield on the related notes in a manner similar to the manner in which principal prepayments on the related HELOCs will influence the yield on the Class A Notes; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments for the related HELOCs than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing HELOCs, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the HELOCs.

The Class I-A-IO Notes Have Special Yield Considerations
The Class I-A-IO Notes are entitled to receive payments of interest commencing on the payment date in December 2006 and ending on and including the payment date in November 2008. The Class I-A-IO Notes will not receive any payments after the payment date in November 2008. However, if as a result of an extremely rapid rate of prepayments, the majority holder of the Class I-E Certificates exercises its option to terminate the trust fund as described under “Description of the Notes—Termination; Retirement of Notes” in this prospectus supplement and such action results in the retirement of the notes prior to the payment date in December 2008, then the holders of the Class I-A-IO Notes will receive fewer than the twenty-four payments of interest than they would otherwise have been entitled to receive.

In addition, the yield to maturity of the Class I-A-IO Notes will be extremely sensitive to the rate of principal prepayments on the related HELOCs, if, prior to the payment date in December 2008, the aggregate stated principal balance of the related HELOCs is reduced below the notional amount applicable on the respective payment date. Investors in the Class I-A-IO Notes should fully consider the risk that an extremely rapid rate of principal prepayment on the related HELOCs could result in the failure of such investors to fully recover their investments.

The Class II-A-IO Notes Have Special Yield Considerations
The Class II-A-IO Notes are entitled to receive payments of interest commencing on the payment date in December 2006 and ending on and including the payment date in November 2008. The Class II-A-IO Notes will not receive any payments after the payment date in November 2008. However, if as a result of an extremely rapid rate of prepayments, the majority holder of the Class II-E Certificates exercises its option to terminate the trust fund as described under “Description of the Notes—Termination; Retirement of Notes” in this prospectus supplement and such action results in the retirement of the notes prior to the payment date in December 2008, then the holders of the Class II-A-IO Notes will receive fewer than the twenty-four payments of interest than they would otherwise have been entitled to receive.

In addition, the yield to maturity of the Class II-A-IO Notes will be extremely sensitive to the rate of principal prepayments on the related HELOCs, if, prior to the payment date in December 2008, the aggregate stated principal balance of the related HELOCs is reduced below the notional amount applicable on the respective payment date. Investors in the Class II-A-IO Notes should fully consider the risk that an extremely rapid rate of principal prepayment on the related HELOCs could result in the failure of such investors to fully recover their investments.

A Reduction in Note Rating Could Have an Adverse Effect on the Value of Your Notes
The ratings of each class of notes will depend primarily on an assessment by the rating agencies of the related HELOCs, the amount of related overcollateralization and the subordination afforded by certain classes of notes and, with respect to the Class II-A Notes only, the financial guaranty insurance policy and the financial strength rating of the note insurer. The ratings by each of the rating agencies of the notes are not recommendations to purchase, hold or sell the notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the notes at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of notes would probably reduce the market value of such class of notes and may affect your ability to sell them.

Your Payments Could Be Adversely Affected By the Bankruptcy or Insolvency of Certain Parties
The sponsor will treat the transfer of HELOCs to the depositor as a sale of the HELOCs. However, if the sponsor becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the sponsor. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if one of the servicers or the master servicer becomes bankrupt or insolvent, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or charge-offs with respect to the related HELOCs.

Developments in Specified Regions Could Have a Disproportionate Effect on the HELOCs Due to Geographic Concentration of Mortgaged Properties
Approximately 30.27% and 14.86% of the HELOCs in group I, by aggregate principal balance of the related group as of the related cut-off date, are secured by mortgaged properties that are located in the states of California and Illinois, respectively. Approximately 55.90% of the HELOCs in group II, by aggregate principal balance of the related group as of the related cut-off date, are secured by mortgaged properties that are located in the state of California. Property in those states or in any other region having a significant concentration of properties underlying the HELOCs may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

• declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

• any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the
   HELOCs.

Violation of Consumer Protection Laws May Result in Losses on the HELOCs and the Notes
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

The HELOCs are also subject to federal laws, including:

• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the HELOCs;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties and result in the mortgagors’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the HELOCs and that restrict the ability of the related servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the related HELOCs against the trust and/or limit the related servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that HELOC from the trust fund.

The sponsor will represent that, as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in this prospectus supplement. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the related notes may be materially and adversely affected.

You May Have Difficulty Selling Your Notes
The underwriter intends to make a secondary market in the notes, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The Return on Your Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the servicers nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws. Any Relief Act shortfall allocated to the Class II-A Notes will not be covered by the financial guaranty insurance policy issued by the note insurer.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Notes
Approximately 97.49% of the HELOCs in group I, by aggregate principal balance of the related group as of the related cut-off date, are secured by second mortgages or deeds of trust. All of the HELOCs in group II, by aggregate principal balance of the related group as of the related cut-off date, are secured by second mortgages or deeds of trust. Approximately 99.27% of the HELOCs in the aggregate, by aggregate principal balance as of the related cut-off date, are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicers may write off the entire outstanding balance of the HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior-lien ratio because it is more likely that the servicers would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the HELOCs and the other forms of credit enhancement are insufficient to cover the loss and, with respect to the Class II-A Notes, the note insurer fails to perform its obligations under the financial guaranty insurance policy, then (i) there will be a delay in payments to holders of the related notes while a deficiency judgment against the borrower is sought and (ii) the noteholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Payments on the HELOCs and, With Respect to the Class II-A Notes, the Financial Guaranty Insurance Policy, Are the Sole Sources of Payments on the related Notes
Credit enhancement will be provided for the notes in the form of excess interest collections with respect to the related group allocable to the related investors, as required and as described in this prospectus supplement, any related overcollateralization that may be created to the related HELOCs, with respect to the group I, structural subordination, and, with respect to the Class II-A Notes only, the financial guaranty insurance policy. None of the sponsor , the depositor, the underwriter, the indenture trustee, the owner trustee, the securities administrator, the master servicer, the servicers, the note insurer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor's portion of any related charge-offs incurred on any of the related HELOCs are not covered by the foregoing, the holders of the related notes will bear all risk of such losses resulting from default by related mortgagors.

The Rate of Prepayments on the HELOCs Will Be Affected By Various Factors
The yield to maturity of the notes will depend on a variety of factors, including:

•  the rate and timing of principal payments on the related HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties, in each case with respect to the related group);
•  with respect to the HELOCs in group I, the majority holder of the Class I-E Certificate’s option to exercise its optional termination rights;
•  with respect to the HELOCs in group II, the majority holder of the Class II-E Certificate’s option to exercise its optional termination rights;
•  the rate and timing of new draws on the related HELOCs;
•  the availability of related excess interest to cover any basis risk shortfall on the related notes; and
•  the related purchase price.

Neither the servicers nor the master servicer will advance delinquent payments of principal or interest on the HELOCs.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class A Notes and Class I-M Notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the related HELOCs.

The Depositor Has Limited Information Regarding Prepayment History of the HELOCs
All of the HELOCs may be prepaid in whole or in part at any time. Neither the sponsor nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•  general economic conditions,
•  interest rates,
•  the availability of alternative financing,
•  homeowner mobility, and
•  changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Cash Flow Is Limited in Early Years of HELOCs
Each HELOC in group I has a draw period that lasts up to five, ten or fifteen years, and a repayment term, following the draw period, of five, ten, fifteen or twenty years, or a balloon payment. Each HELOC in group II has a draw period that lasts up to five or fifteen years, and a repayment term, following the draw period, of five or ten years, or a balloon payment. Some of the HELOCs require repayment of the principal amount outstanding at the end of the draw period. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the related Class A Notes and Class I-M Notes and investors in those notes may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Noteholders As Monthly Payments Increase at the Beginning of the Repayment Period
The HELOCs in group I require no principal payments or minimal principal payments during the first five, ten or fifteen years following origination. The HELOCs in group II require no principal payments or minimal principal payments during the first five or fifteen years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments or at the end of the draw period. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the related notes may suffer a loss if the collateral for such loan, and the other forms of related credit enhancement, are insufficient or unavailable to cover the loss and, with respect to the Class II-A Notes, the note insurer fails to perform under the financial guaranty insurance policy.

Class II-A Notes Ratings Are Based Primarily on the Financial Strength of the Note Insurer
The rating on the Class II-A Notes depend primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction in the rating assigned to the Class II-A Notes. A reduction in the rating assigned to the Class II-A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

The Incurrence of Debt By Borrowers Could Increase the Risk to Investors in the Notes
With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

FICO Scores Are Not an Indicator of Future Performance of Borrowers
Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pool — Group I Underwriting Guidelines and Group II Underwriting Guidelines” in this prospectus supplement.

  THE MORTGAGE POOL

General

We have provided below and in Schedule A to this prospectus supplement information with respect to the home equity lines of credit (the “HELOCs”) that we expect to include in the mortgage pool in the trust fund. Prior to the closing date of December 19, 2006, we may remove HELOCs from the mortgage pool and we may substitute other home equity lines of credit for the HELOCs we remove. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and other characteristics of the HELOCs may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the related Cut-off Date. The HELOC principal balances that are transferred to the trust will be the aggregate principal balance as of the related Cut-off Date.

The HELOCs will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, Form S-3 eligibility and other legal purposes.

The HELOCs will consist of a pool of first and second-lien, adjustable-rate HELOCs and will be assigned to one of two HELOCs groups, each of which constitutes a separate sub-trust and is referred to respectively as Group I or Group I HELOCs and Group II or Group II HELOCs in this prospectus supplement.

Group I HELOCs

The Group I HELOCs had an aggregate principal balance as of the related Cut-off Date of approximately $176,792,728. The average drawn balance of the Group I HELOCs as of the related Cut-off Date will be approximately $61,967. No HELOC had a principal balance as of the related Cut-off Date of greater than approximately $470,721.

As of the related Cut-off Date, the Group I HELOCs had rates ranging from approximately 6.750% per annum to approximately 17.375% per annum and the weighted-average Group I HELOC rate will be approximately 10.700% per annum. The weighted average remaining term to stated maturity of the Group I HELOCs will be approximately 269 months as of the related Cut-off Date. None of the Group I HELOCs will have a first due date prior to May 1, 2000, or after December 1, 2006, or will have a remaining term to maturity of less than 100 months or greater than 356 months as of the related Cut-off Date. The latest maturity date of any Group I HELOC is August 27, 2036.

None of the Group I HELOCs provide for prepayment charges.

The Group I HELOCs will have the following characteristics as of the related Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the Group I HELOCs is approximately $69,715.
•	The weighted average margin of the Group I HELOCs is approximately 2.875%.
•	The weighted average seasoning of the Group I HELOCs is 6 months.
•	The weighted average remaining term of the Group I HELOCs is 269 months.
•	The weighted average remaining draw term of the Group I HELOCs is 119 months.
•	The weighted average credit score of the Group I HELOCs as of the related Cut-off Date is approximately 713.
•	The weighted average credit limit utilization rate based on the credit limits of the Group I HELOCs is approximately 88.89%.
•	The weighted average junior lien ratio of the Group I second-lien HELOCs based on the related credit limit of Group I second liens is approximately 42.43%.
•
With respect to 30.27%, 14.86%, 9.37% and 8.86% of the Group I HELOCs, the related mortgaged properties are located in California, Illinois, Florida and Virginia, respectively, and no other state or geographic location had a concentration of Group I HELOCs in excess of 5.00% as of the related Cut-off Date.

•	The weighted average original term to maturity of the Group I HELOCs as of the related Cut-off Date will be approximately 275 months.
•	Approximately 87.79% of the Group I HELOCs will be secured by owner occupied property and 12.21% of the Group I HELOCs will be secured by non-owner occupied and second-home properties.
•
Approximately 23.19% of the Group I HELOCs were originated under full/alternative documentation programs. The remainder of the Group I HELOCs were originated under limited, no documentation or stated programs.

•	No Group I HELOC provides for deferred interest or negative amortization.
•	As of the related Cut-off Date, none of the Group I HELOCs were 31 or more days delinquent in payment of principal and interest.

GROUP II HELOCs

The Group II HELOCs had an aggregate principal balance as of the related Cut-off Date of approximately $432,710,771. The average drawn balance of the Group II HELOCs as of the related Cut-off Date will be approximately $69,400. No HELOC had a principal balance as of the related Cut-off Date of greater than approximately $500,000.

As of the related Cut-off Date, the Group II HELOCs had rates ranging from approximately 5.250% per annum to approximately 14.750% per annum and the weighted-average Group II HELOC rate will be approximately 10.192% per annum. The weighted average remaining term to stated maturity of the Group II HELOCs will be approximately 188 months as of the related Cut-off Date. None of the Group II HELOCs will have a first due date prior to June 15, 2004, or after October 25, 2006, or will have a remaining term to maturity of less than 116 months or greater than 298 months as of the related Cut-off Date. The latest maturity date of any Group II HELOC is September 15, 2031.

None of the Group II HELOCs provide for prepayment charges.

The Group II HELOCs will have the following characteristics as of the related Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the Group II HELOCs is approximately $76,475.
•	The weighted average margin of the Group II HELOCs is approximately 1.958%.
•	The weighted average seasoning of the Group II HELOCs is 4 months.
•	The weighted average remaining term of the Group II HELOCs is 188 months.
•	The weighted average remaining draw term of the Group II HELOCs is 68 months.
•	The weighted average credit score of the Group II HELOCs as of the related Cut-off Date is approximately 702.
•	The weighted average credit limit utilization rate based on the credit limits of the Group II HELOCs is approximately 90.75%.
•	The weighted average junior lien ratio of the Group II HELOCs based on the related credit limit of Group II second liens is approximately 32.45%.
•
With respect to 55.90%, 6.23%, 5.32% and 5.09% of the Group II HELOCs, the related mortgaged properties are located in California, New York, Washington and Florida, respectively, and no other state or geographic location had a concentration of Group I HELOCs in excess of 5.00% as of the related Cut-off Date.

•	The weighted average original term to maturity of the Group II HELOCs as of the related Cut-off Date will be approximately 192 months.
•	Approximately 84.43% of the Group II HELOCs will be secured by owner occupied property and 15.57% of the Group II HELOCs will be secured by non-owner occupied and second-home properties.
•
Approximately 7.49% of the Group II HELOCs were originated under full/alternative documentation programs. The remainder of the Group II HELOCs were originated under limited, no documentation, or stated programs.

•	No Group II HELOC provides for deferred interest or negative amortization.
•	As of the related Cut-off Date, none of the Group II HELOCs were 31 or more days delinquent in payment of principal and interest.

A HELOC is “delinquent” if any payment due on that HELOC is not made pursuant to the terms of such HELOC by the close of business of the day such payment is scheduled to be due. A HELOC is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

HELOCs

With respect to each first-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit plus the second-lien balance to the lesser of the appraised value and the purchase price. With respect to each second-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second-lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second-lien HELOCs, the appraised value.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the due date.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each Group I HELOC had a term to maturity from the date of origination of not more than 360 months. The borrower for each Group I HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period for the Group I HELOCs begins on the related origination date and will be five, ten or fifteen years. Each Group II HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each Group II HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period for the Group II HELOCs begins on the related origination date and will be five or fifteen years. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower's financial circumstances;
•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The related servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower's failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Charged-Off HELOC, on any day will be the related Cut-off Date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Charge-Off Amounts. The principal balance of a Charged-Off HELOC after final recovery of substantially all of the related liquidation proceeds which the related servicer reasonably expects to receive shall be zero.

The related servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable.

Originators

The principal originators of the Group I HELOCs are: Just Mortgage Inc., with respect to approximately 15.84% of the Group I HELOCs; SouthStar Funding, LLC, with respect to approximately 17.07% of the Group I HELOCs; American Home Mortgage Corp., with respect to approximately 16.30% of the Group I HELOCs; MidAmerica Bank, fsb, with respect to 15.14% of the Group I HELOCs and Plaza Home Mortgage Inc. with respect to 11.23% of the Group I HELOCs. The remainder of the Group I HELOCs were originated by various originators, none of which has originated more than 10% of the Group I.

The originator of the Group II HELOCs is Greenpoint Mortgage Funding, Inc.

Group I Underwriting Guidelines

Underwriting Guidelines

The Group I HELOCs were purchased by the seller from the originators of the Group I HELOCs listed above and were originated generally in accordance with the underwriting criteria described below. The seller believes that the Group I HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

All of the Group I HELOCs were manually underwritten. All of the Group I HELOCs were originated with a minimum balance equal to the lesser of $10,000 or the minimum amount permitted under applicable state law. Ownership must be fee simple or leasehold only. Properties may be owner-occupied, second homes or investment properties. Condo hotels and cooperative loans are not permitted.

In determining the adequacy of the mortgaged property as collateral, an appraisal is sometimes obtained. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project’s cash flow, expenses, capitalization and other operational information in determining the property’s value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the originators may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include programs where there is no verification of stated income, programs where there is no verification of employment or income, and programs where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived. Exceptions to documentation requirements are reviewed on a case-by-case basis, provided that sound and prudent underwriting practices are followed.

Greenpoint Mortgage Funding, Inc.

General

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”). Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table
	At December 31,	At December 31,	At December 31,	At September 30,
Loan Type	2003	2004	2005	2006

Alt A and Specialty
Number of Loans	56,702	65,284	67,707	44,766
Dollar Volume	$11,505,997,786	$14,579,659,658	$19,148,814,451	$13,613,261,455
Percent Adjustable	19%	67%	84%	81%
Percent of Total Dollar Volume	30%	37%	45%	50%

Agency
Number of Loans	28,460	10,975	12,408	7,765
Dollar Volume	$5,378,009,580	$2,188,737,211	$2,746,779,129	$1,749,828,358
Percent Adjustable	0%	3%	1%	2%
Percent of Total Dollar Volume	14%	6%	7%	6%

Jumbo
Number of Loans	53,106	53,522	41,614	22,013
Dollar Volume	$19,426,400,804	$17,667,106,136	$14,899,732,857	$8,255,703,707
Percent Adjustable	69%	84%	74%	77%
Percent of Total Dollar Volume	50%	44%	35%	30%

Heloc and Seconds
Number of Loans	44,346	83,902	82,258	51,556
Dollar Volume	$2,556,735,253	$5,374,039,738	$5,450,355,355	$3,503,401,046
Percent Adjustable	96%	97%	95%	82%
Percent of Total Dollar Volume	7%	14%	13%	13%

Number of Loans	182,614	213,683	203,987	126,100
Dollar Volume	$38,867,143,423	$39,809,542,743	$42,245,681,792	$27,122,194,566
Average Loan Amount	$212,838	$186,302	$207,100	$215,085
Non-Purchase Transactions	66%	52%	52%	57%
Adjustable Rate Loans*	47%	75%	76%	75%
*% of total loan production based on dollar volume
% may not add to 100% due to rounding

Group II Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present. The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s. Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing. All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used. GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%. However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing. No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

  STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/saco2006-12/.

Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

  THE ISSUING ENTITY

SACO I Trust 2006-12, a Delaware statutory trust, formed pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware. After its formation, SACO I Trust 2006-12 will not engage in any activity other than (i) acquiring and holding the HELOCs and the other assets of the trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Trust Agreement. For a description of other provisions relating to amending the Trust Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of SACO I Trust 2006-12 will consist of the HELOCs and certain related assets.

SACO I Trust 2006-12’s fiscal year end is December 31.

  THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of June 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $61,757,963,571. In conjunction with the sponsor’s acquisition of the HELOCs, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These HELOCs are subsequently deposited in a common law or statutory trust, described in this prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Sale and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

  THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		June 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	45,516	$12,690,441,830.33
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	9,735	$2,365,141,449.49
HELOC	-	$-	-	$-	9,309	$509,391,438.93	4,360	$310,097,520.60
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	4,203	$2,168,057,808.87
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	39,946	$15,102,521,877.81
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	68,788	$3,755,330,847.76
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	34,396	$6,069,878,975.92
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	209,831	$43,061,525,370.96

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

  GROUP I INTEREST COVERAGE ACCOUNT

On the closing date, the depositor will deposit cash into the group I interest coverage account. The amount on deposit in the group I interest coverage account will be specifically allocated to cover interest shortfalls and Basis Risk Shortfalls in interest on each class of group I notes with respect to the first and second payment dates. Any amounts remaining in the group I interest coverage account after the second payment date and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the related noteholders. Amounts on deposit in the interest coverage account may be invested in permitted investments selected by the depositor. All such permitted investments are required to mature no later than the business day prior to the first payment date as specified in the Indenture. The group I interest coverage account will not be included as an asset of any REMIC created pursuant to the Indenture.

  GROUP II INTEREST COVERAGE ACCOUNT

On the closing date, the depositor will deposit cash into the group II interest coverage account. The amount on deposit in the group II interest coverage account will be specifically allocated to cover interest shortfalls and Basis Risk Shortfalls on each class of group II notes with respect to the first and second payment dates. Any amounts remaining in the group II interest coverage account after the second payment date and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the related noteholders. Amounts on deposit in the interest coverage account may be invested in permitted investments selected by the depositor. All such permitted investments are required to mature no later than the business day prior to the first payment date as specified in the Indenture. The group II interest coverage account will not be included as an asset of any REMIC created pursuant to the Indenture.

  MASTER SERVICING AND SERVICING OF HELOCS

General

LaSalle Bank National Association (“LaSalle”) will act as master servicer pursuant to the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. The long-term unsecured debt of LaSalle is rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch Ratings.

LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 24 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $12.8 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle’s master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry. As further described in the Sale and Servicing Agreement, LaSalle, as master servicer, will (i) supervise, oversee and monitor the performance by the servicers of their obligations under the Sale and Servicing Agreement and the related Servicing Agreement, as applicable, (ii) review certain reports, information and data provided to it by the servicers, as applicable, (iii) enforce the obligations, covenants and conditions of the servicers as set forth in the Sale and Servicing Agreement and the related Servicing Agreement, as applicable (iv) monitor the servicers’ servicing activities with respect to each HELOC, (v) reconcile the results of such monitoring with the information and data provided to the master servicer by the servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the servicers’ and the master servicer’s records, (vii) based on such reconciled and corrected information, provide such information to the securities administrator as shall be necessary in order for it to perform calculations in respect of the Notes and prepare the monthly statement to Noteholders, and (viii) enforce any remedies available to the trust against any servicer for the servicer’s failure to perform its obligations under the Sale and Servicing Agreement or the related Servicing Agreement, as applicable, including terminating the servicer and appointing a successor servicer (which could be the master servicer) as further specified in the Sale and Servicing Agreement.

The depositor, the sponsor, the owner trustee, the indenture trustee, the Note Insurer and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for master servicing purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - SACO 2006-12 or at such other address as LaSalle may designate from time to time.

GMAC Mortgage, LLC will act as the servicer with respect to approximately 82.72% of the Group I HELOCs. EMC Mortgage Corporation (“EMC”) will act as servicer with respect to approximately 17.28% of the Group I HELOCs.

Greenpoint will act as servicer with respect to all of the Group II HELOCs.

GMAC Mortgage, LLC

General
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Corporation, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of General Motors Acceptance LLC ("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

GMAC Mortgage, LLC began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

In addition, GMAC Mortgage, LLC purchases mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMAC Mortgage, LLC. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMAC Mortgage, LLC’s underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of September 30, 2006, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,206,270 residential mortgage loans having an aggregate unpaid principal balance of approximately $272 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 312,568 loans having an aggregate unpaid principal balance of over $52.4 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $150.4 billion, $12.5 billion, $21.2 billion and $6.67 billion during the year ended December 31, 2002 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $200.4 billion, $32.7 billion, $18.9 billion and $20.6 billion during the nine months ended September 30, 2006 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Nine Months Ended September 30,	For the Year Ended December 31,
	2006	2005	2004	2003	2002
Prime conforming mortgage loans
No. of Loans	1,443,554	1,392,870	1,323,249	1,308,284	1,418,843
Dollar Amount of Loans	$200,412	$186,364	$165,521	$153,601	$150,421
Percentage Change from Prior Year	7.54%	12.59%	7.76%	2.11%	N/A
Prime non-conforming mortgage loans
No. of Loans……………………	69,019	69,488	53,119	34,041	36,225
Dollar Amount of Loans……….	$32,662	$32,385	$23,604	$13,937	$12,543
Percentage Change from Prior Year	0.86%	37.20%	69.36%	11.12%	N/A
Government mortgage loans
No. of Loans…………………….	183,058	181,679	191,844	191,023	230,085
Dollar Amount of Loans……….	$18,866	$18,098	$18,328	$17,594	$21,174
Percentage Change from Prior Year	4.24%	(1.25)%	4.17%	(16.91)%	N/A
Second-lien mortgage loans
No. of Loans……………………	510,639	392,261	350,334	282,128	261,416
Dollar Amount of Loans……….	$20,555	$13,034	$10,374	$7,023	$6,666
Percentage Change from Prior Year	57.70%	25.64%	47.71%	5.36%	N/A
Total mortgage loans serviced
No. of Loans……………………	2,206,270	2,036,298	1,918,546	1,815,476	1,946,569
Dollar Amount of Loans……….	$272,495	$249,881	$217,827	$192,155	$190,804
Percentage Change from Prior Year	9.05%	14.72%	13.36%	0.71%	N/A

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand ACH payments made over the internet or via phone.

Charge offs are taken only when GMAC Mortgage, LLC has determined that it has received all payments or cash recoveries which GMAC Mortgage, LLC reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMAC Mortgage, LLC of any of its responsibilities or liabilities as a servicer.

GREENPOINT

GreenPoint is an indirect, wholly-owned subsidiary of Capital One. Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans. GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint. GreenPoint also originates loans through its retail and correspondent lending divisions. Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences. GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company. GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business. In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the related servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires. In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers. The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions. As of September 30, 2006, December 31, 2005, December 31, 2004 and December 31, 2003, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $48.9 billion, $50 billion, $42.6 billion and $31.9 billion, respectively, of which approximately 65.2%, 66.6%, 65.6% and 62.1%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to: (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due. GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index. GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings are terminated if the delinquency is cured. Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint. After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s foreclosure and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

GreenPoint Mortgage Funding, Inc.
Overall Mortgage Portfolio Delinquency and Foreclosure Experience
(dollars in thousands)

	At December 31,						At September 30,
	2003		2004		2005		2006
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	212,711	6.20%	286,698	3.41%	289,304	3.74%	275,064	3.79%

Period of Delinquency
30-59 days	6,381	3.00%	4,931	1.72%	6,065	2.10%	6,031	2.19%
60-89 days	2,056	0.97%	1,333	0.46%	1,626	0.56%	1,485	0.54%
90 days or more	1,922	0.90%	1,799	0.63%	2,138	0.74%	1,824	0.66%

Total Delinquencies (excluding Foreclosures)**	10,359	4.87%	8,063	2.81%	9,829	3.40%	9,340	3.40%

Foreclosures Pending	2,831	1.33%	1,709	0.60%	988	0.34%	1,082	0.39%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

Collection and Other Servicing Procedures

The servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the HELOCs are collected and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans and HELOCs for their own account, to the extent such procedures shall be consistent with the related Servicing Agreement or the Sale and Servicing Agreement, as applicable.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the related servicer has knowledge thereof, such servicer will accelerate the maturity of the HELOC, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the servicers may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicers will retain any fee collected for entering into assumption agreements as additional servicing compensation. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

Each of the servicers will establish and maintain, with respect to the HELOCs, in addition to the protected accounts described below under “—Protected Accounts” one or more servicing accounts in a Depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided under the Sale and Servicing Agreement or the related Servicing Agreement, as applicable. Each servicing account and the investment of deposits therein will comply with the requirements of the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, and will meet the requirements of the rating agencies and the Note Insurer. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the related Servicing Agreement or the Sale and Servicing Agreement, as applicable.

The servicers will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable.

Hazard Insurance

The servicers will maintain and keep, or cause to be maintained and kept, with respect to each HELOC in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the combined principal balance of the HELOC or the maximum insurable value of the improvements securing such HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the related servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC for the purpose of calculating monthly payments to the Noteholders, notwithstanding that the terms of the HELOC so permit. Such costs shall be recoverable by the servicers out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the servicers to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a HELOC is located in a federally designated flood area, the related servicer will cause with respect to such HELOC flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related HELOC, (ii) the maximum insurable value of the improvements securing such HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicers, on behalf of the indenture trustee, the Note Insurer and the Noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicers are required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted HELOCs

Each servicer will take such action either as such servicer deems to be in the best interest of the trust, or as is consistent with the requirements of Fannie Mae or in accordance with established practices for other mortgage loans or HELOCs serviced by the related servicer with respect to defaulted HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, the servicers will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds received in connection with a HELOC cannot exceed deficiency claims and certain expenses incurred by the related servicer, no insurance payments will result in a recovery to related Noteholders which exceeds the principal balance of the defaulted HELOC together with accrued interest thereon at its applicable net mortgage rate.

Optional Purchase of Certain HELOCs

As to any HELOC which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, the sponsor may, at its option, purchase such HELOC at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such HELOC is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such HELOC unless the delinquency is cured and the HELOC thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

Master Servicing and Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee on each payment date as compensation for its activities under the Sale and Servicing Agreement equal to 1/12 of the master servicing fee rate multiplied by the Stated Principal Balance of the HELOCs as of the due date in the month preceding the month in which such payment date occurs. The master servicing fee rate will be 0.020% per annum. The master servicer will also be entitled to any amounts earned on funds in the master servicer collection account. The master servicer will pay the fees of the indenture trustee from the master servicing fee.

Each servicer will be entitled to receive a fee on each payment date as compensation for its activities under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, equal to 1/12 of the servicing fee rate multiplied by the Stated Principal Balance of each HELOC serviced by it as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.500% per annum.

In addition to the primary compensation described above, each servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

Each servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this prospectus supplement.

Protected Accounts

Each servicer will establish and maintain one or more custodial accounts (referred to in this prospectus supplement as protected accounts) into which it will deposit daily or at such other time as specified under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, all collections of principal and interest on any HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Subsequent Recoveries, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, and shall meet the requirements of the rating agencies.

On the date specified under the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, the related servicer will withdraw from its protected account amounts on deposit therein and will remit them to master servicer for deposit in the Master Servicer Collection Account.

The Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from each servicer (less the master servicer’s expenses, as provided in the Sale and Servicing Agreement) with respect to the related HELOCs. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account for so long as LaSalle Bank National Association is the master servicer and LaSalle Bank National Association is the securities administrator. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the indenture trustee for the benefit of the master servicer in permitted investments selected by the master servicer as set forth in the Sale and Servicing Agreement. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the Sale and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the indenture trustee for the benefit of the Noteholders and the Note Insurer will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency;

(iv)  notes of deposit, demand or time deposits, or bankers’ acceptances issued by any Depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the master servicer or the securities administrator in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the notes by each rating agency (without regard to the Policy), as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such securities);

(viii)  interests in any money market fund (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the master servicer or the securities administrator or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the notes by any rating agency (without regard to the Policy), as evidenced by a signed writing delivered by each rating agency.

The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The master servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)  Any amounts received from the servicers;

(ii)  Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the master servicer which were not deposited in a protected account, collection account or other permitted account, as applicable;

(iii)  The repurchase price with respect to any HELOCs repurchased and all proceeds of any HELOCs or property acquired in connection with the related optional termination of the sub-trust;

(iv)  Any amounts required to be deposited with respect to losses on permitted investments; and

(v)  Any other amounts received by or on behalf of the master servicer or the indenture trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

Modifications

In instances in which a HELOC is in default or if default is reasonably foreseeable, and if determined by the related servicer to be in the best interest of the Noteholders and the Note Insurer, such servicer may permit servicing modifications of the HELOCs rather than proceeding with foreclosure. However, the related servicer’s ability to permit servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the HELOC, or capitalized amounts added to the HELOC, will be required to be fully amortized over the remaining term, or the extended term, of the HELOC, unless there is a balloon payment as provided in the modification document. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by the related servicer for that purpose. The final maturity of any HELOC shall not be extended beyond the assumed final payment date. No servicing modification with respect to a HELOC will have the effect of reducing the HELOC rate below one half of the HELOC rate as in effect on the cut off date, but not less than the Expense Fee Rate. Further, the aggregate current principal balance of all HELOCs subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the HELOCs as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies and the Note Insurer.

Evidence as to Compliance

The Sale and Servicing Agreement or the related Servicing Agreement, as applicable, will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the depositor, the Note Insurer and the master servicer a report on an assessment of compliance with certain minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Sale and Servicing Agreement or the related Servicing Agreement, as applicable will also provide that the each party responsible for the servicing function will deliver, at the same time, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Sale and Servicing Agreement or the related Servicing Agreement, as applicable, will also provide for delivery to the rating agencies, the securities administrator, the master servicer and the Note Insurer, on or before a specified date in March of each year beginning in 2007, of a separate annual statement of compliance from each entity meeting the criteria set forth in item 1108(a)(2)(i) through (iii) of Regulation AB to the effect that, to the best knowledge of the signing officer, the related servicer has fulfilled in all material respects its obligations under the Sale and Servicing Agreement or the related Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the master servicer at the address of the master servicer set forth above. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

  Certain Matters Regarding the Master Servicer

The Sale and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below:

•
the master servicer has proposed a successor master servicer, who shall also have agreed to serve as securities administrator, to the indenture trustee and the Note Insurer, and the indenture trustee and the Note Insurer have consented to the appointment of such successor master servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the indenture trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Notes (without regard to the Policy).

In addition, the master servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the indenture trustee or a successor master servicer has assumed the master servicer’s and securities administrator’s obligations and duties under the Sale and Servicing Agreement. At any time the master servicer resigns or is removed under the Sale and Servicing Agreement, the securities administrator shall likewise be terminated as securities administrator thereunder and under the Indenture and the Administration Agreement.

The Sale and Servicing Agreement will further provide that neither the master servicer nor any of the directors, officers, employees or agents of the master servicer will be under any liability to the trust fund or Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the master servicer will not be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the master servicer and LaSalle Bank National Association in its individual capacity and any director, officer, employee or agent of the master servicer and LaSalle Bank National Association in its individual capacity will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred, arising out of, or in connection with the Sale and Servicing Agreement, the Indenture, the Notes or the HELOCs, other than any loss, liability or expense related to the failure to perform its duties in compliance with the Sale and Servicing Agreement any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the Sale and Servicing Agreement will provide that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. The master servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and the Note Insurer thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to Noteholders.

Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the Note Insurer or the then-current ratings of any class of Notes (without giving effect to the Policy).

DESCRIPTION OF THE NOTES

General

The Mortgage-Backed Notes, Series 2006-12 consist of the classes of Notes reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the Notes and the Class I-S, Class I-E, Class I-X, Class I-R-1, Class I-R-2, Class I-RX, Class II-S, Class II-E, Class II-X and Class II-RX Certificates. The Class I-S, Class I-E, Class I-X, Class I-R-1, Class I-R-2, Class I-RX, Class II-S, Class II-E, Class II-X and Class II-RX Certificates are not being offered by this prospectus supplement.

We refer to the Class I-A Notes and Class I-A-IO Notes together in this prospectus supplement as the group I senior notes. We refer to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes collectively in this prospectus supplement as the Class I-M Notes or the group I subordinated notes. We refer to the group I senior notes and the Class I-M Notes collectively in this prospectus supplement as the Group I Notes. We refer to the Class I-R-1, Class I-R-2 and Class I-RX Certificates collectively in this prospectus supplement as the Class I-R Certificates. We refer to the Class I-R Certificates and the Class I-S Certificates in this prospectus supplement as the Group I Residual Certificates. We refer to the Group I Residual Certificates, Class I-E Certificates and Class I-X Certificates collectively in this prospectus supplement as the Group I Certificates.

We refer to the Class II-A Notes and Class II-A-IO Notes together in this prospectus supplement as the Group II Notes. We refer to the Class II-RX Certificates and Class II-S Certificates together in this prospectus supplement as the Group II Residual Certificates. We refer to the Group II Residual Certificates, Class II-E Certificates and Class II-X Certificates collectively in this prospectus supplement as the Group II Certificates. We refer to the Class I-A Notes and Class II-A Notes together in this prospectus supplement as the Class A Notes. We refer to the Class I-A-IO Notes and Class II-A-IO Notes together in this prospectus supplement as the Class A-IO Notes. We refer to the Group I Residual Certificates and Group II Residual Certificates together in this prospectus supplement as the Residual Certificates. We refer to the Class I-E Certificates and Class II-E Certificates together in this prospectus supplement as the Class E Certificates. We refer to the Class I-S Certificates and Class II-S Certificates together in this prospectus supplement as the Class S Certificates. We refer to the Class I-X Certificates and Class II-X Certificates together in this prospectus supplement as the Class X Certificates. We refer to the Group I Certificates and Group II Certificates collectively in this prospectus supplement as the Certificates.

The Group I Notes and Group II Notes are not cross-collateralized. The Group I Certificates and Group II Certificates are not cross-collateralized.

The trust will issue the Class A Notes and Class I-M Notes in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class. The trust will issue the Class A-IO Notes in book-entry form as described below, in minimum notional amount dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of such class may be issued in the remainder of the class.

Book-Entry Registration

The Notes will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more Notes that equal the aggregate principal balance or notional amount, as applicable, of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical note representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all payments allocable to principal and interest with respect to the book-entry securities from the securities administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit payments allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Payments, to the extent received by the relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The securities administrator will make payments on the book-entry securities on each payment date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the securities administrator will forward such payments to Cede & Co. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the securities administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Indenture or any other related agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical notes representing a security will be issued to beneficial owners only upon the events specified in the Indenture. Such events may include the following:

•
we advise the securities administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities, and that we or the securities administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Indenture or any other related agreement, any Noteholder materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such note owner’s percentage interest in the related class of notes. Upon the occurrence of any of the events specified in the Indenture, DTC will be required to notify all participants of the availability through DTC of physical notes. Upon surrender by DTC of the notes representing the book-entry securities and instruction for re-registration, the securities administrator will issue the securities in the form of physical notes, and thereafter the securities administrator will recognize the holders of such physical notes as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the securities administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Indenture. The final payment on any security (whether physical notes or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final payment date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the indenture trustee or the securities administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Accrual Period” means, with respect to any payment date and (a) the Class A Notes and Class I-M Notes, the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date, and (b) with respect to any payment date and the Class A-IO Notes, the calendar month preceding the related payment date.

“Administration Agreement” means the Administration Agreement, dated as of December 19, 2006, among the issuing entity, the securities administrator, the owner trustee and the depositor.

"Available Principal Payment Amount" means any of the Group I Available Principal Payment Amount and the Group II Available Principal Payment Amount.

“Basis Risk Shortfall” means, with respect to the Class A Notes and Class I-M Notes and any payment date, if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date; with respect to the Class I-A-IO Notes and any payment date prior to and including the payment date in December 2008, if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date; and with respect to the Class II-A-IO Notes and any payment date prior to and including the payment date in December 2008, if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date.

“Certificate Principal Balance” with respect to the Class I-S Certificates shall equal the sum of amounts by which on each payment date Group I Draws exceed the Group I Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class I-S Certificates on previous payment dates and (ii) any Group I Charge-Off Amounts allocated to such class on previous payment dates; and with respect to the Class II-S Certificates shall equal the sum of amounts by which on each payment date Group II Draws exceed the Group II Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class II-S Certificates on previous payment dates and (ii) any Group II Charge-Off Amounts allocated to such class on previous payment dates

“Charge-Off Amount” means any of the Group I Charge-Off Amount or the Group II Charge-Off Amount.

“Charged-Off HELOC” means any of the Group I Charged-Off HELOC or the Group II Charged-Off HELOC.

“Class I-A Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group I Available Principal Payment Amount for such payment date and (II) an amount equal to the excess (if any) of (A) the Note Principal Balance of the Class I-A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group I Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 55.20% and (y) (1) the Group I Invested Amount as of the end of the related Collection Period, less (2) the Group I Overcollateralization Floor.

“Class I-M-1 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group I Available Principal Payment Amount remaining after payment of the Class I-A Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class I-A Notes (after taking into account the payment of the Class I-A Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group I Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 70.40% and (y) (1) the Group I Invested Amount as of the end of the related Collection Period, less (2) the Group I Overcollateralization Floor.

“Class I-M-2 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group I Available Principal Payment Amount remaining after payment of the Class I-A Principal Payment Amount and Class I-M-1 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class I-A Notes and Class I-M-1 Notes (after taking into account the payment of the Class I-A Principal Payment Amount and Class I-M-1 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group I Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 82.40% and (y) (1) the Group I Invested Amount as of the end of the related Collection Period, less (2) the Group I Overcollateralization Floor.

“Class I-M-3 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group I Available Principal Payment Amount remaining after payment of the Class I-A Principal Payment Amount, Class I-M-1 Principal Payment Amount and Class I-M-2 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class I-A Notes, Class I-M-1 Notes and Class I-M-2 Notes (after taking into account the payment of the Class I-A Principal Payment Amount, Class I-M-1 Principal Payment Amount and Class I-M-2 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group I Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 92.20% and (y) (1) the Group I Invested Amount as of the end of the related Collection Period, less (2) the Group I Overcollateralization Floor.

“Class I-M-4 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group I Available Principal Payment Amount remaining after payment of the Class I-A Principal Payment Amount, Class I-M-1 Principal Payment Amount, Class I-M-2 Principal Payment Amount and Class I-M-3 Principal Payment Amount on such payment date, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balance of the Class I-A Notes, Class I-M-1 Notes, Class I-M-2 Notes and Class I-M-3 Notes (after taking into account the payment of the Class I-A Principal Payment Amount, Class I-M-1 Principal Payment Amount, Class I-M-2 Principal Payment Amount and Class I-M-3 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group I Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 95.40% and (y) (1) the Group I Invested Amount as of the end of the related Collection Period, less (2) the Group I Overcollateralization Floor.

“Class I-S Floating Allocation Percentage” means, with respect to any payment date, 100% minus the Group I Floating Allocation Percentage.

“Class I-S Principal Payment Amount” means, with respect to the Class I-S Certificates and any payment date during the Group I Managed Amortization Period, (i) if the Group I Sponsor’s Certificate Pro Rata Test is not met, the lesser of (a) the Certificate Principal Balance of the Class I-S Certificates immediately prior to such payment date and (b) the Group I Principal Collection Amount less the aggregate Group I Draws for the related payment date, and (ii) if the Group I Sponsor’s Certificate Pro Rata Tests is met, the Class I-S Floating Allocation Percentage of the Group I Principal Collection Amount less the aggregate Group I Draws for the related payment date.

“Class II-A Final Scheduled Payment Date” means the payment date in March 2032.

“Class II-A Principal Payment Amount” with respect to any payment date is the lesser of (I) the Group II Available Principal Payment Amount and any amounts drawn on the Policy for Group II Charged-Off HELOCs for such payment date and (II) an amount equal to the excess (if any) of (A) the Note Principal Balance of the Class II-A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Group II Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 93.80% and (y) (1) the Group II Invested Amount as of the end of the related Collection Period, less (2) the Group II Overcollateralization Floor.

“Class II-S Floating Allocation Percentage” means, with respect to any payment date, 100% minus the Group II Floating Allocation Percentage.

“Class II-S Principal Payment Amount” means, with respect to the Class II-S Certificates and any payment date during the Group II Managed Amortization Period, (i) if the Group II Sponsor’s Certificate Pro Rata Test is not met, the lesser of (a) the Certificate Principal Balance of the Class II-S Certificates immediately prior to such payment date and (b) the Group II Principal Collection Amount less the aggregate Group II Draws for the related payment date, and (ii) if the Group II Sponsor’s Certificate Pro Rata Tests is met, the Class II-S Floating Allocation Percentage of the Group II Principal Collection Amount less the aggregate Group II Draws for the related payment date.

“Collection Period” means the following: (1) with respect to the first payment date and the Group I HELOCs, December 1st through and including December 15th; and with respect to the first payment date and the Group II HELOCs, November 15th through and including November 30th, (2) with respect to the second payment date and the Group I HELOCs, December 16th through and including December 31st; and with respect to the second payment date and the Group II HELOCs, the month of December, and (3) with respect to each payment date thereafter, the calendar month immediately preceding the calendar month in which such payment date occurs.

“Constant Draw Rate” means a constant rate of additional balances drawn on the HELOCs.

“CPR” means a constant rate of prepayment on the HELOCs.

“Current Interest” with respect to each class of Notes and each payment date, is the interest accrued at the applicable Note Interest Rate for the applicable Accrual Period on the Note Principal Balance or Notional Amount, as applicable, of such class.

“Cut-off Date” means any of the Group I Cut-off Date or Group II Cut-off Date.

“Draws” means any of the Group I Draws or Group II Draws.

“Expense Adjusted Mortgage Rate” means any of the Group I Expense Adjusted Mortgage Rate or Group II Expense Adjusted Mortgage Rate.

“Expense Fee Rate” means any of the Group I Expense Fee Rate or Group II Expense Fee Rate.

“Extraordinary Trust Fund Expenses Cap” means any of the Group I Extraordinary Trust Fund Expenses Cap or the Group II Extraordinary Trust Fund Expenses Cap.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Formula Rate” with respect to any class of Notes (other than the Class A-IO Notes), a per annum rate equal to One-Month LIBOR plus the applicable Margin.

“GMAC Mortgage, LLC Servicing Agreement” means the Servicing Agreement, dated as of August 1, 2005, between GMAC Mortgage, LLC and the sponsor, as amended.

“GreenPoint Servicing Agreement” means the Seller’s Purchase, Warranties and Servicing Agreement, dated as of October 18, 2004, between GreenPoint and the sponsor, as amended.

"Group I Available Principal Payment Amount" means, with respect to the Class I-A Notes and Class I-M Notes and any payment date:

(i)  the greater of (A) zero and (B)

(1)  with respect to any payment date during the Group I Managed Amortization Period and if the Group I Sponsor Certificate Pro Rata Test is not met, the Group I Principal Collection Amount less (a) the aggregate Group I Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class I-S Certificates immediately prior to that payment date;

(2)  with respect to any payment date during the Group I Managed Amortization Period and if the Group I Sponsor 's Certificate Pro Rata Test is met, the Group I Floating Allocation Percentage of the Group I Principal Collection Amount less the aggregate Group I Draws for the related payment date; and

(3)  with respect to any payment date during the Group I Rapid Amortization Period, the Group I Principal Collection Amount; plus

(ii)  the Group I Overcollateralization Increase Amount for that payment date, minus

(iii)  the Group I Overcollateralization Reduction Amount for that payment date; minus

(iv)  the related servicing fees and Group I Extraordinary Trust Fund Expenses (subject to the Group I Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Group I Interest Collection Amount.

“Group I Charge-Off Amount” with respect to any Group I Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down. To the extent that the related servicer or the master servicer receive Group I Subsequent Recoveries with respect to any HELOC, the amount of Group I Charge-Off Amount with respect to that HELOC will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any class of related Notes on any payment date.

“Group I Charged-Off HELOC” means any Group I HELOC that has been charged off.

“Group I Cumulative Charge-Off Percentage” with respect to the Group I Notes and any payment date is equal to the percentage obtained by dividing (x) the aggregate Group I Charge-Off Amounts on the Group I HELOCs incurred since the Group I Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the Group I HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the Group I HELOCs as of the Group I Cut-off Date.

“Group I Current Specified Enhancement Percentage” with respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the Note Principal Balance of the Class I-M Notes and (ii) the Group I Overcollateralization Amount, in each case prior to the payment of the Group I Available Principal Payment Amount on such payment date, by (y) the Group I Invested Amount as of the end of the related Collection Period.

“Group I Cut-off Date” means the close of business on November 30, 2006.

“Group I Draw” with respect to any Group I HELOC, an additional borrowing by the related mortgagor subsequent to the Group I Cut-off Date in accordance with the related mortgage note.

“Group I Draw Period” with respect to any Group I HELOC, the period during which the related mortgagor is permitted to make Group I Draws.

“Group I Excess Overcollateralization Amount” with respect to Group I HELOCs and any payment date, the excess, if any, of the Group I Overcollateralization Amount on that payment date over the Group I Overcollateralization Target Amount.

“Group I Expense Adjusted Mortgage Rate” with respect to any Group I HELOC or related REO Property is the applicable interest rate thereon less the Expense Fee Rate.

“Group I Expense Fee Rate” with respect to any Group I HELOC or Group I REO Property is the sum of (i) the servicing fee rate and (ii) the master servicing fee rate.

“Group I Extraordinary Trust Fund Expenses” means any amounts with respect to Group I reimbursable to the master servicer, the securities administrator or the indenture trustee, or any director, officer, employee or agent of the master servicer, the securities administrator or the indenture trustee, from the trust fund, any amounts with respect to Group I reimbursable to the depositor, the master servicer, the securities administrator, the custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Group I Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or the Custodial Agreement, including Group I Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Group I Extraordinary Trust Fund Expenses Cap. Group I Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Group I Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Group I Extraordinary Trust Fund Expenses Cap” means with respect to Group I, $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the indenture trustee incurred in connection with the termination of the securities administrator or the master servicer, the transfer of master servicing to a successor master servicer and any costs incurred with the replacement of the custodian or (ii) of the master servicer incurred in connection with the termination of the related servicer and the transfer of servicing to a successor servicer.

“Group I Floating Allocation Percentage” with respect to any payment date, the percentage equivalent of a fraction with a numerator equal to the Group I Invested Amount at the end of the previous Collection Period (in the case of the first payment date, the Group I Invested Amount as of the closing date) and a denominator equal to the aggregate Stated Principal Balance of the Group I HELOCs at the end of the previous Collection Period (in the case of the first payment date, the closing date), provided such percentage shall not be greater than 100%.

“Group I Interest Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of interest collected during the related Collection Period on the Group I HELOCs and allocated to interest in accordance with the terms of the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, together with the interest portion of any repurchase price relating to any repurchased Group I HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period, any proceeds from the group I interest coverage account, and any Group I Subsequent Recoveries to the extent such Group I Subsequent Recoveries relate to interest, reduced, without duplication, by any Group I Extraordinary Trust Fund Expenses (subject to the Group I Extraordinary Trust Fund Expense Cap).

“Group I Invested Amount” with respect to any payment date, the aggregate Stated Principal Balance of the Group I HELOCs reduced by the aggregate Certificate Principal Balance of the Class I-S Certificates, if any. The Group I Invested Amount on the closing date is approximately $176,792,728.

“Group I Managed Amortization Period” with respect to the Group I Notes is the period beginning on the Group I Cut-off Date and ending on the occurrence of a Group I Rapid Amortization Event.

“Group I Optional Termination Date” means the first date on which the majority holder of the Class I-E Certificates may terminate the trust fund, as described under “—Termination; Retirement of Notes”.

“Group I Overcollateralization Amount” with respect to any payment date is the amount, if any, by which the Group I Invested Amount exceeds the aggregate Note Principal Balance of the Group I Notes as of such payment date after giving effect to payments to be made on such payment date.

“Group I Overcollateralization Floor” means, with respect to the Group I Notes, 0.50% of the Group I Invested Amount as of the Group I Cut-off Date.

“Group I Overcollateralization Increase Amount” with respect to any payment date is the amount payable to the Group I Notes as provided in clause (3), under “Payments on the Notes— Group I Interest Payments” below.

“Group I Overcollateralization Reduction Amount” means, with respect to the Group I Notes and any payment date for which the Group I Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that payment date, greater than zero, an amount equal to the lesser of (i) the Group I Excess Overcollateralization Amount for that payment date and (ii) the Group I Available Principal Payment Amount for that payment date (without giving effect to the Group I Overcollateralization Reduction Amount).

“Group I Overcollateralization Target Amount” (x) with respect to any payment date (a) prior to the Group I Stepdown Date, an amount equal to 2.30% of the Group I Invested Amount as of the Group I Cut-off Date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 2.30% of the Group I Invested Amount as of the Group I Cut-off Date and (ii) 4.60% of the then current Group I Invested Amount as of the last day of the related Collection Period and (B) the Group I Overcollateralization Floor or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding payment date. As of the closing date, the Group I Overcollateralization Amount is approximately 0.00%.

“Group I Principal Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of amounts collected during the related Collection Period on the Group I HELOCs and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased Group I HELOCs, substitution adjustment amount paid during the related Collection Period and Group I Subsequent Recoveries, to the extent such Group I Subsequent Recoveries relate to principal.

“Group I Rapid Amortization Event” means any of the events described in “Description of the Group I Notes— Payments on the Group I Notes” in this prospectus supplement.

“Group I Rapid Amortization Period” means the period beginning upon the occurrence of the Group I Rapid Amortization Event.

“Group I Rapid Amortization Trigger Event” is in effect with respect to the Group I Notes and any payment date if the cumulative amount of Group I Charge-Off Amounts (net of Group I Subsequent Recoveries) incurred on the Group I HELOCs from the Group I Cut-off Date through the end of the related Collection Period immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I HELOCs as of the Group I Cut-off Date:

Prior to July 2009	2.70%
July 2009 to June 2010	2.70%, plus an additional 1/12th of 2.45% for each payment date after July 2009 up to and including the payment date in June 2010
July 2010 to June 2011	5.15%, plus an additional 1/12th of 1.65% for each payment date after July 2010 up to and including the payment date in June 2011
July 2011 to July 2012	6.80%, plus an additional 1/12th of 1.20% for each payment date after July 2011 up to and including the payment date in June 2012
July 2012 to June 2013	8.00%, plus an additional 1/12th of 0.90% for each payment date after July 2012 up to and including the payment date in June 2013
July 2013 to June 2014	8.90%, plus an additional 1/12th of 0.50% for each payment date after July 2013 up to and including the payment date in June 2014
July 2014 and thereafter	9.40%

“Group I Sponsor Certificate Pro Rata Test” is met with respect to any payment date during the Group I Managed Amortization Period if the Certificate Principal Balance of the Class I-S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the Group I HELOCs.

“Group I Stepdown Date” means, the earlier to occur of

(A) the payment date following the payment date on which the Class I-A Note is retired; and

(B) the later to occur of

(x) the payment date occurring in July 2009 and

(y) the first payment date for which the Group I Current Specified Enhancement Percentage is greater than or equal to approximately 44.80%.

“Group I Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to Group I HELOCs that have been previously liquidated and that resulted in a Group I Charge-Off Amount.

“Group I Trigger Event” with respect to any payment date and any Group I Note, is if any of the following tests is not satisfied: (A) the Group I 60 Day Plus Delinquency Percentage is less than 4.75% of the aggregate Stated Principal Balance of the Group I HELOCs, (B) for any payment date, the Group I Cumulative Charge-Off Percentage for such payment date is less than the following:

Prior to July 2009	2.40%
July 2009 to June 2010	2.40%, plus an additional 1/12th of 1.350% for each payment date after July 2009 up to and including the payment date in June 2010
July 2010 to June 2011	3.75%, plus an additional 1/12th of 0.750% for each payment date after July 2010 up to and including the payment date in June 2011
July 2011 to June 2012	4.50%, plus an additional 1/12th of 0.25% for each payment date after July 2011 up to and including the payment date in June 2012
July 2012 and thereafter	4.75%

“Group I 60 Day Plus Delinquency Percentage” with respect to any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs in Group I that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, including HELOCs in Group I in foreclosure, REO Property in Group I and HELOCs in Group I with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs in Group I immediately preceding the relevant payment date.

"Group II Available Principal Payment Amount" means, with respect to the Class II-A Notes and any payment date:

(i)  the greater of (A) zero and (B)

(1)  with respect to any payment date during the Group II Managed Amortization Period and if the Group II Sponsor Certificate Pro Rata Test is not met, the Group II Principal Collection Amount less (a) the aggregate Group II Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class II-S Certificates immediately prior to that payment date;

(2)  with respect to any payment date during the Group II Managed Amortization Period and if the Group II Sponsor 's Certificate Pro Rata Test is met, the Group II Floating Allocation Percentage of the Group II Principal Collection Amount less the aggregate Group II Draws for the related payment date; and

(3)  with respect to any payment date during the Group II Rapid Amortization Period, the Group II Principal Collection Amount; plus

(ii)  the Group II Overcollateralization Increase Amount for that payment date, minus

(iii)  the Group II Overcollateralization Reduction Amount for that payment date; minus

(iv)  the related servicing fees and Group II Extraordinary Trust Fund Expenses (subject to the Group II Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Group II Interest Collection Amount.

“Group II Charge-Off Amount” with respect to any Group II Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down. To the extent that the related servicer or the master servicer receive Group II Subsequent Recoveries with respect to any HELOC, the amount of Group II Charge-Off Amount with respect to that HELOC will be reduced to the extent that such recoveries are applied to reduce the Note Principal Balance of any class of related Notes on any payment date.

“Group II Charged-Off HELOC” means any Group II HELOC that has been charged off.

“Group II Cumulative Charge-Off Percentage” with respect to the Group II Notes and any payment date is equal to the percentage obtained by dividing (x) the aggregate Group II Charge-Off Amounts on the Group II HELOCs incurred since the Group II Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the Group II HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the Group II HELOCs as of the Group II Cut-off Date.

“Group II Cut-off Date” means the close of business on November 14, 2006.

“Group II Draw” with respect to any Group II HELOC, an additional borrowing by the related mortgagor subsequent to the Group II Cut-off Date in accordance with the related mortgage note.

“Group II Draw Period” with respect to any Group II HELOC, the period during which the related mortgagor is permitted to make Group II Draws.

“Group II Excess Overcollateralization Amount” with respect to Group II HELOCs and any payment date, the excess, if any, of the Group II Overcollateralization Amount on that payment date over the Group II Overcollateralization Target Amount.

“Group II Expense Adjusted Mortgage Rate” with respect to any Group II HELOC or related REO Property is the applicable interest rate thereon less the Expense Fee Rate.

“Group II Expense Fee Rate” with respect to any Group II HELOC or Group II REO Property is the sum of (i) the servicing fee rate and (ii) the master servicing fee rate.

“Group II Extraordinary Trust Fund Expenses” means any amounts with respect to Group II reimbursable to the master servicer, the securities administrator or the indenture trustee, or any director, officer, employee or agent of the master servicer, the securities administrator or the indenture trustee, from the trust fund, any amounts with respect to Group II reimbursable to the depositor, the master servicer, the securities administrator, the custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Group II Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement or the Custodial Agreement, the Policy or the Insurance Agreement, including Group II Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Group II Extraordinary Trust Fund Expenses Cap. Group II Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Group II Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Group II Extraordinary Trust Fund Expenses Cap” means with respect to Group II, $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the indenture trustee incurred in connection with the termination of the securities administrator or the master servicer, the transfer of master servicing to a successor master servicer and any costs incurred with the replacement of the custodian or (ii) of the master servicer incurred in connection with the termination of the related servicer and the transfer of servicing to a successor servicer.

“Group II Floating Allocation Percentage” with respect to any payment date, the percentage equivalent of a fraction with a numerator equal to the Group II Invested Amount at the end of the previous Collection Period (in the case of the first payment date, the Group II Invested Amount as of the closing date) and a denominator equal to the aggregate Stated Principal Balance of the Group II HELOCs at the end of the previous Collection Period (in the case of the first payment date, the closing date), provided such percentage shall not be greater than 100%.

“Group II Interest Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of interest collected during the related Collection Period on the Group II HELOCs and allocated to interest in accordance with the terms of the related Servicing Agreement or the Sale and Servicing Agreement, as applicable, together with the interest portion of any repurchase price relating to any repurchased Group II HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period, any proceeds from the group II interest coverage account, and any Group II Subsequent Recoveries to the extent such Group II Subsequent Recoveries relate to interest, reduced, without duplication, by any Group II Extraordinary Trust Fund Expenses (subject to the Group II Extraordinary Trust Fund Expense Cap).

“Group II Invested Amount” with respect to any payment date, the aggregate Stated Principal Balance of the Group II HELOCs reduced by the aggregate Certificate Principal Balance of the Class II-S Certificates, if any. The Group II Invested Amount on the closing date is approximately $432,710,771.

“Group II Managed Amortization Period” with respect to the Group II Notes is the period beginning on the Group II Cut-off Date and ending on the occurrence of a Group II Rapid Amortization Event.

“Group II Optional Termination Date” means the first date on which the majority holder of the Class II-E Certificates may terminate the trust fund (with the consent of the Note Insurer if such termination would result in a draw against the Policy or amounts remain due and owning under the Insurance Agreement), as described under “—Termination; Retirement of Notes”.

“Group II Overcollateralization Amount” with respect to any payment date is the amount, if any, by which the Group II Invested Amount exceeds the aggregate Note Principal Balance of the Group II Notes as of such payment date after giving effect to payments to be made on such payment date.

“Group II Overcollateralization Deficit” means, with respect to any payment date, the amount, if any, by which the aggregate Note Principal Balance of the Group II Notes as of such payment date, after giving effect to payments to be made on such payment date, exceeds the Group II Invested Amount.

“Group II Overcollateralization Floor” means, with respect to the Group II Notes, 0.50% of the Group II Invested Amount as of the Group II Cut-off Date.

“Group II Overcollateralization Increase Amount” means with respect to any payment date, the amount payable to the Group II Notes as provided in clause (4), under “Payments on the Notes— Group II—Interest Payments” below.

“Group II Overcollateralization Reduction Amount” means, with respect to the Group II Notes and any payment date for which the Group II Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that payment date, greater than zero, an amount equal to the lesser of (i) the Group II Excess Overcollateralization Amount for that payment date and (ii) the Group II Available Principal Payment Amount for that payment date (without giving effect to the Group II Overcollateralization Reduction Amount).

“Group II Overcollateralization Target Amount” (x) with respect to any payment date (a) prior to the Group II Stepdown Date, an amount equal to 3.10% of the Group II Invested Amount as of the Group II Cut-off Date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 3.10% of the Group II Invested Amount as of the Group II Cut-off Date and (ii) 6.20% of the current Group II Invested Amount as of the last day of the related Collection Period and (B) the Group II Overcollateralization Floor or (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding payment date. The Group II Overcollateralization Amount with respect to the closing date will be an amount equal to approximately 1.90% of the Group II Invested Amount as of the Group II Cut-off Date. The Group II Overcollateralization Target Amount will cease to be in effect when the Group II Step-Up Overcollateralization Target Amount is in effect.

“Group II Principal Collection Amount” with respect to each payment date, an amount equal to the amount received by the related servicer and consisting of amounts collected during the related Collection Period on the Group II HELOCs and allocated to principal in accordance with the terms of the Sale and Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased Group II HELOCs, substitution adjustment amount paid during the related Collection Period and Group II Subsequent Recoveries, to the extent such Group II Subsequent Recoveries relate to principal.

“Group II Rapid Amortization Event” means any of the events described in “Description of the Group II Notes — Payments on the Group II Notes” in this prospectus supplement.

“Group II Rapid Amortization Period” means the period beginning upon the occurrence of the Group II Rapid Amortization Event.

“Group II Rapid Amortization Trigger Event” is in effect with respect to the Group II Notes and any payment date if the cumulative amount of Group II Charge-Off Amounts (net of Group II Subsequent Recoveries) incurred on the Group II HELOCs from the Group II Cut-off Date through the end of the related Collection Period immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II HELOCs as of the Group II Cut-off Date:

Prior to July 2009	4.25%
July 2009-June 2010	4.25%, plus an additional 1/12th of 2.25% for each payment date after July 2009 up to and including the payment date in June 2010
July 2010 to June 2011	6.50%, plus an additional 1/12th of 1.75% for each payment date after July 2010 up to and including the payment date in June 2011
July 2011 to June 2012	8.25%, plus an additional 1/12th of 1.25% for each payment date after July 2011 up to and including the payment date in June 2012
July 2012 to June 2013	9.50%, plus an additional 1/12th of 1.00% for each payment date after July 2012 up to and including the payment date in June 2013
July 2013 to June 2014	10.50%, plus an additional 1/12th of 0.50% for each payment date after July 2013 up to and including the payment date in June 2014
July 2014 and thereafter	11.00%

“Group II Sponsor Certificate Pro Rata Test” is met with respect to any payment date during the Group II Managed Amortization Period if the Certificate Principal Balance of the Class II-S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the Group II HELOCs.

“Group II Stepdown Date” means, the later to occur of

(x)	the payment date occurring in July 2009 and

(y) the first payment date on which the Group II Invested Amount has been reduced to 50.00% or less of the Group II Invested Amount as of the Cut-off Date.

“Group II Step-Up Overcollateralization Amount” will be in effect if the Group II Cumulative Charge-Off Percentage for such payment date exceed the following percentages:

December 2006 to November 2007	1.650%, plus an additional 1/12th of 0.850% for each payment date after December 2006 up to and including the payment date in November 2007
December 2007 to November 2008	2.500%, plus an additional 1/12th of 0.625% for each payment date after December 2007 up to and including the payment date in November 2008
December 2008 to November 2009	3.125%, plus an additional 1/12th of 0.625% for each payment date after December 2008 up to and including the payment date in November 2009
December 2009 to November 2010	3.750%, plus an additional 1/12th of 0.500% for each payment date after December 2009 up to and including the payment date in November 2010
December 2010 and thereafter	4.250%, plus an additional 1/12th of 0.500% for each month thereafter

The “Group II Step-Up Overcollateralization Amount” will equal (a) prior to the Group II Stepdown Date, an amount equal to 4.650% of the Group II Invested Amount as of the Group II Cut-off Date and (b) on or after the Group II Stepdown Date, the lesser of (x) 4.650% of the Group II Invested Amount as of the Group II Cut-off Date and (y) 6.975% of the then current Group II Invested Amount as of the last day of the related Collection Period, but not lower 0.50% of the Group II Invested Amount as of the Group II Cut-off Date.

“Group II Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to Group II HELOCs that have been previously liquidated and that resulted in a Group II Charge-Off Amount.

“Group II Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (A) the Group II 60 Day Plus Delinquency Percentage is less than 4.60% of the aggregate Stated Principal Balance of the Group II HELOCs, (B) for any payment date, the Group II Cumulative Charge-off Percentage for such payment date is less than the following:

Prior to July 2009	2.50%
July 2009-June 2010	2.50%, plus an additional 1/12th of 0.625% for each payment date after July 2009 up to and including the payment date in June 2010
July 2010 to June 2011	3.125%, plus an additional 1/12th of 0.500% for each payment date after July 2010 up to and including the payment date in June 2011
July 2011 and thereafter	3.625%

“Group II 60 Day Plus Delinquency Percentage” with respect to any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs in Group II that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, including HELOCs in Group II in foreclosure, REO Property in Group II and HELOCs in Group II with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs in Group II immediately preceding the relevant payment date.

“Indenture” means the indenture, dated as of December 19, 2006, among the issuing entity, the indenture trustee and the securities administrator.

“Insurance Agreement” means the Insurance and Indemnity Agreement dated as of December 19, 2006, among the parties thereto, including any amendments and supplements thereto in accordance with the terms thereof.

“Interest Collection Account” means any of the Group I Interest Collection Account or Group II Interest Collection Account.

“Margin” with respect to the Group I HELOCs and any payment date on or prior to the first possible Group I Optional Termination Date and (i) with respect to the Class I-A Notes, 0.140% per annum, (ii) with respect to the Class I-M-1 Notes, 0.310% per annum, (iii) with respect to the Class I-M-2 Notes, 0.470% per annum, (iv) with respect to the Class I-M-3 Notes, 1.500% per annum and (v) with respect to the Class I-M-4 Notes, 2.500% per annum; and with respect to any payment date after the first possible Group I Optional Termination Date, the Margin will increase to (i) with respect to the Class I-A Notes, 0.280% per annum, (ii) with respect to the Class I-M-1 Notes, 0.465% per annum, (iii) with respect to the Class I-M-2 Notes, 0.705% per annum, (iv) with respect to the Class I-M-3 Notes, 2.250% per annum and (v) with respect to the Class I-M-4 Notes, 3.750% per annum. With respect to the Group II HELOCs and any payment date on or prior to the first possible Group II Optional Termination Date, with respect to the Class II-A Notes, 0.140% per annum and with respect to any payment date after the first possible Group II Optional Termination Date, the Margin will increase to with respect to the Class II-A Notes, 0.280% per annum.

“Net WAC Cap Rate” with respect to any payment date and any Group I Notes (other than the Class I-A-IO Notes) any payment date, a per annum rate equal to the excess, if any, of (x) the weighted average of the Group I Expense Adjusted Mortgage Rates of the Group I HELOCs as of the first day of the related Collection Period preceding such payment date over (y) the quotient of (a) the Current Interest payable to the Class I-A-IO Notes on such payment date, divided by (b) the Group I Invested Amount on such payment date, multiplied by 12. With respect to any payment date and the Class I-A-IO Notes, a per annum rate equal to the weighted average of the Group I Expense Adjusted Mortgage Rates of the Group I HELOCs as of the first day of the related Collection Period preceding such payment date. With respect to any payment date and the Class II-A Notes, a per annum rate equal to the excess, if any, of (x) the weighted average of the Group II Expense Adjusted Mortgage Rates of the Group II HELOCs as of the first day of the related Collection Period preceding such payment date, over (y) the sum of (1) the quotient of (a) the Current Interest payable to the Class II-A-IO Notes on such payment date, divided by (b) the Group II Invested Amount on such payment date, multiplied by 12, and (2) the Premium Percentage. With respect to any payment date and the Class II-A-IO Notes, a per annum rate equal to the weighted average of the Group II Expense Adjusted Mortgage Rates of the Group II HELOCs as of the first day of the related Collection Period preceding such payment date. The Net WAC Cap Rate for each class of Group I Notes (other than the Class I-A-IO Notes) will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period and, in the case of the Class I-A-IO Notes, based on a 360-day year consisting of twelve 30-day months. The Net WAC Cap Rate for the Class II-A Notes will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period and, in the case of the Class II-A-IO Notes, based on a 360-day year consisting of twelve 30-day months.

“Net WAC Cap Rate Carryover Amount” with respect to any Class of Notes (other than the Class I-A-IO Notes and Class II-A-IO Notes) and any payment date, the sum of (A) if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (x) the amount of interest that would have been payable to such class of Notes on such payment date if the related Note Interest Rate for such class for such payment date were calculated at the Formula Rate over (y) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date, and (B) the Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Notes for the current payment date. With respect to the Class I-A-IO Notes and any payment date prior to and including the payment date in November 2008, the sum of (A) if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date, and (B) the related Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to 5.50% per annum. With respect to the Class II-A-IO Notes and any payment date prior to and including the payment date in November 2008, the sum of (A) if such Notes are subject to the related Net WAC Cap on such payment date, the excess, if any, of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class were equal to 5.50% per annum over (ii) the amount of interest payable on such class of Notes at the related Net WAC Cap Rate for such payment date, and (B) the related Net WAC Cap Rate Carryover Amount for the previous payment date not previously paid, together with interest thereon at a rate equal to 5.50% per annum.

“Noteholders” means the holders of the Notes.

“Note Insurer” means CIFG Assurance North America, Inc.

“Note Interest Rate” with respect to each class of Notes (other than the Class A-IO Notes) is the lesser of (a) Formula Rate and (b) the related Net WAC Cap Rate. With respect to the Class I-A-IO Notes (i) for each payment date from and including December 2006 to and including the payment date in November 2008, the lesser of (a) 5.50% per annum and (b) the related Net WAC Cap Rate, and (ii) for each payment date thereafter, 0.00% per annum. With respect to the Class II-A-IO Notes (i) for each payment date from and including December 2006 to and including the payment date in November 2008, the lesser of (a) 5.50% per annum and (b) the related Net WAC Cap Rate, and (ii) for each payment date thereafter, 0.00% per annum.

“Note Principal Balance” with respect to the Class A Notes and Class I-M Notes and any payment date is the original note principal balance of such class as set forth on the cover page of this prospectus supplement, less the sum of (i) all amounts in respect of principal distributed to such class on previous payment dates and (ii) any related Charge-Off Amounts allocated to such class on previous payment dates; provided that the Note Principal Balance of any class of Class A Notes or Class I-M Notes to which related Charge-Off Amounts have been allocated will be increased by the amount of any Subsequent Recoveries on the related HELOCs not previously allocated, but not by more than the amount of related Charge-Off Amounts previously allocated to reduce the Note Principal Balance of that Note. See “—Allocation of Losses” in this prospectus supplement.

“Notional Amount” means, with respect to the Class I-A-IO Notes, the lesser of (a) the Invested Amount as of the first day of the related Collection Period and (b) (i) for each payment date from and including December 2006 to and including the payment date in February 2007, $76,775,000, (ii) for each payment date from and including March 2007 to and including the payment date in May 2007, $68,000,000 (iii) for each payment date from and including June 2007 to and including the payment date in August 2007, $61,000,000, (iv) for each payment date from and including September 2007 to and including the payment date in November 2007, $53,000,000, (v) for each payment date from and including December 2007 to and including the payment date in February 2008, $43,000,000, (vi) for each payment date from and including March 2008 to and including the payment date in May 2008, $31,000,000, (vii) for each payment date from and including June 2008 to and including the payment date in August 2008, $12,275,000, (viii) for each payment date from and including September 2008 to and including the payment date in November 2008, $6,150,000 and (ix) for each payment date thereafter, $0. With respect to the Class II-A-IO Notes, the lesser of (a) the Invested Amount as of the first day of the related Collection Period and (b) (i) for each payment date from and including December 2006 to and including the payment date in May 2007, $187,911,000, (ii) for each payment date from and including June 2007 to and including the payment date in November 2007, $150,329,000 (iii) for each payment date from and including December 2007 to and including the payment date in February 2008, $105,230,000, (iv) for each payment date from and including March 2008 to and including the payment date in May 2008, $75,165,000, (v) for each payment date from and including June 2008 to and including the payment date in August 2008, $30,066,000, (vi) for each payment date from and including September 2008 to and including the payment date in November 2008, $15,033,000 and (vii) for each payment date thereafter, $0.

Reference to the Notional Amount of the Class A-IO Notes is solely for convenience in calculations and does not represent the right to receive any payments allocable to principal.

“Policy” means the financial guaranty insurance policy (No. CIFG NA- 1405) with respect to the Class II-A Notes and all endorsements thereto, if any, dated the closing date, issued by the Note Insurer for the benefit of the holders of the Class II-A Notes only.

“Premium” means the premium due to the Note Insurer calculated based on the product of the Premium Percentage and the aggregate Note Principal Balance of the Class II-A Notes as of the immediately preceding payment date, based on a 360-day year consisting of twelve 30-day months.

“Premium Percentage” means the 0.125% per annum.

“Prepayment Assumption” means a specified CPR and a Constant Draw Rate of 10%.

“Principal Collection Account” means any of the Group I Principal Collection Account or Group II Principal Collection Account.

“Rapid Amortization Event” means any of the Group I Rapid Amortization Event of Group II Rapid Amortization Event.

“Recoveries” means, with respect to a Charged-Off HELOC, the proceeds received by the related servicer in connection with such Charged-Off HELOC.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Relief Act Shortfall” with respect to any payment date and any HELOC is any reduction in the amount of interest collectible on such HELOC for the most recently ended Collection Period as a result of the application of the Relief Act.

“REO Property” means a mortgaged property acquired by the related servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

“Sale and Servicing Agreement” means the sale and servicing agreement, dated as of December 19, 2006, among the depositor, the issuing entity, the indenture trustee, the master servicer, the securities administrator, the sponsor and EMC Mortgage Corporation as the company.

“Servicing Agreement” means any of the GMAC Mortgage, LLC Servicing Agreement or the GreenPoint Servicing Agreement.

“Stated Principal Balance” with respect to any HELOC and any payment date, the principal balance of the HELOC as of the Cut-off Date, plus the aggregate amount of all related Draws conveyed to the trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts.

The Stated Principal Balance of any Charged-Off HELOC is zero.

“Subsequent Recoveries” means any of the Group I Subsequent Recoveries or the Group II Subsequent Recoveries.

“Trust Agreement” means the Trust Agreement, dated as of December 15, 2006, between the depositor and the owner trustee, as amended and restated by the Trust Agreement, dated as of December 19, among the depositor, the owner trustee, and the securities administrator.

“Unpaid Interest Shortfall Amount” means with respect to any class of Notes and (i) the first payment date, zero, and (ii) any payment date after the first payment date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Notes for the immediately preceding payment date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Notes for such preceding payment date exceeds (B) the aggregate amount distributed on such class of Notes in respect of interest pursuant to clause (A) above on such preceding payment date, plus interest on the amount of the interest due but not paid on such class of Notes on such preceding payment date, to the extent permitted by law, at the Note Interest Rate for such class for the related accrual period.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, other than the first accrual period for which LIBOR will be 5.350% per annum, for the Notes bearing interest at an adjustable rate, which date we refer to as an interest determination date, the securities administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the securities administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,

•	which have been designated as such by the securities administrator and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the securities administrator and the securities administrator’s calculation of the rate of interest applicable to the classes of Notes bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

Payments on the Notes

General. On each payment date, the securities administrator will make payments on the Notes to the persons in whose names such Notes are registered at the related record date.

The securities administrator will make payments on each payment date by wire transfer in immediately available funds to the account of a Noteholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a Noteholder in writing in accordance with the Indenture. If no such instructions are given to the securities administrator, then the securities administrator will make such payments by check mailed to the address of the person entitled thereto as it appears on the note register; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the offices of the securities administrator designated for such purposes. As of the closing date, the securities administrator designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each payment date, a holder of a Note will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of Notes. The percentage interest evidenced by a Note will equal the percentage derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

Group I HELOCs

Group I Interest Payments. Interest on the Note Principal Balance or Notional Amount, as applicable, of each class of Group I Notes entitled thereto will accrue during each accrual period at the applicable Note Interest Rate and will be payable to such Notes on each payment date, commencing in December 2006. The securities administrator will calculate interest for the Notes (other than the Class I-A-IO Notes) based on a 360-day year and the actual number of days elapsed in the related accrual period, and, in the case of the Class I-A-IO Notes, based on a 360-day year consisting of twelve 30-day months.

On each payment date, the Class I-S Floating Allocation Percentage of the Group I Interest Collection Amount for such payment date, reduced by the related servicing and master servicing fees, will be distributed to the Class I-S Certificates. On each payment date, the Group I Floating Allocation Percentage of the Group I Interest Collection Amount for such payment date, reduced by the related servicing and master servicing fees, will be distributed in the following order of priority:

1.	to the Class I-A Notes and Class I-A-IO Notes, pro rata, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date;

2.	to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes, in that order, the related Current Interest for such class and payment date;

3.
to the classes of Group I Notes (other than the Class I-A-IO Notes), as a payment of principal, the amount necessary to build and maintain the Group I Overcollateralization Amount to the Group I Overcollateralization Target Amount, including covering the Group I Floating Allocation Percentage of the Group I Charge-Off Amounts during the related Collection Period;

4.	to cover any Group I Charge-Off Amounts allocated to the Class I-A Notes;

5.	to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes, any Unpaid Interest Shortfall Amount for such payment date and such class;

6.	to the Class I-A Notes and Class I-A-IO Notes, pro rata, any related Net WAC Cap Rate Carryover Amount for such payment date and such class;

7.	to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes, in that order, any related Net WAC Cap Rate Carryover Amount for such payment date and such class; and

8.	to the Group I Certificates, as specified in the Trust Agreement.

On any payment date, any related Relief Act Shortfalls, any related prepayment interest shortfalls and any Group I Extraordinary Trust Fund Expenses payable to any party (subject to the Group I Extraordinary Trust Fund Expenses Cap) will be allocated as a reduction to the Current Interest for the Group I Notes and the amounts payable from interest collections to the Class I-S Certificates, on a pro rata basis, based on the respective amounts of interest accrued on those Notes and interest amounts payable to the Class I-S Certificates for that payment date. The holders of the Group I Notes and Class I-S Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls and expenses described in the preceding sentence.

Group II HELOCs

Group II Interest Payments. Interest on the Note Principal Balance or Notional Amount, as applicable, of each class of Group II Notes entitled thereto will accrue during each accrual period at the applicable Note Interest Rate and will be payable to such Notes on each payment date, commencing in December 2006. The securities administrator will calculate interest for the Class II-A Notes based on a 360-day year and the actual number of days elapsed in the related accrual period, and, in the case of the Class II-A-IO Notes, based on a 360-day year consisting of twelve 30-day months.

On each payment date, the Class II-S Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed to the Class II-S Certificates. On each payment date, the Group II Floating Allocation Percentage of the Group II Interest Collection Amount for such payment date, reduced by the servicing and master servicing fees, will be distributed in the following order of priority:

1.	to the Note Insurer, the current and any past due premium due for the Policy;

2.	to the Class II-A Notes and Class II-A-IO Notes, pro rata, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date;

3.	to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

4.
to the Class II-A Notes, as a payment of principal, the amount necessary to build the Group II Overcollateralization Amount to the Group II Overcollateralization Target Amount, including covering the Group II Floating Allocation Percentage of the Group II Charge-Off Amounts during the related Collection Period;

5.	to cover any Group II Charge-Off Amounts allocated to the Class II-A Notes (to the extent not covered by the Policy);

6.	to the Class II-A Notes and Class II-A-IO Notes, pro rata, any related Net WAC Cap Rate Carryover Amount for such payment date and each such class;

7.	to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

8.	to the Group II Certificates, as specified in the Trust Agreement.

On any payment date, any related Relief Act Shortfalls, any related prepayment interest shortfalls and any Group II Extraordinary Trust Fund Expenses payable to any party (subject to the Group II Extraordinary Trust Fund Expenses Cap) will be allocated as a reduction to the Current Interest for the Group II Notes and the amounts payable from interest collections to the Class II-S Certificates, on a pro rata basis, based on the respective amounts of interest accrued on those Notes and interest amounts payable to the Class II-S Certificates for that payment date. The holders of the Group II Notes and Class II-S Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls and expenses described in the preceding sentence, nor will they be covered by the Policy.

Principal Payments

Group I HELOCs

On each payment date during the Group I Managed Amortization Period, the Class I-S Principal Payment Amount shall be distributed to the holders of the Class I-S Certificates, until the Certificate Principal Balance of such class has been reduced to zero. On each payment date, the Group I Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A) For each payment date prior to the Group I Stepdown Date or on which a Group I Trigger Event is in effect:

(1)  to the Class I-A Notes, the Group I Available Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes, in that order, the remaining Group I Available Principal Payment Amount, in each case until the Note Principal Balance of each such class has been reduced to zero;

(3)  during the Group I Rapid Amortization Period, to the Class I-S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero; and

(4)  to the Group I Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Group I Stepdown Date, so long as a Group I Trigger Event is not in effect:

(1)  to the Class I-A Notes, the Class I-A Principal Payment Amount, for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Class I-M-1 Notes, the Class I-M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(3)  to the Class I-M-2 Notes, the Class I-M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(4)  to the Class I-M-3 Notes, the Class I-M-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(5)  to the Class I-M-4 Notes, the Class I-M-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(6)  during the Group I Rapid Amortization Period, to the Class I-S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero; and

(7)  to the Group I Certificates, as specified in the Trust Agreement.

Group I Rapid Amortization Event. A Group I Rapid Amortization Event related to the Group I HELOCs is any of the following events:

(1)  a breach of any representations, warranties or covenants of the sponsor in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

(2)  a declaration of bankruptcy or insolvency by any of the issuing entity, the depositor, the master servicer or the servicers;

(3)  the trust becomes subject to the Investment Company Act of 1940; or

(4)  the occurrence of a Group I Rapid Amortization Trigger Event.

If the event described in clause (1) or (4) occurs, a Group I Rapid Amortization Event will occur only if, after the applicable grace period, the securities administrator acting at the direction of the related Noteholders holding Group I Notes evidencing more than 51% in Note Principal Balance of the Group I Notes then outstanding, by written notice to the holder of the Class I-E Certificates, the depositor, the sponsor and the servicers (and to the securities administrator, if given to the related Noteholders) declare that a Group I Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Group I Rapid Amortization Event will occur without any notice or other action on the part of the securities administrator, the Note Insurer or the related Noteholders immediately on the occurrence of such event.

Principal Payments

Group II HELOCs

On each payment date during the Group II Managed Amortization Period, the Class II-S Principal Payment Amount shall be distributed to the holders of the Class II-S Certificates, until the Certificate Principal Balance of such class has been reduced to zero. On each payment date, the Group II Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A) For each payment date prior to the Group II Stepdown Date or on which a Group II Trigger Event is in effect:

(1)  to the Class II-A Notes, the Group II Available Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Group II Interest Collection Amount;

(3)  during the Group II Rapid Amortization Period, to the Class II-S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(4)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

(5)  to the Group II Certificates, as specified in the Trust Agreement.

(B) For each payment date on or after the Group II Stepdown Date, so long as a Group II Trigger Event is not in effect:

(1)  to the Class II-A Notes, the Class II-A Principal Payment Amount, for such payment date, until the Note Principal Balance thereof is reduced to zero;

(2)  to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy, to the extent not covered by the Interest Collection Amount;

(3)  during the Group II Rapid Amortization Period, to the Class II-S Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance is reduced to zero;

(4)  to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

(5)  to the Group II Certificates, as specified in the Trust Agreement.

Group II Rapid Amortization Event. A Group II Rapid Amortization Event related to the Group II HELOCs is any of the following events:

(1)  a breach of any representations, warranties or covenants of the sponsor in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

(2)  a declaration of bankruptcy or insolvency by any of the issuing entity, the depositor, the master servicer or the servicers;

(3)  the trust becomes subject to the Investment Company Act of 1940;r

(4)  the occurrence of a Group II Rapid Amortization Trigger Event; or

(5)  a draw is made on the Policy which remains unreimbursed for three months.

If the event described in clause (1) or (4) occurs, a Group II Rapid Amortization Event will occur only if, after the applicable grace period, either the Note Insurer or the securities administrator acting at the direction of the related Noteholders holding Group II Notes evidencing more than 51% in Note Principal Balance of the Group II Notes then outstanding, with the consent of the Note Insurer, by written notice to the holder of the Class II-E Certificates, the depositor, the sponsor and the servicers (and to the securities administrator, if given by the Note Insurer or the related Noteholders) declare that a Group II Rapid Amortization Event has occurred. If any event described in clauses (2), (3) or (5) occurs, a Group II Rapid Amortization Event will occur without any notice or other action on the part of the securities administrator, the Note Insurer or the related Noteholders immediately on the occurrence of such event.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the HELOCs and other assets of the trust fund, while the Notes are outstanding.

All fees are expressed as percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the HELOCs.

Item	Fee	Paid From
Servicing Fee(1)	0.500 % per annum	Mortgage Loan Interest Collections
Master Servicing Fee(1)	0.020 % per annum	Mortgage Loan Interest Collections
Premium Percentage(1)	0.125% per annum	Mortgage Loan Interest Collections
(1) The servicing fee, master servicing fee and Premium are paid on a first priority basis from collections allocable to interest on the related HELOCs, prior to payments to related Noteholders.

Allocation of Losses

The Group I Floating Allocation Percentage of Group I Charge-Off Amounts on the Group I HELOCs will be applied on any payment date as follows: first, to any available Group I Interest Collection Amount through an increase in the Group I Overcollateralization Increase Amount as provided in clause (3) under "Payments on the Notes— Group I Interest Payments" above, and second, in reduction of the Group I Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Group I Charge-Off Amounts, the sum of the aggregate Note Principal Balances of the Group I Notes exceeds the Group I Invested Amount as of the last day of the related Collection Period, such excess will be allocated to the Group I Notes in the following order: first, to the Class I-M-4 Notes, second, to the Class I-M-3 Notes, third, to the Class I-M-2 Notes, fourth, to the Class I-M-1 Notes, and, fifth, to the Class I-A Notes. The Class I-S Floating Allocation Percentage of Group I Charge-Off Amounts on the Group I HELOCs will be applied on any payment date to the Class I-S Certificates.

The Indenture does not permit the allocation of Group I Charge-Off Amounts to the Class I-A-IO Notes. Investors in the Class I-A-IO Notes should note that although Charge-Off Amounts cannot be allocated to the Class I-A-IO Notes, under certain loss scenarios there will not be enough interest collected on the HELOCs to pay the Class I-A-IO Notes the interest amounts to which they are then entitled.

The Group II Floating Allocation Percentage of Group II Charge-Off Amounts on the Group II HELOCs will be applied on any payment date as follows: first, to any available Group II Interest Collection Amount through an increase in the Group II Overcollateralization Increase Amount as provided in clause (4) under "Payments on the Notes — Group II Interest Payments" above, and second, in reduction of the Group II Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Group II Charge-Off Amounts, the sum of the aggregate Note Principal Balances of the Group II Notes exceeds the Group II Invested Amount as of the last day of the related Collection Period, such excess will be allocated to the Class II-A Notes; provided that any Group II Charge-Off Amounts allocated to the Class II-A Notes will be covered by the Policy. The Class II-S Floating Allocation Percentage of Charge-Off Amounts on the Group II HELOCs will be applied on any payment date to the Class II-S Certificates.

The Indenture does not permit the allocation of Group II Charge-Off Amounts to the Class II-A-IO Notes. Investors in the Class II-A-IO Notes should note that although Charge-Off Amounts cannot be allocated to the Class II-A-IO Notes, under certain loss scenarios there will not be enough interest collected on the HELOCs to pay the Class II-A-IO Notes the interest amounts to which they are then entitled.

Once Charge-Off Amounts have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the related servicer or the master servicer receive any Group I Subsequent Recoveries, such Group I Subsequent Recoveries will be remitted in accordance with the priorities described under “—Payments on the Notes - Group I HELOCs,” in this prospectus supplement, and the Note Principal Balance of each class of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes that has been reduced by the allocation of a Group I Charge-Off Amount to such class will be increased, in order of seniority, by the amount of such Group I Subsequent Recoveries. Holders of such classes of Group I Notes will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the payment date on which such increase occurs. Any Group I Subsequent Recoveries that are received during a related Collection Period will be included as a part of the Group I Interest Collection Amount or Group I Principal Collection Amount, as the case may be, for the related payment date.

In the event that the related servicer or the master servicer receive any Group II Subsequent Recoveries, such Group II Subsequent Recoveries will be remitted in accordance with the priorities described under “—Payments on the Notes - Group II HELOCs,” in this prospectus supplement, and the Note Principal Balance of the Class II-A Notes that has been reduced by the allocation of a Group II Charge-Off Amount to such class will be increased by the amount of such Group II Subsequent Recoveries; provided, that if such reduction has otherwise been covered by the Policy, such Group II Subsequent Recoveries shall be paid to reimburse the Note Insurer. Holders of such classes of Group II Notes will not be entitled to any payment in respect of Current Interest on the amount of such increases for any Accrual Period preceding the payment date on which such increase occurs. Any Group II Subsequent Recoveries that are received during a related Collection Period will be included as a part of the Group II Interest Collection Amount or Group II Principal Collection Amount, as the case may be, for the related payment date.

In addition, the related servicer must charge off a HELOC at the time such HELOC becomes 180 days delinquent unless the related servicer reasonably believes that it may be able to obtain a net recovery through foreclosure proceedings or other conversion of the related HELOC. Once a HELOC is charged off, the related servicer will not be entitled to any additional servicing fee for such mortgage loan, except to the extent of any unpaid servicing fees and expenses which will be reimbursable from any recoveries on such HELOC, and the HELOC will be treated as a liquidated HELOC.

Unless specific Subsequent Recoveries are anticipated, as applicable, on a particular HELOC that is charged off as described in the preceding paragraph, such charged off HELOC will be released from the trust fund, and will be transferred to the related Class X Certificateholders. If any Subsequent Recoveries are anticipated on such Charged-Off HELOC, the release of such HELOC from the trust fund will be delayed until the payment date after receipt of such Subsequent Recoveries. After the release of a Charged-Off HELOC, the related Class X Certificateholders will be entitled to any amounts subsequently received in respect of any such released Charged-Off HELOC, subject to any fees or expenses owed to the related servicer. Such related Class X Certificateholder may designate any servicer to service any such released Charged-Off HELOC and the related Class X Certificateholder may sell any such released Charged-Off HELOC to a third party. To the extent the servicing of such released Group I Charged-Off HELOC is not transferred from the related servicer, the servicing of such released Charged-Off HELOC and the fees therefor shall be governed by a separate servicing agreement under terms similar to the Sale and Servicing Agreement.

Termination; Retirement of Notes

The Group I HELOCs will be subject to optional purchase by the holder of the Class I-E Certificates, or, if there is no single holder, the majority holder of the Class I-E Certificates, on any payment date after the sum of the Note Principal Balances of the Group I Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Group I Notes.

The optional purchase price payable upon optional termination of the Group I HELOCs will be equal to the lesser of (i) the fair market value of the Group I HELOCs and (ii) the sum of the outstanding principal balance of the Group I HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Group I Notes.

The Group II HELOCs will be subject to optional purchase by the holder of the Class II-E Certificates, or, if there is no single holder, the majority holder of the Class II-E Certificates, on any payment date after the sum of the Note Principal Balances of the Group II Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Group II Notes. Such optional purchase is subject to the Note Insurer’s consent if the termination would result in a draw on the Policy or any amounts would remain due and owing to the Note Insurer under the Insurance Agreement.

The optional purchase price payable upon optional termination of the Group II HELOCs will be equal to the lesser of (i) the fair market value of the Group II HELOCs and (ii) the sum of the outstanding principal balance of the Group II HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Group II Notes and all amounts owing under the Insurance Agreement.

Reports to Noteholders

On each payment date, the securities administrator will make available to each Noteholder, the master servicer, the indenture trustee, the depositor, and with respect to the Group II-A Notes, the Note Insurer, a statement, based upon information provided by the master servicer and the servicers, generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating payments and general payment dates;

2.	with respect to each HELOC group, the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
with respect to each HELOC group, the amount of related payments to Noteholders (other than the holders of the Class A-IO Notes) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments in full included therein and (B) the aggregate of all other payments included therein;

5.	with respect to the Class II-A Notes, the amount of payments, if any, to holders of such Class II-A Notes provided by the Policy;

6.	with respect to each HELOC group, the amount of related Draws on the HELOCs;

7.	with respect to each HELOC group, the amount of payments to related Noteholders allocable to interest;

8.	with respect to each HELOC group, the Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts with respect to the related group of Notes;

9.
with respect to each HELOC group, the Note Principal Balances of the related Notes, if applicable, before and after giving effect to the payment of principal and allocation of related Charge-Off Amounts on such payment date;

10.
with respect to each HELOC group, the number and Stated Principal Balance of all the HELOCs in each HELOC group, in the aggregate for the following payment date, together with updated pool composition information;

11.	the amount of the servicing fees for the related Collection Period;

12.	with respect to each HELOC group, the Note Interest Rate for each class of Notes for such payment date and whether such rate was based on the related Net WAC Cap Rate;

13.
with respect to each HELOC group, the number and aggregate Stated Principal Balance of the HELOCs (A) delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such payment date, and (C) subject to bankruptcy or similar insolvency proceedings;

14.	with respect to each HELOC group, the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

15.
with respect to each HELOC group and to any HELOC in a related HELOC group that was charged off during the preceding Collection Period, the loan number and Stated Principal Balance of, and related Charge-Off Amount on such HELOC as of the end of the related Collection Period;

16.
with respect to each HELOC group, information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

17.	with respect to each HELOC group, the total number and principal balance of any related real estate owned, or REO, properties as of the end of the related Collection Period;

18.
with respect to each HELOC group, if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the payment period or that have become material over time;

19.	with respect to each HELOC group, material breaches of pool asset representations or warranties or transaction covenants;

20.	with respect to each HELOC group, the cumulative related Charge-Off Amounts through the end of the preceding month;

21.	with respect to each HELOC, the related 60 Day Plus Delinquent Percentage for the related payment date;

22.	with the respect to each HELOC group, any modifications of the HELOCs;

23.	with respect to each HELOC group, the total number and principal balance of any HELOCs repurchased due to delinquencies; and

24.
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable payment date and a description of any change in the calculation of these amounts.

The securities administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the securities administrator’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the securities administrator’s customer service desk at 312-992-0668. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

The annual reports on Form 10-K, the distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the securities administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the securities administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

  INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the depositor with the Securities and Exchange Commission.

The Issuing Entity

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the issuing entity will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The issuing entity is not expected to have any significant assets other than the HELOCs pledged to the indenture trustee as collateral to secure the Notes. The issuing entity's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee.

The Owner Trustee

Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

As compensation for its duties under the Trust Agreement, the owner trustee will be paid a fee as agreed upon by the owner trustee and the sponsor pursuant to a separate agreement, which amounts will be paid by the sponsor . The Trust Agreement will provide that the owner trustee and any director, officer, employee or agent of the owner trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the owner trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the owner trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Noteholders.

Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuing entity or the Noteholders under the Trust Agreement under any circumstances, except for the owner trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the owner trustee in the Trust Agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the owner trustee under the Trust Agreement.

The Indenture Trustee

The indenture trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank’s Agency & Trust group manages in excess of 3.6 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the third quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent on approximately 300 various residential mortgage-backed transactions.

Citibank, N.A. may resign at any time, in which event the depositor will be obligated to appoint a successor indenture trustee. The depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Indenture or the Sale and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the depositor will be entitled to appoint a successor indenture trustee with the consent of the Note Insurer. Citibank, N.A. may also be removed at any time by the holders of the Notes evidencing ownership of not less than 51% of the Notes or the Note Insurer. Any such resignation or removal of Citibank, N.A. and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

On and after the time the master servicer receives a notice of termination pursuant to the Sale and Servicing Agreement, the indenture trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Sale and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Sale and Servicing Agreement. Effective on the date of such notice of termination, as compensation therefor, the indenture trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the indenture trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the indenture trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Notes by each rating agency (without regard to the Policy) as the successor to the master servicer pursuant to the Sale and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Sale and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the Note Insurer (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any HELOCs under the Sale and Servicing Agreement, and shall have executed and delivered to the depositor, the Note Insurer and the indenture trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Sale and Servicing Agreement), with like effect as if originally named as a party to the Sale and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the Notes in effect immediately prior to such assignment and delegation (without regard to the Policy) will not be qualified or reduced as a result of such assignment and delegation. If the indenture trustee assumes the duties and responsibilities of the master servicer, the indenture trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the indenture trustee, unless the indenture trustee is prohibited by law from so acting, shall act in such capacity as provided in the Sale and Servicing Agreement. In connection with such appointment and assumption, the indenture trustee may make such arrangements for the compensation of such successor out of payments on HELOCs or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the Noteholders and the Note Insurer shall be in excess of that permitted the master servicer hereunder. The indenture trustee and such successor shall take such action, consistent with the Sale and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the indenture trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the indenture trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the indenture trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the indenture trustee or the successor master servicer to service the HELOCs properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the indenture trustee pursuant to the Sale and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Sale and Servicing Agreement.

If the indenture trustee will succeed to any duties of the master servicer respecting the HELOCs as provided in this prospectus supplement, it will do so in a separate capacity and not in its capacity as indenture trustee and, accordingly, the provisions of the Indenture and the Sale and Servicing Agreement concerning the indenture trustee’s duties will be inapplicable to the indenture trustee in its duties as the successor to the master servicer in the servicing of the HELOCs (although such provisions will continue to apply to the indenture trustee in its capacity as indenture trustee); the provisions of the Sale and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the indenture trustee will give prompt written notice thereof to Noteholders of record pursuant to the Indenture and the Sale and Servicing Agreement and to the Note Insurer and to the rating agencies.

Within 60 days after the occurrence of any event of default, the indenture trustee shall transmit by mail to all Noteholders and the Note Insurer notice of each such event of default hereunder actually known to a responsible officer of the indenture trustee, unless such event of default shall have been cured or waived.

In no event will the indenture trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the indenture trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the indenture trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Indenture and the Sale and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The indenture trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Indenture and Sale and Servicing Agreement as set forth thereof except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Indenture and the Sale and Servicing Agreement, the indenture trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the indenture trustee will be subject to certain federal laws and, because the Indenture and the Sale and Servicing Agreement are governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the indenture trustee will, in the administration of its duties under the Indenture and the Sale and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. The Indenture provides that the indenture trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The compensation to the indenture trustee for its duties as indenture trustee will be paid by the master servicer pursuant to a separate fee agreement.

The Securities Administrator

LaSalle will be the securities administrator under the Sale and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

LaSalle has extensive experience serving as securities administrator on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, paying agent or securities administrator on over 460 residential mortgage-backed security transactions involving assets similar to mortgage loans. As of September 30, 2006, LaSalle served as trustee, paying agent or securities administrator on over 385 residential mortgage-backed security transactions. Using information set forth in this prospectus supplement, the securities administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer on the HELOCs, the securities administrator will calculate the amount of principal and interest to be paid to each class of Notes and Certificates on each payment date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will perform distribution calculations, remit distributions on the payment date to Noteholders and prepare a monthly statement to Noteholders detailing the payments received and the activity on the HELOCs during the related Collection Period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided to it by the servicers and the master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or the master servicer.

The depositor, sponsor, owner trustee, indenture trustee, the Note Insurer and either servicer may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle’s corporate trust office for securities administration purposes is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - SACO 2006-12 or at such other address as LaSalle may designate from time to time.

The Custodian

LaSalle

Pursuant to the Custodial Agreement among, Citibank, N.A., as indenture trustee and LaSalle, as custodian, the sponsor , the master servicer, and the depositor (the “Custodial Agreement”), LaSalle will act as the custodian to hold all of the mortgage files for the HELOCs on behalf of the indenture trustee for the benefit of all present and future Noteholders and the Note Insurer. The custodian shall, on behalf of the indenture trustee, conduct the review of each mortgage file in its possession with respect to the HELOCs and perform all other duties relating to the custody of such mortgage files as are delegated to the custodian pursuant to the terms of the Custodial Agreement.

In its capacity as custodian, LaSalle will hold the HELOC loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, notes or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the HELOC loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and currently maintains approximately 2.5 million custody files in its two vault locations in Elk Grove Village, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

LaSalle and the sponsor are parties to certain custodial agreements whereby LaSalle, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it. Pursuant to these custodial agreements, LaSalle is currently providing custodial services for all of the HELOCs to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Payment Account

The securities administrator shall establish and maintain in the name of the indenture trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Payment Account”), into which on the Business Day prior to each payment date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account and all proceeds of any HELOCs and related REO Properties transferred in connection with the related optional termination of the related sub-trust. All amounts deposited to the Payment Account shall be held in the name of the indenture trustee in trust for the benefit of the Noteholders and the Note Insurer in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the indenture trustee for the benefit of the securities administrator, in permitted investments selected by the securities administrator, as set forth in the Indenture.

On each payment date, the securities administrator will withdraw the Principal Collection Amounts and Interest Collection Amounts from the Payment Account and make payments to the related Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes.” Each of the indenture trustee and the custodian will be entitled to compensation for its services under the Sale and Servicing Agreement, the Indenture and the Custodial Agreement, which shall be paid by the master servicer. The securities administrator shall be entitled to any earnings on any amounts on deposit in the Payment Account as compensation for its duties under the Indenture.

Each of the indenture trustee, the securities administrator and the custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Policy, the Insurance Agreement or the Custodial Agreement prior to the distribution of the Principal Collection Amounts and Interest Collection Amounts, subject to the related Extraordinary Trust Fund Expenses Cap.

Transfer of Servicing

EMC as servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Sale and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the indenture trustee (as evidenced in a writing signed by the indenture trustee) and satisfactory to the Note Insurer; and (d) shall execute and deliver to the indenture trustee and the securities administrator an agreement, in form and substance reasonably satisfactory to the indenture trustee and the securities administrator, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as servicer under the Sale and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency shall be given prior written notice of the identity of the proposed successor to the related servicer and each rating agency’s rating of the notes in effect immediately prior to such assignment, sale and delegation (without regard to the Policy) will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the servicers, the Note Insurer, the indenture trustee and the securities administrator (at the expense of the related servicer); and (iii) the servicer assigning and selling the servicing shall deliver to the indenture trustee and the securities administrator an officer’s certificate and an opinion of counsel addressed to the indenture trustee and the securities administrator, each stating that all conditions precedent to such action under the Sale and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Sale and Servicing Agreement. No such assignment or delegation shall affect any liability of the related servicer arising prior to the effective date thereof.

Rights Upon Event of Default

If an Event of Default should occur and be continuing, then and in every such case the indenture trustee, so long as the Note Insurer is not in default under the Policy, at the written direction of the Note Insurer or at the written direction of the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by the Note Insurer, so long as the Note Insurer is not in default under the Policy, or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the indenture trustee may, with the consent of the Note Insurer (which consent shall not be required if the Note Insurer is in default under the Policy), and shall, at the written direction of the Note Insurer, so long as the Note Insurer is not in default under the Policy, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the indenture trustee receives the consent of the Note Insurer or the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding (with the written consent of the Note Insurer), (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the indenture trustee receives the consent of the Note Insurer.

If, following an Event of Default, in accordance with above paragraph, the indenture trustee sells or causes to be sold the assets included in the trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the indenture trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Note Insurer is in default, the Note Insurer may exercise the rights of the Noteholders including the right to direct the indenture trustee in all matters with respect to the Notes under the Indenture.

Limitation on Suits

To the extent set forth in the Indenture, no Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the indenture trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as indenture trustee, on behalf of the Noteholder; (3) such Noteholders have offered to the indenture trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the indenture trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Voting Rights

Voting rights of the trust with respect to Group I in general will be allocated among the classes of Group I Notes based upon their respective Note Principal Balances, provided that prior to and including the payment date in December 2008, 1% of all voting rights will be allocated among the holders of the Class I-A-IO Notes. Voting rights of the trust with respect to Group II in general will be allocated among the classes of Group II Notes based upon their respective Note Principal Balances, provided that (i) prior to and including the payment date in December 2008, 1% of all voting rights will be allocated among the holders of the Class II-A-IO Notes, and (ii) the Note Insurer will have the right to vote on behalf of the Class II-A Notes, for so long as there is no continuing default by the Note Insurer with respect to its obligations under the Policy. Voting rights of the trust with respect to matters relating to both Groups in general will be allocated among the classes of Notes based upon their respective Note Principal Balances, provided that prior to and including the payment date in December 2008, 1% of all voting rights will be allocated among the holders of the Class I-A-IO Notes and Class II-A-IO Notes, respectively.

  THE POLICY

The following summary of terms of the financial guaranty insurance policy to be issued by CIFG Assurance North America, Inc. (the “Note Insurer”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

General

The Note Insurer will unconditionally and irrevocably guarantee to the holders of the Class II-A Notes (the “Class II-A Noteholders”), subject only to the terms of the Policy, the full and complete payment by or on behalf of the trust of regular payments of interest on and ultimate payment of principal of the Class II-A Notes. The Note Insurer’s obligations under the Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Note Insurer as provided in the Policy whether or not such funds are properly applied by the Securities Administrator. Regular Payments will be made only at the time set forth in the Policy, and payments under the Policy may not be accelerated except at the sole option of the Note Insurer, regardless of any acceleration of the Class II-A Notes.

Notwithstanding the foregoing paragraph, the Policy does not cover any amounts due in respect of the Class II-A Notes attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class II-A Noteholders. The Policy will not provide credit enhancement for any Notes other than the Class II-A Notes. The Policy does not cover any Basis Risk Shortfalls, prepayment interest shortfalls or Relief Act Shortfalls.

Following Receipt by the Note Insurer of a notice of claim and certificate from the Securities Administrator in the form attached to the Policy, the Note Insurer will pay any amount payable under the Policy in respect of Regular Payments on the Class II-A Notes on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such Receipt and (b) 12:00 p.m., New York City time, on the payment date on which such payment is due on the Class II-A Notes. Payments due thereunder in respect of Regular Payments will be disbursed to the Securities Administrator for the benefit of the Class II-A Noteholders by wire transfer of immediately available funds to such account as the Securities Administrator shall specify in writing at the time of or prior to the delivery of the Notice of Claim and Certificate in respect of such Regular Payment.

If any Regular Payment paid in respect of the Class II-A Notes during the term of the Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), the Note Insurer will pay such amount out of the funds of the Note Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Note Insurer from the Class II-A Noteholder of (A) a certified copy of the order (the “Order”) of the court or other governmental body of competent jurisdiction to the effect that the Class II-A Noteholder is required to return all or part of such Regular Payment because such payment was avoidable as a Preference Payment under applicable insolvency law, (B) a certificate of the Class II-A Noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Class II-A Noteholder in such form as is reasonably required by the Note Insurer, and provided to the Class II-A Noteholder by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class II-A Noteholder relating to or arising under the Class II-A Notes against the trust or otherwise with respect to such Preference Payment or (ii) the date of Receipt by the Note Insurer from the Class II-A Noteholder of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Note Insurer shall have Received written notice from the Class II-A Noteholder that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not the Indenture Trustee, the Master Servicer, the Owner Trustee, the Securities Administrator or the Class II-A Noteholder directly (unless the Class II-A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Class II-A Noteholder upon proof of such payment reasonably satisfactory to the Note Insurer).

At any time during the term of the Policy, the Note Insurer may appoint a fiscal agent (the “Fiscal Agent”) for purposes of the Policy by written notice to the Securities Administrator at the notice address specified in the Trust Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Securities Administrator, (i) copies of all notices and documents required to be delivered to the Note Insurer pursuant to the Policy shall be simultaneously delivered to the Fiscal Agent and the Note Insurer and shall not be deemed Received until Received by each, and (ii) all payments required to be made by the Note Insurer under the Policy may be made directly by the Note Insurer or by the Fiscal Agent on behalf of the Note Insurer. The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to any Class II-A Noteholder for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

The Policy does not protect investors against changes in market value of the Class II-A Notes, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED BY ARTICLE 76 OF THE NEW YORK INSURANCE LAW, THE FLORIDA INSURANCE GUARANTY ASSOCIATION CREATED UNDER PART II OF CHAPTER 631, FLORIDA STATUTES OR SIMILAR FUNDS OR ARRANGEMENTS IN ANY OTHER STATE.

The Note Insurer makes no representation regarding the Class II-A Notes or the advisability of investing in the Class II-A Notes.

As used in this section in this prospectus supplement, the following terms shall have the following meanings:

“Receipt” and “Received” mean actual delivery to each of the Note Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or Class II-A Note given hereunder by the Securities Administrator or an Class II-A Noteholder is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Note Insurer or its Fiscal Agent shall promptly so advise the Securities Administrator or the Class II-A Noteholder, which may submit an amended notice. As used in this section, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York or Paris, France, or any other location in which the principal office of the Securities Administrator, the Note Insurer or the Fiscal Agent in which it conducts business provided under the Policy is located, are authorized to remain closed.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Class II-A Notes required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Note Insurer has given its prior written consent. Regular Payments payable hereunder shall include (i) with respect to any payment date, the amount, if any, by which the amount available to be paid as interest to the Class II-A Notes, pursuant to the priority of payments set forth in the Indenture, is less than the Current Interest allocable to the Class II-A Notes, (ii) for any payment date other than the Class II-A Final Scheduled Payment Date, the related Group II Overcollateralization Deficit and (iii) to the extent unpaid on the Class II-A Final Scheduled Payment Date (after taking into account all distributions to be made on such date) any remaining Note Principal Balance of the Class II-A Notes. Regular Payments shall not include, nor shall coverage be provided under the Policy in respect of: (1) payments which become due on an accelerated basis as a result of (a) a default by the trust or any other person, (b) an election by the trust to make payment on an accelerated basis, (c) early or rapid amortization of the Class II-A Notes, (d) redemption for any reason, or (e) any other cause, unless the Note Insurer shall elect, in its sole discretion, to pay any amount due upon such acceleration together with any accrued interest to the date of acceleration; (2) any amounts due in respect of the Class II-A Notes attributable to any increase in interest rate, penalty or other sum payable by the trust by reason of any default or event of default in respect of the Class II-A Notes, whether by the trust or any other person, or by reason of any deterioration of the creditworthiness of any person, (3) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the Class II-A Noteholders or (4) any amounts due in respect of the Class II-A Notes but unpaid as a result of any prepayment interest shortfalls, any Relief Act Shortfalls or any Basis Risk Shortfalls.

The Note Insurer shall be subrogated to the rights of the holder of each Class II-A Note to receive payments of principal and interest to the extent of any payment by the Note Insurer under the Policy.

The Policy sets forth in full the undertaking of the Note Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class II-A Notes (except a contemporaneous or subsequent agreement or instrument given by the Note Insurer or to which the Note Insurer has given its written consent). The Premium paid is nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class II-A Notes prior to maturity. The Policy may not be cancelled or revoked during its term, including for nonpayment of the Premium due to the Note Insurer.

  THE NOTE INSURER

The information set forth in the following paragraphs has been provided by CIFG Assurance North America, Inc. ( “CIFG NA”) for inclusion in this prospectus supplement. CIFG NA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted herefrom, other than with respect to the accuracy of the information regarding CIFG NA set forth under the heading “The Note Insurer” in this prospectus supplement. Additionally, CIFG NA makes no representation regarding the Notes or the advisability of investing in the Notes.

General

CIFG Assurance North America, Inc. is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG NA is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212; its general telephone number is (212) 909-3939; and its website is located at www.cifg.com.

CIFG NA is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe (‘‘CIFG Europe’’), a French insurance company licensed to do business in the European Union, and CIFG Guaranty (‘‘CIFG Guaranty’’), a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG NA is supported by a net worth maintenance agreement from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG NA’s New York statutory capital and surplus at no less than $80 million, and may cede a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

Each of CIFG NA, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of ‘‘AAA’’ from Fitch Ratings, an insurer financial strength rating of ‘‘Aaa’’ from Moody’s Investors Services Inc., and an insurer financial enhancement rating of ‘‘AAA’’ from Standard and Poor’s Ratings Services, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of each company’s capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class II-A Notes. Such ratings may be subject to revision or withdrawal at any time.

CIFG NA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 48 jurisdictions. CIFG NA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as the CIFG NA regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

Financial Information

	US GAAP September 30, 2006 (Unaudited) (in thousands of US dollars)	US GAAP December 31, 2005 (Audited) (in thousands of US dollars)
Total Assets	$ 369,050	$ 324,134
Total Liabilities	$ 248,239	$ 202,042
Shareholder’s Equity	$ 120,811	$ 122,092

	Statutory Accounting Practices September 30, 2006 (Unaudited) (in thousands of US dollars)	Statutory Accounting Practices December 31, 2005 (Audited) (in thousands of US dollars)
Admitted Assets	$ 183,468	$175,332
Liabilities	$ 78,045	$ 66,757
Capital and Surplus	$ 105,423	$108,575

The following table sets forth the capitalization of CIFG Guaranty on the basis of US GAAP.

US GAAP December 31, 2005 (Audited)
	(in thousands of euros)	(in thousands of US dollars) (1)

Assets	€ 736,208	$ 871,634
Liabilities	€ 196,794	$ 232,995
Shareholder’s Equity	€ 539,414	$ 638,639

(1) The translation of euros to U.S. dollars is presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2005 of $1.18395 to €1.00. The convenience translation should not be construed as representation that the euro amounts have been, could have been, or in the future could be, converted into U.S. dollars at this or any rate of exchange.

For further information concerning CIFG NA and CIFG Guaranty, see the audited financial statements of both companies, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and, the unaudited interim financial statements of CIFG NA as of September 30, 2006 and for the nine-month period ended September 30, 2006, which are included as Exhibits 99.1 to the Current Report on Form 8-K to be filed by the depositor on or about December 19, 2006 (SEC File Number 333-131374) in connection with the registration statement of which this prospectus supplement is a part, which are hereby incorporated by reference in this prospectus supplement. Such financial statements of CIFG NA and CIFG Guaranty are also available on the CIFG Group’s website at www.cifg.com.

  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity of the Notes will be sensitive in varying degrees to defaults on the HELOCs. If a purchaser of a Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the HELOCs.

The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The weighted average life of, and the yield to maturity on, each class of Notes generally will be directly related to the rate of payment of principal, including prepayments, of the HELOCs. The actual rate of principal prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of HELOCs at any time because of specific factors relating to the HELOCs in the particular pool, including, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the HELOCs the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of Notes will also be influenced by the amount of related excess cashflow generated by the related HELOCs and applied in reduction of the Note Principal Balance of the related Notes. The level of related excess cashflow available on any payment date to be applied in reduction of the Note Principal Balances of the related Class A Notes and Class I-M Notes will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related group at such time, i.e., the extent to which interest on the related HELOCs is accruing on a higher Stated Principal Balance than the Note Principal Balance of the related Notes (other than the Class A-IO Notes);

•	the delinquency and default experience of the related HELOCs; and

•
the provisions of the Trust Agreement that permit principal collections to be distributed to the related Class E Certificates and the related Residual Certificates in each case as provided in the Trust Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of excess cashflow are distributed in reduction of the Note Principal Balance of the Class A Notes and Class I-M Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of related excess cashflow to be distributed at any time or in the aggregate.

We refer you to“Description of the Notes — Payments on the Notes” in this prospectus supplement.

The yields to maturity of the Notes, and in particular the Class I-M Notes, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of the related Charge-Off Amounts on the related HELOCs. If a Charge-Off Amount is allocated to a class of Notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

Yield Sensitivity of the Class A-IO Notes

If, at any time prior to the payment date in November 2008, the aggregate Stated Principal Balance of the Group I HELOCs as of the first day of the related Accrual Period is reduced below the then applicable Notional Amount for the Class I-A-IO Notes (if calculated without regard to the Stated Principal Balance of the Group I HELOCs), the yield to investors in the Class I-A-IO Notes will become extremely sensitive to the rate and timing of principal payments on the Group I HELOCs, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the majority holder of the Class I-E Certificates exercises its option to terminate the trust with respect to the Group I HELOCs as described under “—Termination; Retirement of Notes” in this prospectus supplement and such action results in the retirement of the Group I Notes prior to the payment date in December 2008, then the holders of the Class I-A-IO Notes will receive fewer than the twenty-four distributions of interest that they would otherwise have been entitled to receive. Investors in the Class I-A-IO Notes should fully consider the risk that an extremely rapid rate of prepayments on the Group I HELOCs could result in the failure of such investors to fully recover their investments.

The Indenture does not permit the allocation of Group I Charge-Off Amounts to the Class I-A-IO Notes. Investors in the Class I-A-IO Notes should note that although Group I Charge-Off Amounts cannot be allocated to the Class I-A-IO Notes, under certain loss scenarios there will not be enough interest on the Group I HELOCs to pay the Class I-A-IO Notes all interest amounts to which they are then entitled.

If, at any time prior to the payment date in December 2008, the aggregate Stated Principal Balance of the Group II HELOCs as of the first day of the related Accrual Period is reduced below the then applicable Notional Amount for the Class II-A-IO Notes (if calculated without regard to the Stated Principal Balance of the Group II HELOCs), the yield to investors in the Class II-A-IO Notes will become extremely sensitive to the rate and timing of principal payments on the Group II HELOCs, including prepayments, defaults and liquidations, which rate may fluctuate significantly over time. Further, if the majority holder of the Class II-E Certificates exercises its option to terminate the trust with respect to the Group II HELOCs as described under “—Termination; Retirement of Notes” in this prospectus supplement and such action results in the retirement of the Group II Notes prior to the payment date in December 2008, then the holders of the Class II-A-IO Notes will receive fewer than the twenty-four distributions of interest that they would otherwise have been entitled to receive. Investors in the Class II-A-IO Notes should fully consider the risk that an extremely rapid rate of prepayments on the Group II HELOCs could result in the failure of such investors to fully recover their investments.

The Indenture does not permit the allocation of Group II Charge-Off Amounts to the Class II-A-IO Notes. Investors in the Class II-A-IO Notes should note that although Group II Charge-Off Amounts cannot be allocated to the Class II-A-IO Notes, under certain loss scenarios there will not be enough interest on the Group II HELOCs to pay the Class II-A-IO Notes all interest amounts to which they are then entitled.

Prepayments and Defaults

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the related HELOCs and thus the yield on the related Class A Notes and Class I-M Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first-lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See“Risk Factors” in this prospectus supplement. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to Noteholders, the Noteholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the related optional termination of the related sub-trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Class A Notes and Class I-M Notes. See“Yield Considerations” and“Maturity and Prepayment Considerations” in the base prospectus.

Although all of the mortgage rates on the HELOCs are subject to adjustment, the mortgage rates on the HELOCs adjust based on the Prime Rate, while the Class A Notes and Class I-M Notes adjust based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class A Notes and Class I-M Notes. Any Net WAC Cap Rate Carryover Amount allocated to the Class A Notes and Class I-M Notes will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any Net WAC Cap Rate Carryover Amount may remain unpaid on the final payment date for the Class A Notes and Class I-M Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first-lien mortgage loans. See“Risk Factors” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the Noteholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class A Notes and Class I-M Notes will be influenced by, among other things, the rate of principal payments and Draws on the HELOCs.

The prepayment model used in this prospectus supplement for the HELOCs is a Constant Prepayment Rate (“CPR”). No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. To assume a 10% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that Draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the CPR and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into two pools with the following characteristics:

HELOC Number	HELOC Group	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Maximum Credit Limit ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	1	4,300,344.95	11.600	0.52	4,855,253.00	240	235
2	1	25,337,587.21	9.354	0.52	30,492,050.00	240	233
3	1	7,404,798.66	10.106	0.52	8,789,765.00	240	235
4	1	45,623,872.76	9.255	0.52	51,916,056.00	300	296
5	1	114,276.36	9.676	0.52	114,600.00	300	296
6	1	15,000.00	15.000	0.52	15,000.00	300	289
7	1	37,153,087.09	10.908	0.52	39,471,440.00	300	296
8	1	1,366,371.70	10.992	0.52	1,427,350.00	300	296
9	1	922,805.57	11.757	0.52	1,251,450.00	360	354
10	1	49,995.05	8.750	0.52	50,000.00	180	165
11	1	1,731,869.62	9.989	0.52	1,891,165.00	120	116
12	1	18,058,472.19	13.031	0.52	18,697,355.00	300	293
13	1	14,726,159.44	13.219	0.52	15,545,893.00	300	294
14	1	27,400.00	10.000	0.52	27,400.00	360	340
15	1	412,299.31	11.408	0.52	446,250.00	180	159
16	1	158,655.00	10.284	0.52	158,655.00	180	176
17	1	7,363,005.25	10.593	0.52	9,446,280.00	180	156
18	1	75,000.00	14.125	0.52	75,000.00	180	176
19	1	4,726,211.75	10.716	0.52	5,306,980.00	180	171
20	1	2,273,771.78	12.432	0.52	2,826,863.00	240	236
21	1	2,941,558.78	12.814	0.52	3,922,474.00	240	235
22	1	2,010,185.21	12.538	0.52	2,169,606.00	240	235
23	2	42,399,444.33	9.424	0.52	53,009,800.00	300	296
24	2	49,990.00	10.500	0.52	50,000.00	180	173
25	2	390,194,537.15	10.275	0.52	423,695,647.00	180	176
26	2	66,800.00	12.000	0.52	66,800.00	120	116

HELOC Number	HELOC Group	Remaining Draw Period (in months)	Gross Margin (%)	Net Minimum Rate (%)	Net Maximum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1	1	115	3.394	2.874	19.336	1	1	PRIME
2	1	113	1.112	3.177	24.473	1	1	PRIME
3	1	115	1.856	2.363	21.543	1	1	PRIME
4	1	116	2.067	1.868	17.491	1	1	PRIME
5	1	116	3.846	3.326	17.480	1	1	PRIME
6	1	109	6.750	6.230	17.480	1	1	PRIME
7	1	116	3.326	2.806	17.480	1	1	PRIME
8	1	116	3.877	3.357	17.480	1	1	PRIME
9	1	114	3.507	2.987	17.480	1	1	PRIME
10	1	105	1.500	0.980	17.480	1	1	PRIME
11	1	115	1.739	1.219	17.480	1	1	PRIME
12	1	173	4.746	4.247	17.480	1	1	PRIME
13	1	174	4.979	4.465	17.480	1	1	PRIME
14	1	160	1.750	1.230	17.480	1	1	PRIME
15	1	158	3.354	2.834	21.126	1	1	PRIME
16	1	175	2.034	1.514	17.480	1	1	PRIME
17	1	36	2.321	1.802	17.301	1	1	PRIME
18	1	56	5.875	5.355	17.480	1	1	PRIME
19	1	51	2.466	1.978	17.480	1	1	PRIME
20	1	56	4.182	3.662	20.480	1	1	PRIME
21	1	55	4.564	4.044	20.480	1	1	PRIME
22	1	55	4.387	3.867	20.480	1	1	PRIME
23	2	176	1.187	0.667	17.480	1	1	PRIME
24	2	172	2.250	1.730	17.480	1	1	PRIME
25	2	56	2.041	1.521	17.466	1	1	PRIME
26	2	56	3.750	3.230	17.480	1	1	PRIME

In addition, in creating the tables below the following assumptions were made:

•	payments are made in accordance with the description set forth under “Description of the Notes,”
•	payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in December 2006,
•	no extension past the scheduled maturity date of a HELOC is made,
•	no delinquencies or defaults occur,
•	the HELOCs pay on the basis of a 30-day month and a 360-day year,
•	no Rapid Amortization Event occurs with respect to the related group,
•	the Group II Step-Up Overcollateralization amount is zero,
•	the closing date is December 19, 2006,
•	the prime rate index with respect to the HELOCs remains constant at 8.25%, and One-Month LIBOR remains constant at 5.35%,
•	the Premium is as described in the Policy;
•	the Group I Interest Coverage Account and Group II Interest Coverage Account have a $0 balance,
•	there are no initial or subsequent periodic rate caps,
•	prepayments are assumed to be made on the last day of the month, and include 30 days of interest thereon,
•	Draws are assumed to be made on the last day of the month,
•	the Constant Draw Rate is 10%, and
•	the balance of the Class S Certificates is equal to zero.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated principal balance outstanding over time and the weighted average life of the Class A Notes and Class I-M Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Class A Notes and Class I-M Notes and sets forth the percentages of the initial stated principal balances of the Class A Notes and Class I-M Notes that would be outstanding after each of the payment dates shown at various percentages of the CPR and Constant Draw Rates.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class I-A Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	83	70	56	42	29
November 25, 2008	71	48	28	11	0
November 25, 2009	60	33	16	0	0
November 25, 2010	50	25	14	0	0
November 25, 2011	41	20	9	0	0
November 25, 2012	33	15	6	0	0
November 25, 2013	29	12	4	0	0
November 25, 2014	26	9	3	0	0
November 25, 2015	23	7	2	0	0
November 25, 2016	19	5	1	0	0
November 25, 2017	15	3	1	0	0
November 25, 2018	12	2	*	0	0
November 25, 2019	9	2	0	0	0
November 25, 2020	7	1	0	0	0
November 25, 2021	6	1	0	0	0
November 25, 2022	4	*	0	0	0
November 25, 2023	3	0	0	0	0
November 25, 2024	2	0	0	0	0
November 25, 2025	1	0	0	0	0
November 25, 2026	1	0	0	0	0
November 25, 2027	1	0	0	0	0
November 25, 2028	*	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	5.41	2.97	1.81	0.93	0.68
Weighted Average Life (in years)(1)(2)	5.21	2.78	1.66	0.93	0.68
_________________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Group I Notes.
(2) To the first possible group I optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class I-M-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	87
November 25, 2009	100	95	100	97	83
November 25, 2010	100	73	40	90	37
November 25, 2011	100	57	26	49	16
November 25, 2012	96	43	17	27	4
November 25, 2013	84	33	11	15	0
November 25, 2014	74	26	8	5	0
November 25, 2015	65	20	5	0	0
November 25, 2016	55	15	3	0	0
November 25, 2017	43	10	0	0	0
November 25, 2018	34	7	0	0	0
November 25, 2019	27	5	0	0	0
November 25, 2020	21	3	0	0	0
November 25, 2021	16	0	0	0	0
November 25, 2022	12	0	0	0	0
November 25, 2023	9	0	0	0	0
November 25, 2024	6	0	0	0	0
November 25, 2025	4	0	0	0	0
November 25, 2026	2	0	0	0	0
November 25, 2027	0	0	0	0	0
November 25, 2028	0	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	10.96	6.34	4.48	5.30	3.76
Weighted Average Life (in years)(1)(2)	10.41	5.83	4.07	3.89	2.72
_________________
(1) The weighted average life of the Group I Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Group I Notes.
(2) To the first possible group I optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class I-M-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	95	68	100	18
November 25, 2010	100	73	40	19	8
November 25, 2011	100	57	26	11	*
November 25, 2012	96	43	17	6	0
November 25, 2013	84	33	11	0	0
November 25, 2014	74	26	8	0	0
November 25, 2015	65	20	4	0	0
November 25, 2016	55	15	0	0	0
November 25, 2017	43	10	0	0	0
November 25, 2018	34	7	0	0	0
November 25, 2019	27	3	0	0	0
November 25, 2020	21	0	0	0	0
November 25, 2021	16	0	0	0	0
November 25, 2022	12	0	0	0	0
November 25, 2023	9	0	0	0	0
November 25, 2024	6	0	0	0	0
November 25, 2025	2	0	0	0	0
November 25, 2026	0	0	0	0	0
November 25, 2027	0	0	0	0	0
November 25, 2028	0	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	10.92	6.30	4.29	3.80	2.83
Weighted Average Life (in years)(1)(2)	10.41	5.83	3.91	3.54	2.64
_________________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Group I Notes.
(2) To the first possible group I optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class I-M-3 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	100
November 25, 2009	100	95	60	54	18
November 25, 2010	100	73	40	19	4
November 25, 2011	100	57	26	9	0
November 25, 2012	96	43	17	*	0
November 25, 2013	84	33	10	0	0
November 25, 2014	74	26	3	0	0
November 25, 2015	65	20	0	0	0
November 25, 2016	55	15	0	0	0
November 25, 2017	43	8	0	0	0
November 25, 2018	34	2	0	0	0
November 25, 2019	27	0	0	0	0
November 25, 2020	21	0	0	0	0
November 25, 2021	16	0	0	0	0
November 25, 2022	11	0	0	0	0
November 25, 2023	5	0	0	0	0
November 25, 2024	1	0	0	0	0
November 25, 2025	0	0	0	0	0
November 25, 2026	0	0	0	0	0
November 25, 2027	0	0	0	0	0
November 25, 2028	0	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	10.81	6.19	4.13	3.38	2.49
Weighted Average Life (in years)(1)(2)	10.41	5.83	3.84	3.19	2.35
_________________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Group I Notes.
(2) To the first possible group I optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class I-M-4 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	100	100	100	100	100
November 25, 2008	100	100	100	100	99
November 25, 2009	100	95	60	35	13
November 25, 2010	100	73	40	16	0
November 25, 2011	100	57	26	0	0
November 25, 2012	96	43	11	0	0
November 25, 2013	84	33	0	0	0
November 25, 2014	74	26	0	0	0
November 25, 2015	65	17	0	0	0
November 25, 2016	55	4	0	0	0
November 25, 2017	43	0	0	0	0
November 25, 2018	34	0	0	0	0
November 25, 2019	27	0	0	0	0
November 25, 2020	20	0	0	0	0
November 25, 2021	8	0	0	0	0
November 25, 2022	0	0	0	0	0
November 25, 2023	0	0	0	0	0
November 25, 2024	0	0	0	0	0
November 25, 2025	0	0	0	0	0
November 25, 2026	0	0	0	0	0
November 25, 2027	0	0	0	0	0
November 25, 2028	0	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	10.55	5.96	3.90	3.12	2.29
Weighted Average Life (in years)(1)(2)	10.40	5.82	3.81	3.06	2.25
_________________
(1) The weighted average life of the Group I Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Group I Notes.
(2) To the first possible group I optional termination date.

Percent of the Initial Class Note Principal Balance
at the Respective Percentages of CPR

	Class II-A Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100%	100%	100%	100%	100%
November 25, 2007	88	76	65	54	42
November 25, 2008	78	59	42	29	17
November 25, 2009	69	45	29	17	9
November 25, 2010	61	35	19	9	4
November 25, 2011	51	26	12	5	1
November 25, 2012	39	17	7	2	*
November 25, 2013	29	12	4	1	0
November 25, 2014	22	8	2	*	0
November 25, 2015	16	5	1	0	0
November 25, 2016	12	3	*	0	0
November 25, 2017	9	2	0	0	0
November 25, 2018	6	1	0	0	0
November 25, 2019	4	*	0	0	0
November 25, 2020	2	0	0	0	0
November 25, 2021	1	0	0	0	0
November 25, 2022	1	0	0	0	0
November 25, 2023	*	0	0	0	0
November 25, 2024	*	0	0	0	0
November 25, 2025	0	0	0	0	0
November 25, 2026	0	0	0	0	0
November 25, 2027	0	0	0	0	0
November 25, 2028	0	0	0	0	0
November 25, 2029	0	0	0	0	0
Weighted Average Life (in years)(1)	5.33	3.34	2.25	1.58	1.13
Weighted Average Life (in years)(1)(2)	5.11	3.16	2.11	1.46	1.01
_________________
* Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Class II-A Notes is determined by (i) multiplying the amount of each principal payment for such class by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Class II-A Notes.
(2) To the first possible group II optional termination date.

Additional Information

The depositor intends to file certain additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

  USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the Notes against the purchase price of the HELOCs.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve funds and the interest coverage accounts, each as described in the indenture) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Notes, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will each represent the sole class of “residual interests” in the related REMIC elected by the trust and (ii) the Notes (exclusive of any right of the holder of any Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts) will represent the “regular interests” in, and be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations” in the base prospectus.

For federal income tax purposes, a beneficial owner of a Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The treatment of amounts received by a holder of a Note under such holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Note must allocate its purchase price for the Note between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Notes in respect of Net WAC Cap Rate Carryover Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The original issue discount (“OID”) regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts as discrete property rights. It is possible that the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts could be treated as a partnership among the holders of the Notes and the related Class E Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments in respect of related Net WAC Cap Rate Carryover Amounts. Holders of the Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the trust’s treatment of payments of Net WAC Cap Rate Carryover Amounts is respected, ownership of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Upon the sale of a Note, the amount of the sale allocated to the selling holder’s right to receive payments in respect of Net WAC Cap Rate Carryover Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Note. A holder of a Note will have gain or loss from such a termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Net WAC Cap Rate Carryover Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, some or all of the Notes may be treated as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the HELOCs will prepay at the applicable CPR. No representation is made that the HELOCs will prepay at such rate or at any other rate. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus.

If the method of computing OID described in the base prospectus results in a negative amount for any period with respect to any holders of Notes, the amount of OID allocable to such period would be zero, and such holders will be permitted to offset such amounts only against future OID (if any) from such Notes. Although uncertain, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in any such Note exceeds the maximum amount of future payments to which such holder is entitled, assuming no further prepayments of the HELOCs. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

The OID regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the trust. Accordingly, it is possible that holders of Notes issued with OID may be able to select a method for recognizing OID that differs from that used in preparing reports to holders and the Internal Revenue Service. Prospective purchasers of Notes issued with OID are advised to consult their tax advisors concerning the tax treatment of such Notes in this regard.

Certain of the Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Note will be treated as holding such Note with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus.

With respect to the Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Notes to receive payments in respect of Net WAC Cap Rate Carryover Amounts. The Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the Notes will be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code, generally to the extent that the Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. However, the right of each Note to receive payments in respect of Net WAC Cap Rate Carryover Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the securities administrator or any other party, if the securities administrator or such other party has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

The responsibility for filing annual federal information returns and other reports will be borne by the securities administrator.

For further information regarding the federal income tax consequences of investing in the Notes, see “Material Federal Income Tax Considerations” in the base prospectus.

  STATE AND OTHER TAXES

None of the depositor, the master servicer, the securities administrator or the indenture trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Notes.

  ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases a Note, if the assets of the issuing entity are deemed to be assets of the Plan (“Plan Assets”). Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the issuing entity), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the base prospectus, which exemptions are not expected to apply to the Notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the issuing entity anticipates that, as of the date hereof, the Class A Notes and Class I-M Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Notes may cause the HELOCs and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect thereto. The issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the HELOCs and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Notes, prospective Plan investors should determine whether the issuing entity, the depositor, the underwriter, the indenture trustee, the Note Insurer, any other provider of credit support, a holder of the Notes or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the base prospectus. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA for certain prohibited transactions between a Plan and a party in interest other than a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, solely by reason of providing services to the Plan or by reason of certain relationship to such a service provider, provided that certain conditions are met. There can be no assurance that any exemption will apply with respect to any particular Plan investment in the Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the issuing entity anticipates that the Class A Notes and Class I-M Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the issuing entity believes that, so long as the Class A Notes and Class I-M Notes retain a rating of at least investment grade, the Class A Notes and Class I-M Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Class A Notes and Class I-M Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Class A Note and Class I-M Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Class A Notes and Class I-M Notes are rated at least investment grade, (ii) such transferee believes that the Class A Notes and Class I-M Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Class A Notes and Class I-M Notes and (iii) the acquisition and holding of the Class A Notes and Class I-M Notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Class A Notes and Class I-M Notes, a prospective transferee of the Class A Notes and Class I-M Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the securities administrator an opinion of counsel satisfactory to the securities administrator and for the benefit of the indenture trustee, the issuing entity, the Note Insurer and the depositor, which opinion will not be at the expense of the trust, the issuing entity, the depositor, the Note Insurer, the indenture trustee or the securities administrator, that the purchase, holding and transfer of the Class A Notes and Class I-M Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the issuing entity, the indenture trustee, the depositor, the Note Insurer or the securities administrator, to any obligation in addition to those undertaken in the Sale and Servicing Agreement, the Trust Agreement and the Indenture. The Class A-IO Notes may not be purchased by a Plan or any person purchasing on behalf of a Plan or with Plan Assets.

Any prospective Plan investor considering whether to invest in the Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Notes on behalf of a Plan.

The sale of any of the Class A Notes and Class I-M Notes to a Plan is in no respect a representation by the depositor or the underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

  METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Bear, Stearns & Co. Inc., as the underwriter, the depositor has agreed to sell the Notes to the underwriter, and the underwriter has agreed to purchase the Notes from the depositor. Distribution of the Notes will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts. It is expected that the proceeds to the depositor from the sale of the Notes will be approximately $617,223,473 before deducting issuance expenses payable by the depositor, estimated to be $850,000.

The depositor has been advised by the underwriter that it intends to make a market in the Notes, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Notes, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the securities administrator, the indenture trustee, the master servicer, the servicers, the issuing entity or the custodian or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders. We refer you to “The Sponsor” for a description of the legal proceedings against the sponsor.

  AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, EMC as servicer, the issuing entity, Bear, Stearns & Co. Inc. and the depositor are affiliated parties. There are no affiliations among EMC, the depositor or the issuing entity and any of the indenture trustee, the master servicer, the securities administrator, the owner trustee, the Note Insurer, any 10% originator or the custodian. There are no affiliations among any of the indenture trustee, LaSalle, the owner trustee, the Note Insurer or any 10% originator. The master servicer and EMC are parties to certain custodial agreements whereby the master servicer, for consideration, provides custodial services to EMC for certain residential mortgage loans originated or purchased by it. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files. Pursuant to these custodial agreements, the master servicer is currently providing custodial services for all of the HELOCs to be sold by EMC to the depositor in connection with this securitization.

There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the first paragraph, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the notes, or that relate to the notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years, except as described below.

With respect to the HELOCs originated by American Home Mortgage Corp. and Southstar Funding, LLC, Bear Stearns Mortgage Capital Corporation or EMC Residential Mortgage Corporation has provided funding pursuant to a warehouse agreement or master repurchase agreement during the period between origination and securitization. The terms of this financing arrangement provide for interest payments at a floating market rate, and a maximum term of not more than 180 days. This offering is being made pursuant to Rule 2710(h) of the Corporate Financing Rules of the National Association of Securities Dealers, Inc.

  EXPERTS

The audited financial statements of CIFG Assurance North America, Inc. and the audited consolidated financial statements of CIFG Guaranty are incorporated by reference in this prospectus supplement, the prospectus and the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

  RATINGS

It is a condition of the issuance of the Notes that each class of Notes be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A	AAA	Aaa
I-A-IO	AAA	Aaa
I-M-1	AA+	Aa2
I-M-2	A+	A2
I-M-3	BBB+	Baa2
I-M-4	BBB-	Baa1
II-A	AAA	Aaa
II-A-IO	AAA	Aaa

The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts or any interest shortfalls resulting from the application of the Relief Act.

The ratings assigned to the Class II-A Notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the Class II-A Notes may result in a reduction of one or more of the ratings assigned to the Class II-A Notes. Any downward revision or withdrawal of any of the ratings assigned to the Class II-A Notes may have an adverse effect on the market price of the Class II-A Notes. The Note Insurer does not guaranty the market price of the Class II-A Notes nor does it guaranty that the ratings on the Class II-A Notes will not be revised or withdrawn.

The depositor has not requested ratings of the Notes by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the Notes, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

  LEGAL INVESTMENT

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, the 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

  AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to Noteholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “Servicing of the Mortgage Loans— Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to note holders or information about the securities as shall have been filed with the Commission will be posted on the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
Administration Agreement
Available Principal Payment Amount
Certificate Principal Balance
Charged-Off HELOC
Class I-A Principal Payment Amount
Class II-A Noteholders
Class II-A Principal Payment Amount
Class II-S Floating Allocation Percentage
Class II-S Principal Payment Amount
Class I-M-1 Principal Payment Amount
Class I-M-2 Principal Payment Amount
Class I-M-3 Principal Payment Amount
Class I-M-4 Principal Payment Amount
Class I-S Floating Allocation Percentage
Class I-S Principal Payment Amount
Clearstream
Code
Constant Draw Rate
CPR
CSSF
Current Interest
Custodial Agreements
Custodian
Cut-off Date
Disqualified Persons
Draws
DTC
EMC
equity interest
ERISA Plans
Euroclear
Expense Adjusted Mortgage Rate
Expense Fee Rate
Extraordinary Trust Fund Expenses Cap
Financial Intermediary
Fiscal Agent
Fiscal Quarter
Formula Rate
GMAC Mortgage, LLC Servicing Agreement
GreenPoint Servicing Agreement
Group I 60 Day Plus Delinquency Percentage
Group I Available Principal Payment Amount
Group I Available Principal Payment Amount
Group I Charge-Off Amount
Group I Cumulative Charge-Off Percentage
Group I Current Specified Enhancement Percentage
Group I Cut-off Date
Group I Draw
Group I Draw Period
Group I Excess Overcollateralization Amount
Group I Expense Adjusted Mortgage Rate
Group I Expense Fee Rate
Group I Extraordinary Trust Fund Expenses
Group I Extraordinary Trust Fund Expenses Cap
Group I Floating Allocation Percentage
Group I Interest Collection Amount
Group I Invested Amount
Group I Managed Amortization Period
Group I Optional Termination Date
Group I Overcollateralization Amount
Group I Overcollateralization Floor
Group I Overcollateralization Increase Amount
Group I Overcollateralization Reduction Amount
Group I Overcollateralization Target Amount
Group I Principal Collection Amount
Group I Rapid Amortization Event
Group I Rapid Amortization Period
Group I Rapid Amortization Trigger Event
Group I Sponsor Certificate Pro Rata Test
Group I Stepdown Date
Group I Subsequent Recoveries
Group I Trigger Event
Group II 60 Day Plus Delinquency Percentage
Group II Available Principal Payment Amount
Group II Available Principal Payment Amount
Group II Charged-Off HELOC
Group II Charge-Off Amount
Group II Cumulative Charge-Off Percentage
Group II Cut-off Date
Group II Draw
Group II Draw Period
Group II Excess Overcollateralization Amount
Group II Expense Adjusted Mortgage Rate
Group II Expense Fee Rate
Group II Extraordinary Trust Fund Expenses
Group II Extraordinary Trust Fund Expenses Cap
Group II Floating Allocation Percentage
Group II Interest Collection Amount
Group II Invested Amount
Group II Managed Amortization Period
Group II Optional Termination Date
Group II Overcollateralization Amount
Group II Overcollateralization Floor
Group II Overcollateralization Increase Amount
Group II Overcollateralization Reduction Amount
Group II Overcollateralization Target Amount
Group II Principal Collection Amount
Group II Rapid Amortization Event
Group II Rapid Amortization Period
Group II Rapid Amortization Trigger Event
Group II Sponsor Certificate Pro Rata Test
Group II Stepdown Date
Group II Step-Up Overcollateralization Amount
Group II Subsequent Recoveries
Group II Trigger Event
HELOCs
Indenture
Insolvency Law
Insurance Agreement
Interest Collection Account
Margin
Master Servicer Collection Account
Moody’s
NCUA
Net WAC Cap Rate
Net WAC Cap Rate Carryover Amount
Note Insurer
Note Interest Rate
Note Principal Balance
Noteholders
Notional Amount
Notional Principal Contract Regulations
OID
OTS
Parties in Interest
Payment Account
Policy
Preference Payment
Premium
Premium Percentage
Prepayment Assumption
Principal Collection Account
Rapid Amortization Event
Receipt
Received
Recoveries
Regular Payments
Relief Act
Relief Act Shortfall
REMIC
REO
REO Property
Rules
Sale and Servicing Agreement
Servicing Agreement
Standard & Poor’s
Stated Principal Balance
Subsequent Recoveries
Trust Agreement
Unpaid Interest Shortfall Amount

SCHEDULE A

Selected Collateral Characteristics
For the related HELOCs in Group I
As of the related Cut-Off Date*

Range of Principal Balances for Group I

Range of Principal Balances ($)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	296	3,806,291.16	2.15	12,859.09	88.65
20,000.00 - 39,999.99	733	22,312,554.16	12.62	30,440.05	90.83
40,000.00 - 59,999.99	717	35,538,652.71	20.10	49,565.76	92.40
60,000.00 - 79,999.99	429	29,615,626.39	16.75	69,034.09	93.38
80,000.00 - 99,999.99	281	25,213,724.28	14.26	89,728.56	92.37
100,000.00 - 119,999.99	145	15,720,811.33	8.89	108,419.39	93.56
120,000.00 - 139,999.99	77	9,922,287.19	5.61	128,860.87	93.41
140,000.00 - 159,999.99	67	10,029,920.54	5.67	149,700.31	90.51
160,000.00 - 179,999.99	31	5,243,183.52	2.97	169,134.95	92.26
180,000.00 - 199,999.99	24	4,599,435.59	2.60	191,643.15	91.21
200,000.00 - 219,999.99	14	2,886,776.48	1.63	206,198.32	78.69
220,000.00 - 239,999.99	10	2,290,251.82	1.30	229,025.18	89.46
240,000.00 - 259,999.99	4	1,005,899.03	0.57	251,474.76	81.10
280,000.00 - 299,999.99	4	1,171,399.89	0.66	292,849.97	89.33
300,000.00 - 319,999.99	7	2,110,813.02	1.19	301,544.72	90.54
320,000.00 - 339,999.99	4	1,323,078.03	0.75	330,769.51	91.22
340,000.00 - 359,999.99	2	704,000.00	0.40	352,000.00	85.01
360,000.00 - 379,999.99	2	750,069.25	0.42	375,034.63	67.61
380,000.00 - 399,999.99	2	787,670.17	0.45	393,835.09	83.72
400,000.00 - 419,999.99	1	400,000.00	0.23	400,000.00	89.74
420,000.00 - 439,999.99	1	439,562.39	0.25	439,562.39	89.95
440,000.00 - 459,999.99	1	450,000.00	0.25	450,000.00	80.00
460,000.00 - 479,999.99	1	470,720.73	0.27	470,720.73	89.90
Total/ Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Loan Programs for Group I

Loan Program	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120/0HELOC	20	1,731,869.62	0.98	86,593.48	96.80
120/120HELOC	575	37,042,730.82	20.95	64,422.14	88.47
120/180HELOC	1,318	84,272,607.91	47.67	63,939.76	93.19
120/240HELOC	16	922,805.57	0.52	57,675.35	95.39
120/60HELOC	1	49,995.05	0.03	49,995.05	70.00
180/0HELOC	17	570,954.31	0.32	33,585.55	92.02
180/120HELOC	561	32,784,631.63	18.54	58,439.63	91.99
180/180HELOC	1	27,400.00	0.02	27,400.00	94.97
60/120HELOC	210	12,164,217.00	6.88	57,924.84	90.12
60/180HELOC	134	7,225,515.77	4.09	53,921.76	90.54
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Original Combined Loan-to-Value Ratios for Group I

Range of Original Combined Loan-to-Value Ratios (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
10.01 - 20.00	5	228,485.94	0.13	45,697.19	14.03
20.01 - 30.00	7	323,444.70	0.18	46,206.39	23.41
30.01 - 40.00	14	1,008,987.66	0.57	72,070.55	35.87
40.01 - 50.00	18	1,701,743.67	0.96	94,541.32	45.45
50.01 - 60.00	17	1,015,375.17	0.57	59,727.95	55.87
60.01 - 70.00	52	3,770,275.11	2.13	72,505.29	66.35
70.01 - 80.00	131	9,067,830.74	5.13	69,220.08	77.18
80.01 - 90.00	1,204	65,624,370.61	37.12	54,505.29	89.02
90.01 - 100.00	1,405	94,052,214.08	53.20	66,941.08	98.23
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Loan Purpose for Group I

Loan Purpose	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Purchase	1,571	95,896,374.61	54.24	61,041.61	95.57
Cash Out Refinance	1,109	71,353,185.59	40.36	64,340.11	86.89
Rate/Term Refinance	173	9,543,167.48	5.40	55,162.82	88.74
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Occupancy Status for Group I

Occupancy Status	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Investor	264	11,476,162.69	6.49	43,470.31	89.58
Owner Occupied	2,397	155,200,702.00	87.79	64,747.89	91.73
Second Home	192	10,115,862.99	5.72	52,686.79	93.65
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Property Types for Group I

Property Types	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family	1,611	104,683,208.06	59.21	64,980.27	90.63
PUD	690	43,246,288.57	24.46	62,675.78	93.86
Condominium	336	16,685,085.73	9.44	49,657.99	93.69
2-4 Family	101	6,713,343.89	3.80	66,468.75	87.31
Townhouse	71	3,366,391.16	1.90	47,413.96	94.63
Hi-Rise Condo	44	2,098,410.27	1.19	47,691.14	94.14
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Geographic Distribution for Group I

Geographic Distribution	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
California	684	53,513,056.84	30.27	78,235.46	91.11
Illinois	426	26,273,938.62	14.86	61,675.91	89.68
Florida	285	16,564,540.68	9.37	58,121.20	95.90
Virginia	247	15,672,213.75	8.86	63,450.26	93.92
Georgia	198	7,951,740.46	4.50	40,160.31	95.27
Maryland	113	6,779,044.68	3.83	59,991.55	90.16
Arizona	97	6,161,091.72	3.48	63,516.41	91.52
Washington	87	5,078,173.91	2.87	58,369.82	92.05
Nevada	85	4,891,879.12	2.77	57,551.52	90.98
Oregon	51	3,322,512.30	1.88	65,147.30	88.29
OTHER	580	30,584,535.60	17.30	52,731.96	90.92
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Credit Scores for Group I

Range of Credit Scores	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
620 - 639	111	5,909,905.52	3.34	53,242.39	90.26
640 - 659	189	9,904,618.45	5.60	52,405.39	90.57
660 - 679	430	26,197,316.11	14.82	60,923.99	91.80
680 - 699	471	29,406,909.27	16.63	62,435.05	91.54
700 - 719	471	29,281,371.51	16.56	62,168.52	93.03
720 - 739	433	27,774,943.05	15.71	64,145.37	92.71
740 - 759	300	19,366,376.17	10.95	64,554.59	92.77
760 - 779	261	16,422,945.86	9.29	62,923.16	89.87
780 - 799	141	9,643,211.86	5.45	68,391.57	89.67
800 - 819	46	2,885,129.88	1.63	62,720.21	85.85
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Credit Limits for Group I

Range of Credit Limits ($)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	168	2,381,908.97	1.35	14,178.03	90.36
20,000.00 - 39,999.99	680	19,600,420.60	11.09	28,824.15	92.42
40,000.00 - 59,999.99	731	34,380,127.35	19.45	47,031.64	92.25
60,000.00 - 79,999.99	462	29,500,310.37	16.69	63,853.49	93.99
80,000.00 - 99,999.99	286	23,798,636.42	13.46	83,212.02	94.25
100,000.00 - 119,999.99	197	18,241,806.44	10.32	92,598.00	89.32
120,000.00 - 139,999.99	94	10,322,238.20	5.84	109,811.04	94.25
140,000.00 - 159,999.99	80	10,439,493.13	5.90	130,493.66	91.36
160,000.00 - 179,999.99	37	5,567,759.55	3.15	150,479.99	89.67
180,000.00 - 199,999.99	30	4,452,103.26	2.52	148,403.44	94.23
200,000.00 - 219,999.99	28	3,993,931.40	2.26	142,640.41	84.17
220,000.00 - 239,999.99	9	1,751,909.28	0.99	194,656.59	90.77
240,000.00 - 259,999.99	10	1,494,876.19	0.85	149,487.62	74.18
260,000.00 - 279,999.99	2	370,485.26	0.21	185,242.63	89.99
280,000.00 - 299,999.99	3	803,121.53	0.45	267,707.18	87.12
300,000.00 - 319,999.99	12	3,027,901.63	1.71	252,325.14	85.74
320,000.00 - 339,999.99	3	815,349.66	0.46	271,783.22	91.07
340,000.00 - 359,999.99	4	1,338,000.00	0.76	334,500.00	86.07
360,000.00 - 379,999.99	2	503,010.59	0.28	251,505.30	67.92
380,000.00 - 399,999.99	1	321,928.03	0.18	321,928.03	89.98
400,000.00 - 419,999.99	5	1,615,003.09	0.91	323,000.62	83.79
440,000.00 - 459,999.99	1	450,000.00	0.25	450,000.00	80.00
460,000.00 - 479,999.99	3	1,285,352.37	0.73	428,450.79	84.52
480,000.00 - 499,999.99	1	219,347.51	0.12	219,347.51	60.00
500,000.00 - 519,999.99	3	116,242.75	0.07	38,747.58	65.55
600,000.00 - 619,999.99	1	1,464.10	0.00	1,464.10	65.45
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Credit Limit Utilization Rates for Group I

Range of Credit Limit Utilization Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 - 10.00	49	235,141.71	0.13	4,798.81	79.83
10.01 - 20.00	24	393,010.76	0.22	16,375.45	82.04
20.01 - 30.00	30	820,227.40	0.46	27,340.91	78.82
30.01 - 40.00	29	994,583.89	0.56	34,296.00	82.69
40.01 - 50.00	42	2,003,394.34	1.13	47,699.87	79.03
50.01 - 60.00	50	2,051,713.65	1.16	41,034.27	80.09
60.01 - 70.00	58	2,815,272.08	1.59	48,539.17	83.08
70.01 - 80.00	73	4,338,514.73	2.45	59,431.71	80.68
80.01 - 90.00	97	6,718,196.21	3.80	69,259.75	86.77
90.01 - 100.00	2,396	156,146,224.71	88.32	65,169.54	92.84
100.01 and Greater	5	276,448.20	0.16	55,289.64	96.58
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Gross Margins for Group I

Range of Gross Margins (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
-1.000 - -0.501	5	248,942.94	0.14	49,788.59	67.53
-0.500 - -0.001	54	4,939,768.28	2.79	91,477.19	74.04
0.000 - 0.499	174	13,335,854.78	7.54	76,642.84	81.86
0.500 - 0.999	200	14,341,028.35	8.11	71,705.14	89.20
1.000 - 1.499	253	14,830,500.85	8.39	58,618.58	90.34
1.500 - 1.999	256	16,180,824.48	9.15	63,206.35	89.67
2.000 - 2.499	246	14,236,956.87	8.05	57,873.81	92.07
2.500 - 2.999	253	15,614,300.12	8.83	61,716.60	93.07
3.000 - 3.499	176	9,900,097.45	5.60	56,250.55	94.21
3.500 - 3.999	321	18,801,855.89	10.63	58,572.76	96.26
4.000 - 4.499	312	20,322,203.34	11.49	65,135.27	97.46
4.500 - 4.999	144	9,948,685.28	5.63	69,088.09	95.97
5.000 - 5.499	79	5,080,550.73	2.87	64,310.77	97.51
5.500 - 5.999	99	5,344,935.10	3.02	53,989.24	91.32
6.000 - 6.499	59	3,483,945.77	1.97	59,049.93	93.33
6.500 - 6.999	72	3,406,398.28	1.93	47,311.09	89.78
7.000 - 7.499	67	3,030,704.49	1.71	45,234.40	89.99
7.500 - 7.999	59	2,715,990.21	1.54	46,033.73	90.83
8.000 - 8.499	12	532,094.75	0.30	44,341.23	89.42
8.500 - 8.999	7	263,807.42	0.15	37,686.77	88.53
9.000 - 9.499	5	233,282.30	0.13	46,656.46	87.33
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Current Loan Rates for Group I

Range of Current Loan Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
6.500 - 6.999	4	326,323.60	0.18	81,580.90	95.31
7.000 - 7.499	356	23,132,067.06	13.08	64,977.72	91.28
7.500 - 7.999	20	1,279,226.05	0.72	63,961.30	63.08
8.000 - 8.499	114	8,848,630.51	5.01	77,619.57	81.11
8.500 - 8.999	155	10,380,222.95	5.87	66,969.18	86.87
9.000 - 9.499	163	10,551,546.64	5.97	64,733.41	89.77
9.500 - 9.999	212	13,530,361.39	7.65	63,822.46	88.44
10.000 - 10.499	240	14,962,881.19	8.46	62,345.34	91.33
10.500 - 10.999	205	12,211,278.49	6.91	59,567.21	91.41
11.000 - 11.499	193	11,367,051.73	6.43	58,896.64	94.25
11.500 - 11.999	231	13,617,479.95	7.70	58,950.13	95.73
12.000 - 12.499	231	14,579,594.51	8.25	63,115.13	96.30
12.500 - 12.999	231	14,652,374.77	8.29	63,430.19	97.54
13.000 - 13.499	102	6,852,861.22	3.88	67,184.91	95.65
13.500 - 13.999	70	4,293,515.39	2.43	61,335.93	92.27
14.000 - 14.499	77	4,365,450.54	2.47	56,694.16	94.59
14.500 - 14.999	77	3,597,218.81	2.03	46,717.13	90.04
15.000 - 15.499	76	3,716,617.19	2.10	48,902.86	89.76
15.500 - 15.999	46	1,986,366.28	1.12	43,181.88	90.64
16.000 - 16.499	37	1,971,484.48	1.12	53,283.36	91.92
16.500 - 16.999	7	298,037.94	0.17	42,576.85	89.21
17.000 - 17.499	6	272,136.99	0.15	45,356.17	87.71
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Maximum Loan Rates for Group I

Range of Maximum Loan Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
12.000 - 13.999	2	219,473.35	0.12	109,736.68	59.98
18.000 - 19.999	2,176	135,862,149.77	76.85	62,436.65	92.53
20.000 - 21.999	241	13,625,951.74	7.71	56,539.22	89.19
24.000 - 25.999	434	27,085,152.82	15.32	62,408.19	89.04
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Original Term for Group I

Original Term (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120	20	1,731,869.62	0.98	86,593.48	96.80
180	228	12,785,166.36	7.23	56,075.29	90.13
240	709	44,268,246.59	25.04	62,437.58	88.81
300	1,879	117,057,239.54	66.21	62,297.63	92.86
360	17	950,205.57	0.54	55,894.45	95.38
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Range of Remaining Term for Group I

Remaining Term (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120 and Less	46	2,565,467.67	1.45	55,771.04	93.33
121 - 240	919	56,720,417.36	32.08	61,719.71	89.03
241 - 360	1,888	117,506,842.65	66.47	62,238.79	92.95
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Original Draw Period for Group I

Original Draw Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60	344	19,389,732.77	10.97	56,365.50	90.28
120	1,930	124,020,008.97	70.15	64,259.07	91.84
180	579	33,382,985.94	18.88	57,656.28	91.99
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Original Repayment Period for Group I

Original Repayment Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60	1	49,995.05	0.03	49,995.05	70.00
120	1,346	81,991,579.45	46.38	60,914.99	90.12
180	1,453	91,525,523.68	51.77	62,990.73	92.98
240	16	922,805.57	0.52	57,675.35	95.39
No Repayment Period	37	2,302,823.93	1.30	62,238.48	95.62
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Remaining Draw Period for Group I

Remaining Draw Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60 and Less	344	19,389,732.77	10.97	56,365.50	90.28
61 - 120	1,938	124,520,611.43	70.43	64,252.12	91.78
121 and Greater	571	32,882,383.48	18.60	57,587.36	92.23
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Lien Position for Group I

Lien Position	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
First Lien	38	4,443,781.77	2.51	116,941.63	68.14
Second Lien	2,815	172,348,945.91	97.49	61,225.20	92.30
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Documentation Programs for Group I

Documentation Program	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Stated Income	1,231	75,207,057.69	42.54	61,094.28	93.08
Full/Alternative	698	41,004,710.87	23.19	58,746.00	90.00
No Ratio	577	38,089,437.82	21.54	66,012.89	91.67
No Documentation	40	2,160,168.58	1.22	54,004.21	93.92
No Income/No Asset	25	1,779,716.75	1.01	71,188.67	86.91
Stated/Stated	275	18,292,325.25	10.35	66,517.55	90.04
Limited	7	259,310.72	0.15	37,044.39	92.89
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Teaser Expiration for Group I

Teaser Expiration Date	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
N/A	2,788	172,966,722.06	97.84	62,039.71	91.67
December 2006	42	2,576,283.99	1.46	61,340.10	91.13
January 2007	23	1,249,721.63	0.71	54,335.72	96.38
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Initial Periodic Rate Caps for Group I

Initial Period Rate Cap	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	2,853	176,792,727.68	100.00	61,967.31	91.70
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Subsequent Periodic Rate Caps for Group I

Subsequent Periodic Rate	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	2,853	176,792,727.68	100.00	61,967.31	91.70
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Index for Group I

Index	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Prime	2,853	176,792,727.68	100.00	61,967.31	91.70
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Months to Next Rate Adjustment for Group I

Months to Next Rate Adjustment	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
1	2,853	176,792,727.68	100.00	61,967.31	91.70
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Debt-to-Income Ratio for Group I

Debt-to-Income Ratio (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
N/A	641	42,003,210.33	23.76	65,527.63	91.59
0.01 - 10.00	1	29,728.29	0.02	29,728.29	95.00
10.01 - 20.00	52	2,382,519.38	1.35	45,817.68	83.21
20.01 - 30.00	375	21,888,503.52	12.38	58,369.34	89.45
30.01 - 40.00	1,014	59,749,655.74	33.80	58,924.71	92.70
40.01 - 50.00	738	48,529,062.01	27.45	65,757.54	91.92
50.01 - 55.00	32	2,210,048.41	1.25	69,064.01	92.91
Total / Weighted Average:	2,853	$176,792,727.68	100.00%	$61,967.31	91.70%

Selected Collateral Characteristics
For the HELOCs in Group II
As of the related Cut-Off Date

Range of Principal Balances for Group II

Range of Principal Balances ($)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	711	8,932,738.00	2.06	12,563.63	88.88
20,000.00 - 39,999.99	1,485	44,152,419.19	10.20	29,732.27	89.87
40,000.00 - 59,999.99	1,336	66,312,006.14	15.32	49,634.74	90.07
60,000.00 - 79,999.99	868	59,952,955.06	13.86	69,070.22	91.56
80,000.00 - 99,999.99	555	50,068,910.93	11.57	90,214.25	91.38
100,000.00 - 119,999.99	400	43,648,777.64	10.09	109,121.94	92.46
120,000.00 - 139,999.99	262	33,857,907.51	7.82	129,228.65	93.75
140,000.00 - 159,999.99	178	26,607,094.79	6.15	149,478.06	91.50
160,000.00 - 179,999.99	116	19,627,902.23	4.54	169,206.05	91.14
180,000.00 - 199,999.99	117	22,428,129.37	5.18	191,693.41	86.66
200,000.00 - 219,999.99	71	14,463,315.09	3.34	203,708.66	86.54
220,000.00 - 239,999.99	17	3,891,964.23	0.90	228,939.07	88.17
240,000.00 - 259,999.99	26	6,510,147.19	1.50	250,390.28	71.93
260,000.00 - 279,999.99	15	4,022,506.92	0.93	268,167.13	86.07
280,000.00 - 299,999.99	20	5,895,463.14	1.36	294,773.16	83.00
300,000.00 - 319,999.99	16	4,845,413.76	1.12	302,838.36	78.17
320,000.00 - 339,999.99	7	2,318,927.60	0.54	331,275.37	90.67
340,000.00 - 359,999.99	7	2,447,746.06	0.57	349,678.01	86.84
360,000.00 - 379,999.99	3	1,096,287.34	0.25	365,429.11	75.60
380,000.00 - 399,999.99	3	1,199,705.63	0.28	399,901.88	80.94
400,000.00 - 419,999.99	2	815,217.86	0.19	407,608.93	85.60
420,000.00 - 439,999.99	1	429,700.00	0.10	429,700.00	64.93
440,000.00 - 459,999.99	4	1,824,106.27	0.42	456,026.57	91.21
460,000.00 - 479,999.99	1	464,397.51	0.11	464,397.51	79.80
480,000.00 - 499,999.99	11	5,397,032.02	1.25	490,639.27	71.41
500,000.00 - 519,999.99	3	1,500,000.00	0.35	500,000.00	67.24
Total/ Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Loan Programs for Group II

Loan Program	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
180/0HELOC	1	49,990.00	0.01	49,990.00	85.15
180/120HELOC	563	42,399,444.33	9.80	75,309.85	80.78
60/120HELOC	5,670	390,194,537.15	90.17	68,817.38	90.74
60/60HELOC	1	66,800.00	0.02	66,800.00	100.00
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Original Combined Loan-to-Value Ratios for Group II

Range of Original Combined Loan-to-Value Ratios (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
10.01 - 20.00	1	45,121.68	0.01	45,121.68	16.30
20.01 - 30.00	1	99,669.18	0.02	99,669.18	27.81
30.01 - 40.00	11	886,023.56	0.20	80,547.60	36.43
40.01 - 50.00	36	3,492,442.00	0.81	97,012.28	44.64
50.01 - 60.00	44	4,537,878.24	1.05	103,133.60	55.59
60.01 - 70.00	134	13,706,122.56	3.17	102,284.50	66.27
70.01 - 80.00	427	47,221,293.02	10.91	110,588.51	76.78
80.01 - 90.00	3,660	197,393,296.04	45.62	53,932.59	88.93
90.01 - 100.00	1,921	165,328,925.20	38.21	86,063.99	98.66
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Loan Purpose for Group II

Loan Purpose	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Purchase	2,700	170,188,403.70	39.33	63,032.74	95.33
Cash Out Refinance	3,254	246,500,288.85	56.97	75,753.01	86.02
Rate/Term Refinance	281	16,022,078.93	3.70	57,018.07	88.36
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Occupancy Status for Group II

Occupancy Status	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Investor	1,472	61,022,922.84	14.10	41,455.79	86.78
Owner Occupied	4,647	365,317,688.79	84.43	78,613.66	90.32
Second Home	116	6,370,159.85	1.47	54,915.17	87.00
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Property Types for Group II

Property Types	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Single Family	3,753	275,711,509.58	63.72	73,464.30	89.10
PUD	1,022	73,935,961.85	17.09	72,344.39	91.41
Condominium	787	40,200,479.09	9.29	51,080.66	92.71
2-4 Family	584	37,085,756.01	8.57	63,503.01	88.48
Hi-Rise Condo	89	5,777,064.95	1.34	64,910.84	88.59
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Geographic Distribution for Group II

Geographic Distribution	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
California	2,830	241,890,249.96	55.90	85,473.59	88.94
New York	335	26,944,379.81	6.23	80,430.98	87.87
Washington	344	23,000,179.08	5.32	66,860.99	92.24
Florida	469	22,026,538.51	5.09	46,964.90	90.96
Virginia	196	13,357,629.95	3.09	68,151.17	94.60
Nevada	217	12,542,468.79	2.90	57,799.40	89.39
Maryland	200	12,535,457.32	2.90	62,677.29	93.54
Arizona	238	11,459,855.91	2.65	48,150.66	88.99
New Jersey	162	9,293,180.39	2.15	57,365.31	90.42
Illinois	150	8,251,778.06	1.91	55,011.85	93.68
OTHER	1,094	51,409,053.70	11.88	46,991.82	90.40
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Credit Scores for Group II

Range of Credit Scores	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
620 - 639	125	9,673,309.59	2.24	77,386.48	80.68
640 - 659	548	34,956,025.92	8.08	63,788.37	85.41
660 - 679	1,269	90,203,389.07	20.85	71,082.26	91.16
680 - 699	1,254	94,670,006.64	21.88	75,494.42	90.36
700 - 719	1,089	77,539,064.63	17.92	71,202.08	90.94
720 - 739	698	45,631,659.51	10.55	65,374.87	90.31
740 - 759	565	37,330,712.94	8.63	66,072.06	88.94
760 - 779	404	26,375,335.26	6.10	65,285.48	88.22
780 - 799	225	13,461,479.53	3.11	59,828.80	90.48
800 - 819	56	2,757,393.39	0.64	49,239.17	91.37
820 - 839	2	112,395.00	0.03	56,197.50	97.36
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Credit Limits for Group II

Range of Credit Limits ($)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.00 - 19,999.99	481	6,690,348.16	1.55	13,909.25	90.26
20,000.00 - 39,999.99	1,385	39,297,992.87	9.08	28,374.00	90.73
40,000.00 - 59,999.99	1,346	62,672,473.85	14.48	46,562.02	90.70
60,000.00 - 79,999.99	912	58,323,872.78	13.48	63,951.61	91.97
80,000.00 - 99,999.99	537	45,074,639.21	10.42	83,937.88	93.21
100,000.00 - 119,999.99	516	48,966,967.09	11.32	94,897.22	90.76
120,000.00 - 139,999.99	271	32,586,218.73	7.53	120,244.35	94.21
140,000.00 - 159,999.99	213	27,704,936.25	6.40	130,070.12	90.68
160,000.00 - 179,999.99	133	21,003,305.85	4.85	157,919.59	92.09
180,000.00 - 199,999.99	96	15,977,391.26	3.69	166,431.16	89.95
200,000.00 - 219,999.99	173	27,367,494.55	6.32	158,193.61	82.80
220,000.00 - 239,999.99	22	4,601,827.51	1.06	209,173.98	88.10
240,000.00 - 259,999.99	33	6,632,479.01	1.53	200,984.21	74.15
260,000.00 - 279,999.99	12	3,201,147.17	0.74	266,762.26	85.88
280,000.00 - 299,999.99	12	3,055,026.90	0.71	254,585.58	91.22
300,000.00 - 319,999.99	37	9,453,093.32	2.18	255,489.01	75.39
320,000.00 - 339,999.99	7	2,299,923.22	0.53	328,560.46	90.76
340,000.00 - 359,999.99	8	2,152,307.95	0.50	269,038.49	83.62
360,000.00 - 379,999.99	4	1,207,780.38	0.28	301,945.10	90.39
380,000.00 - 399,999.99	1	26,136.23	0.01	26,136.23	100.00
400,000.00 - 419,999.99	7	2,374,656.93	0.55	339,236.70	81.39
440,000.00 - 459,999.99	4	1,538,254.21	0.36	384,563.55	87.38
460,000.00 - 479,999.99	3	1,157,295.56	0.27	385,765.19	86.04
480,000.00 - 499,999.99	3	1,181,500.00	0.27	393,833.33	85.69
500,000.00 - 519,999.99	19	8,163,702.49	1.89	429,668.55	69.66
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Credit Limit Utilization Rates for Group II

Range of Credit Limit Utilization Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.01 - 10.00	89	259,600.11	0.06	2,916.86	83.88
10.01 - 20.00	56	872,201.62	0.20	15,575.03	80.22
20.01 - 30.00	78	2,194,085.79	0.51	28,129.31	76.68
30.01 - 40.00	75	2,528,788.95	0.58	33,717.19	81.71
40.01 - 50.00	86	4,432,987.71	1.02	51,546.37	80.22
50.01 - 60.00	91	4,721,995.04	1.09	51,890.06	81.13
60.01 - 70.00	106	6,537,447.23	1.51	61,674.03	77.84
70.01 - 80.00	95	8,424,422.81	1.95	88,678.13	82.39
80.01 - 90.00	137	12,451,789.61	2.88	90,888.98	79.57
90.01 - 100.00	5,420	390,095,266.20	90.15	71,973.30	90.81
100.01 and Greater	2	192,186.41	0.04	96,093.21	98.24
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Gross Margins for Group II

Range of Gross Margins (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
0.000 - 0.499	362	28,954,533.77	6.69	79,984.90	86.10
0.500 - 0.999	678	47,456,083.41	10.97	69,994.22	82.37
1.000 - 1.499	622	52,644,978.08	12.17	84,638.23	84.79
1.500 - 1.999	928	75,835,193.05	17.53	81,718.96	92.16
2.000 - 2.499	1,068	75,971,576.19	17.56	71,134.43	91.67
2.500 - 2.999	1,067	73,589,172.51	17.01	68,968.30	92.32
3.000 - 3.499	849	45,081,796.00	10.42	53,099.88	92.25
3.500 - 3.999	378	21,000,693.99	4.85	55,557.39	93.68
4.000 - 4.499	183	7,794,815.05	1.80	42,594.62	91.42
4.500 - 4.999	67	2,758,875.54	0.64	41,177.25	91.14
5.000 - 5.499	26	1,367,448.61	0.32	52,594.18	87.10
5.500 - 5.999	5	212,520.19	0.05	42,504.04	87.49
6.000 - 6.499	1	33,885.09	0.01	33,885.09	94.61
6.500 - 6.999	1	9,200.00	0.00	9,200.00	89.96
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Current Loan Rates for Group II

Range of Current Loan Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
5.000 - 5.499	14	1,592,459.64	0.37	113,747.12	86.18
8.000 - 8.499	128	10,887,104.05	2.52	85,055.50	82.47
8.500 - 8.999	592	46,608,784.07	10.77	78,731.05	83.38
9.000 - 9.499	635	47,880,354.67	11.07	75,402.13	84.01
9.500 - 9.999	662	53,380,030.90	12.34	80,634.49	87.45
10.000 - 10.499	1,028	79,479,882.13	18.37	77,315.06	93.58
10.500 - 10.999	1,267	83,538,708.39	19.31	65,934.26	91.74
11.000 - 11.499	794	56,941,471.42	13.16	71,714.70	92.89
11.500 - 11.999	686	34,521,029.14	7.98	50,322.20	92.84
12.000 - 12.499	246	10,645,606.75	2.46	43,274.82	92.78
12.500 - 12.999	110	3,865,070.15	0.89	35,137.00	89.90
13.000 - 13.499	49	2,322,972.07	0.54	47,407.59	90.38
13.500 - 13.999	20	882,183.79	0.20	44,109.19	86.95
14.000 - 14.499	2	122,029.22	0.03	61,014.61	81.93
14.500 - 14.999	2	43,085.09	0.01	21,542.55	93.62
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Maximum Loan Rates for Group II

Range of Maximum Loan Rates (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
12.000 - 13.999	6	881,372.87	0.20	146,895.48	100.00
18.000 - 19.999	6,229	431,829,398.61	99.80	69,325.64	89.75
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Original Term for Group II

Range of Original Term (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120	1	66,800.00	0.02	66,800.00	100.00
180	5,671	390,244,527.15	90.19	68,814.06	90.74
300	563	42,399,444.33	9.80	75,309.85	80.78
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Range of Remaining Term for Group II

Range of Remaining Term (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
120 and Less	1	66,800.00	0.02	66,800.00	100.00
121 - 240	5,671	390,244,527.15	90.19	68,814.06	90.74
241 - 360	563	42,399,444.33	9.80	75,309.85	80.78
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Original Draw Period for Group II

Original Draw Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60	5,671	390,261,337.15	90.19	68,817.02	90.75
180	564	42,449,434.33	9.81	75,264.95	80.79
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Original Repayment Period for Group II

Original Repayment Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60	1	66,800.00	0.02	66,800.00	100.00
120	6,233	432,593,981.48	99.97	69,403.82	89.77
No Repayment Period	1	49,990.00	0.01	49,990.00	85.15
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Remaining Draw Period for Group II

Remaining Draw Period (Months)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
60 and Less	5,671	390,261,337.15	90.19	68,817.02	90.75
121 and Greater	564	42,449,434.33	9.81	75,264.95	80.79
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Lien Position for Group II

Lien Position	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Second Lien	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Documentation Programs for Group II

Documentation Program	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Stated Income	5,608	396,544,285.68	91.64	70,710.46	89.85
Full/Alternative	559	32,403,525.25	7.49	57,966.95	88.41
Stated/Stated	49	2,592,200.72	0.60	52,902.06	92.25
No Income/No Asset	19	1,170,759.83	0.27	61,618.94	92.61
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Teaser Expiration for Group II

Teaser Expiration Date	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
N/A	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Initial Periodic Rate Caps for Group II

Initial Periodic Rate Cap	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Subsequent Periodic Rate Caps for Group II

Subsequent Periodic Rate Cap	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
None	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Index for Group II

Index	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
Prime	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Months to Next Rate Adjustment for Group II

Months to Next Rate Adjustment	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
1	6,235	432,710,771.48	100.00	69,400.28	89.77
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

Debt-to-Income Ratio for Group II

Debt-to-Income Ratio (%)	Number of HELOCs	Principal Balance ($)	Percentage of Total HELOCs (%)	Average Principal Balance ($)	Weighted Average Combined Loan-to-Value Ratio (%)
N/A	19	1,170,759.83	0.27	61,618.94	92.61
0.01 - 10.00	12	350,733.64	0.08	29,227.80	88.60
10.01 - 20.00	154	7,190,334.96	1.66	46,690.49	87.43
20.01 - 30.00	773	45,356,069.87	10.48	58,675.38	89.05
30.01 - 40.00	3,491	237,291,820.87	54.84	67,972.45	90.55
40.01 - 50.00	1,773	139,625,405.74	32.27	78,750.93	88.94
50.01 - 55.00	10	1,153,557.25	0.27	115,355.73	85.97
55.01 and Greater	3	572,089.32	0.13	190,696.44	56.83
Total / Weighted Average:	6,235	$432,710,771.48	100.00%	$69,400.28	89.77%

  ANNEX I

  GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Mortgage-Backed Notes, Series 2006-12, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer, the securities administrator nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest Notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the sponsor settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•
borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•
each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

•
Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•
Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)
Bear Stearns Asset Backed Securities I LLC
Depositor
The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•  Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•  Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•  A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•  No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 6 of this prospectus.

The securities represent obligations of the issuing entity only and do not represent an interest in or obligation of the depositor, the sponsor, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;

•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.
December 18, 2006

TABLE OF CONTENTS

Caption

RISK FACTORS
DESCRIPTION OF THE SECURITIES
General
The Primary Assets and Their Valuation
Exchangeable Securities
Exchanges
Procedures
Payments of Interest
Payments of Principal
Final Scheduled Distribution Date
Special Redemption
Optional Redemption, Purchase or Termination
Weighted Average Lives of the Securities
THE TRUST FUNDS
General
The Loans
FICO Scores
Private Label Securities
Agency Securities
Collection and Distribution Accounts
CREDIT ENHANCEMENT
Subordinated Securities
Insurance Policies, Surety Bonds and Guaranties
Overcollateralization
Other Insurance Policies
Reserve Funds
Cross-Collateralization
Minimum Principal Payment Agreement
Deposit Agreement
Financial Instruments
Static Pool Information
SERVICING OF LOANS
General
Collection Procedures; Escrow Accounts
Deposits to and Withdrawals from the Collection Account
Advances and Limitations on Advances
Maintenance of Insurance Policies and Other Servicing Procedures
Realization upon Defaulted Loans
Enforcement of Due-on-Sale Clauses
Servicing Compensation and Payment of Expenses
Certain Matters Regarding the Servicer
THE AGREEMENTS
Assignment of Primary Assets
Reports to Holders
Events of Default; Rights upon Event of Default
The Trustees
Duties of Trustees
Resignation of Trustees
Amendment of Agreement
Voting Rights
List of Holders
Book-Entry Securities
REMIC Administrator
Termination
MATERIAL LEGAL ASPECTS OF THE LOANS
Mortgages
Foreclosure on Mortgages
Environmental Risks
Rights of Redemption
Junior Mortgages; Rights of Senior Mortgages
Anti-Deficiency Legislation and Other Limitations on Lenders
Due-on-Sale Clauses in Mortgage Loans
Enforceability of Prepayment and Late Payment Fees
Equitable Limitations on Remedies
Applicability of Usury Laws
The Home Improvement Contracts and the Manufactured Housing Contracts
Installment Sales Contracts
Civil Relief Act
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
General
Taxation of Debt Securities
Taxation of the REMIC and its Holders
REMIC Expenses; Single Class REMICs
Taxation of the REMIC
Taxation of Holders of Residual Interest Securities
Administrative Matters
Inducement Fees
Tax Status as a Grantor Trust
Sale or Exchange
Miscellaneous Tax Aspects
Taxation of Classes of Exchangeable Securities
Tax Treatment of Foreign Investors
Tax Characterization of the Trust Fund as a Partnership
Tax Consequences to Holders of the Notes
Tax Consequences to Holders of the Certificates
REPORTABLE TRANSACTIONS
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
Class and Statutory Exemptions
Class exemptions for purchases and sales of securities.
Underwriter Exemption
Insurance company general accounts.
Revolving pool features.
ERISA Considerations Relating to Notes
Exchangeable Securities
Tax Exempt Investors
Consultation with Counsel
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that expands on the more general information contained in this prospectus, you are encouraged to rely on the information in the prospectus supplement.

You are encouraged to rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;

•
information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•
information concerning the sponsor or any other seller of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;

•	information concerning other trust fund assets, including any reserve fund;

•	the final scheduled distribution date for each class of securities;

•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

•	information about any REMIC tax elections for some or all of the trust fund assets; and

•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;
• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, the sponsor or any other seller; and

•  in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.
If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, typically the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre- funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or sponsor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•  require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuing entity of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuing entity of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

The sponsor and any other seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned amortization classes, targeted amortization classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate	A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.
Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate	A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.
Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Amortization Class or Targeted Amortization Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization Class or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying loans).

A series may also include one or more classes of subordinated securities. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee or the securities administrator, as applicable. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee).:

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;

•
amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,

•	Home Equity Loans,

•	Home Improvement Contracts,

•	Manufactured Housing Contracts,

•	Agency Securities, and

•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. The initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders specified in the related prospectus supplement, will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•
the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•
A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•
An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•
Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•
A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•
A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or on the basis of a 360-day year and the actual number of days elapsed during the related accrual period, as specified in the related prospectus supplement) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). All indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor, the trustee or the securities administrator, as applicable, prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee or the securities administrator, as applicable, receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. The trust fund of each series will include assets purchased by the depositor from the sponsor and any other seller composed of:

•	the primary assets of the trust fund;

•
amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the sponsor and any other seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the sponsor or any other seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

•	to issue the related securities,

•	to make payments and distributions on the securities, and

•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement and expanded upon in the related prospectus supplement:

•	Interest may be payable at

–	a fixed rate,

–	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

–	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

–	a rate that otherwise varies from time to time, or

–	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the sponsor or any other seller of the property or another source.

•	Principal may be

–	payable on a level debt service basis to fully amortize the loan over its term,

–	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

–	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

–	be fixed for the life of the loan,

–	increase over a specified period of time or

–	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as further described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•
A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

•	A borrower may fail to make the required periodic payment.

•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. The sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•
a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;

•
the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;

•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

•	the geographic distribution of any mortgaged properties securing the loans;

•
for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;

•	the delinquency status and year of origination of the loans;

•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities or if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K which will be available to investors on the SEC website.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or

•
purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuing entity or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,

•	a public agency or instrumentality of a state, local or federal government, or

•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. The PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable below:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,

•	the weighted average term to stated maturity of the Private Label Securities,

•	the pass-through or certificate rate or range of rates of the Private Label Securities,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the underlying loans,

•	the minimum and maximum stated maturities of the underlying loans at origination,

•	the lien priority of the underlying loans, and

•	the delinquency status (disclosed in 30/31 day buckets) and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section

306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,

•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

•	adjustable rate conventional mortgage loans, or

•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the sponsor and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee or the servicer, as applicable, in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

•	all amounts received with respect to the primary assets of the related trust fund, and

•	income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee or the securities administrator, as applicable, will establish a separate distribution account for each series of securities. The trustee or the securities administrator, as applicable, will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. The trustee or the party designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the proceeds of the offering of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of

•	the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Overcollateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee or the securities administrator, as applicable, as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee or the securities administrator, as applicable, to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee or the securities administrator, as applicable, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•
to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•
to provide payments if any index rises above or falls below specified levels (all indices that apply to pool assets with adjustable rates will be indices “that are of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds); or

•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee, supplemental interest trustee or securities administrator, as applicable, on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure will only provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. A market value swap will only be used in conjunction with a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Static Pool Information

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and

•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•
an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•
an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

The funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

The servicer, the depositor, the trustee, the sponsor or any additional seller, as applicable, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;

•
all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•
all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;

•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

•	all repurchase prices of any primary assets repurchased by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement.

The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•
to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•
to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•
to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•
in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

•
to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer, the sponsor or any additional seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•
to make payments to the trustee or the securities administrator, as applicable, of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement

Inaddition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. The servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

•	the outstanding principal balance of the related loan.

The servicer will also typically maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

When any property is about to be conveyed by the borrower, the servicer will typically, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

The servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, the servicer may also be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

The servicer may also pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

The servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property. This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. The events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;

•	is reasonably satisfactory to the trustee;

•	has a net worth of not less than the amount specified in the prospectus supplement;

•
would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•
executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided in the related prospectus supplement or pooling and servicing agreement, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date. The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. The depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. The depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the sponsor identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. The Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor, the sponsor or any additional seller will cause a UCC-1 financing statement to be executed by depositor, the sponsor or any additional seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,

•	its unpaid principal balance as of the cut-off date,

•	the current interest rate,

•	the current scheduled payment of principal and interest,

•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. The trustee will not typically be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•	immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities,

•	there has been no other sale of the Agency or Private Label Securities, and

•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities.

Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor, the sponsor or any additional seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor, the sponsor or any additional seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. The repurchase shall be effected at a price equal to the sum of:

•	the lesser of

•	the principal balance of the primary asset, and

•	the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor, the sponsor or any additional seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•
it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The sponsor or another entity will make representations and warranties with respect to primary assets for each series. If the sponsor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related pooling and servicing agreement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the sponsor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the related pooling and servicing agreement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The sponsor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or sponsor of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than percentage specified in the related prospectus supplement of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

•
The applicable trustee or the securities administrator, as applicable, will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a monthly statement setting forth, the items specified in the related prospectus supplement and in the related pooling and servicing agreement or indenture.

In addition, within a reasonable period of time after the end of each calendar year the trustee or securities administrator, as applicable, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Holders.”

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s or the securities administrator’s website referenced under “Available Information” in this prospectus as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Loans-Evidence as to Compliance” in the related prospectus supplement.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans-Evidence as to Compliance” in the related prospectus supplement.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee or the securities administrator, as applicable. The trustee or the securities administrator, as applicable, will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. “Events of default under the pooling and servicing agreement for each series of certificates include, but are not limited to:

•
any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•
any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the a percentage specified in the related prospectus supplement of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than a percentage specified in the related prospectus supplement of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. “Events of default” under the indenture for each series of notes include, but are not limited to:

•	a default for thirty (30) days (or other time period specified in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•
failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or other period specified in the related prospectus supplement), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

•
the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a percentage specified in the related prospectus supplement of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or other period specified in the related prospectus supplement) in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Agreements to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Agreements. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Agreements, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Agreements and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Agreements; provided, however, pursuant to the Agreements, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Agreements in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Agreements. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least the amount specified in the related prospectus supplement, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Agreements, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Agreements), with like effect as if originally named as a party to the Agreements, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreements. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Agreements. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Agreements.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Agreements and to the rating agencies.

The trustee will transmit by mail to all certificateholders, within 60 days after the occurrence of any event of default, the trustee shall transmit by mail to all certificateholders notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Agreements will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. The trustee will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Agreements as set forth in the Agreements except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Agreements, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Agreements is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreements, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreements provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or

•	if the trustee becomes insolvent, or

•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

The Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,

•	to correct any defective provisions or to correct or supplement any provision in the agreement,

•	to add to the duties of the depositor, the applicable trustee or the servicer,

•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

•
to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the sponsor, any other seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. An amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than the percentage specified in the related prospectus supplement of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, a percentage specified in the related prospectus supplement of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

•
reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•
exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•
exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. The contracts will typically not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee.

Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•
may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•
may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Sponsor

The sponsor will be EMC Mortgage Corporation (“EMC”) for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor’s securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. In conjunction with EMC’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus, in the related prospectus supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities, other than certain administrative duties as described in the related prospectus supplement.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

•	to purchase the primary assets of the related trust fund,

•	to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

•	to establish any reserve funds described in the related prospectus supplement, and

•	to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the sponsor or any other seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig, LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors are encouraged to consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

•	the securities of a series are classified as indebtedness;

•	an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICs under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

•	To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they may not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes, including securities that are REMIC regular interests.

Debt securities that permit interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. Holders are encouraged to be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

(a)	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

(b)	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General. In the opinion of tax counsel, if one or more REMIC elections, as applicable, are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs, as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•
securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

•
would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

The expenses of the REMIC will typically be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and

•	deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “—Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders are encouraged to consult their tax advisers with respect to such additional limitations.

Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange. A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “—Tax Treatment of Foreign Investors” below.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•	First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

•	Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

•	Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•	REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•
the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)	the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;

(2)	the present value of the expected future distributions on the residual interest; and

(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

(b)	the “asset test”:

(1)
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation, a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term applicable federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income:

(i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii) ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests are encouraged to consult with their tax advisors regarding the effect of these final regulations.

Tax Status as a Grantor Trust

General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as “pass-through securities.” In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders are encouraged to bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

•	in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

•	each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•	“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•	“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•
the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

•	fails to furnish the applicable trustee with its taxpayer identification number;

•	furnishes the applicable trustee with an incorrect taxpayer identification number;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•
under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders are encouraged to consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The trustee or securities administrator, as applicable, will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the exchangeable securities of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The exchangeable securities will represent beneficial ownership of interests in the classes of securities in the related trust fund.

Tax Status

The exchangeable securities will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and OID and interest accruing on exchangeable securities will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). Exchangeable securities will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An exchangeable security represents beneficial ownership of an interest in one or more classes of securities on deposit in the related trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the exchangeable security among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an exchangeable security, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an exchangeable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the exchangeable security should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. A prospective investor is encouraged to consult its tax advisor regarding this matter.

A holder of an exchangeable security should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as further described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against OID from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single class of exchangeable securities for several classes of related exchangeable securities, and then sells one of the related exchangeable securities, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the single class of exchangeable securities between the part of such class underlying the related exchangeable security that was sold and the part of such class underlying the related exchangeable securities that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate OID with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of exchangeable securities that may be exchanged for a single class of related exchangeable securities that is identical to a class of securities that is on deposit in the related trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more classes of exchangeable securities for an interest in one or more other classes of related exchangeable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an exchangeable security is subject to taxation in the same manner as foreign holders of debt securities. Such manner of taxation is discussed below under the heading “ —Tax Treatment of Foreign Investors.”

Backup Withholding

A holder of an exchangeable security is subject to backup withholding rules similar to those applicable to debt securities. Such manner of taxation is discussed under the heading “—Miscellaneous Tax Aspects—Backup Withholding” in this prospectus.

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of exchangeable securities that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, interest will normally qualify as portfolio interest and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

•	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuing entity, or

•	the recipient is a controlled foreign corporation to which the issuing entity is a related person.

For interest to qualify for the portfolio interest exemption from United States withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold United States tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for United States withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuing entity to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.” Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount” in this prospectus. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. Interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

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is not actually or constructively a “10 percent shareholder” of the trust fund or the sponsor (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the sponsor is a “related person” within the meaning of the Code; and

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provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person and not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations is possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the underlying loans will not be issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and, thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and taxpayer identification number of the nominee; and

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as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected with a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a United States trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon several indicia, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the United States federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and persons having obtained certain relationships to a Plan, called “Parties in Interest”, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan=s investments be made for the exclusive benefit of Plan participants and their beneficiaries and in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to a Plan’s assets, or Plan Assets, for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that a Plan=s assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a security with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the securities are characterized as equity interests, the purchase, sale and holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered Parties in Interest with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

The DOL has issued Prohibited Transaction Class Exemptions (“PTCEs”) which provide exemptive relief to parties to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between an ERISA plan, Keogh plan, IRA or related investment vehicle and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such plan or entity (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You are encouraged to consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption’s availability.

Class exemptions for purchases and sales of securities.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand:

•	PTCE 84-14, which exempts certain transactions approved on behalf of the Plan by independent qualified professional asset managers.

•	PTCE 86-128, which exempts certain transactions between a Plan and certain broker-dealers.

•	PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which Plans have made investments.

•	PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which Plans have made investments.

•	PTCE 96-23, which exempts certain transactions approved on behalf of a Plan by certain in-house investment managers.

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. The issuing entity cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

Class exemptions for purchases and sales of securities and transactions incidental to the operation of the Issuing Entity.

The following exemptions may apply to a purchase or sale of securities between a Plan, on the one hand, and a Party in Interest, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the Issuing Entity:

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

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PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

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the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

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and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed securities or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” shall include (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm=s-length transaction with an unrelated party.

Second, the Exemption only applies to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group”, other than the Underwriter. The Restricted Group consists of any Underwriter, the master servicer, any servicer, any insurer, the depositor, any counterparty to an “eligible swap” (as described below) and any obligor with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities other than the underwriter.

Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

Seventh, for Issuing Entities other than certain trusts, the documents establishing the Issuing Entity and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

Permitted trust funds include owner-trusts, as well as grantor-trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption permits interest rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the Issuing Entity) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap;” (b) is with an “eligible counterparty;” (c) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (d) permits the Issuing Entity to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor, sponsor or any other seller. Securities to which one or more swap agreements apply may be acquired or held by only “qualified plan investors.”

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the Issuing Entity pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the Issuing Entity receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the Exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan where the decision to buy a class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the Issuing Entity in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the Issuing Entity) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

1.
The direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, provided that:

i.	The Plan is not an Excluded Plan,

ii.	Each Plan’s investment in each class of securities does not exceed 25% of the outstanding securities in the class,

iii.
After the Plan’s acquisition of the securities, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of a trust fund containing assets which are sold or serviced by the same entity, and

iv.
In the case of initial issuance (but not secondary market transactions), at least 50% of each class of securities and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group;

2.	The direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan assets provided that the conditions in (i), (iii) and (iv) of 1 above are met; and

3.	The continued holding of securities acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan=s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the pre-funding period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

•	the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

•
all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

•
the transfer of the additional mortgage loans to the trust fund during the pre-funding period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

•
solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

•	either:

(1)
the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)
an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

•
the pre-funding period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

•
amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)
be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)	have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

•	the prospectus or prospectus supplement must describe the duration of the pre-funding period;

•
the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Insurance company general accounts.

•
In the event that securities which are certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirements under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Sections I and III of PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

•
Insurance companies contemplating the investment of general account assets in the securities are encouraged to consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became effective on July 5, 2001.

Revolving pool features.

The Exemption only covers certificates backed by a “fixed” pool of loans which requires that all the loans must be transferred to the trust fund or identified at closing (or transferred within the pre-funding period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in “ERISA Considerations Relating to Notes.”

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with Plan Assets; or (2) (A) either (i) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (ii) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS ARE ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a Party in Interest with respect to such Plan are involved in the transaction. However, one or more Investor-Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code.

Consultation with Counsel

There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors are encouraged to consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a security in reliance on the Exemption, or an Investor-Based Exemption, or any other exemption, a fiduciary of a Plan or other Plan Asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, an Investor-Based Exemption or other exemption would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the Exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, and Investor-Based Exemption or other exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a Plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

 Method of Distribution

The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders are encouraged to consult with their legal advisors in this regard before any such reoffer or sale.

Legal Matters

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered will be passed upon by Thacher Proffitt & Wood llp, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Reports to Holders” in this prospectus and “Servicing of Loans — Evidence as to Compliance” in the related prospectus supplement, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the trustee’s or the securities administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website will be provided in the related Prospectus Supplement.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents, including but not limited to the financial statements and reports filed or incorporated by reference by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to the requirements of Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities; provided, however, this prospectus and any related prospectus supplement do not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to a trust fund. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuing entities, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Agreement. An owner trust agreement, servicing agreement or indenture.

Asset Value. With respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•
the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•	the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Assumption Fee. The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Benefit Plan Investors: Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code and any entity whose underlying assets include Plan Assets by reason of any such Plan’s investment in the entity.

Closing Date. With respect to any series of bonds, the date on which the bonds are issued.

Code. The Internal Revenue Code of 1986.

DOL. The U.S. Department of Labor.

DOL Regulations. Regulations by the DOL promulgated at 29 C.F.R. '2510.3-101.

DTC Registered Bond. Any bond initially issued through the book-entry facilities of the DTC.

Exemption. An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by Prohibited Transaction Exemption (“PTE”) 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) or any amendment thereto.

Exemption Rating Agency. Standard & Poor=s, a division of The McGraw-Hill Companies, Inc., Moody=s Investors Service, Inc., or Fitch, Inc or any other “Rating Agency” within the meaning of the Exemption.

Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Issuing Entity. The Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Parity Act. The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest. With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Section 4975 of the Code.

Plan Assets. “Plan assets” of a Plan within the meaning of the DOL Regulations.

Plans. ERISA Plans and Tax Favored Plans.

Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

Tax Favored Plans. Plans that meet the definition of “plan” in Section 4975(e)(1) of the Code, including tax-qualified retirement plans described in Section 401(a) of the Code and individual retirement accounts and annuities described in Section 408 of the Code.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•
an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$601,281,000
(Approximate)

SACO I Trust 2006-12
Issuer

Mortgage-Backed Notes, Series 2006-12

EMC Mortgage Corporation
Sponsor

LaSalle Bank National Association
Master Servicer and Securities Administrator

Bear Stearns Asset Backed Securities I LLC
Depositor

Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2006-12 Mortgage-Backed Notes in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

December 19, 2006